    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON NOVEMBER 9, 2000

                                                       REGISTRATION NO. 333-
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------
                        FORM S-3 REGISTRATION STATEMENT
                                      AND
                         POST-EFFECTIVE AMENDMENT NO. 1
                                       TO
                        FORM S-3 REGISTRATION STATEMENT
                                (NO. 333-12617)
                                     UNDER
                           THE SECURITIES ACT OF 1933

                                                                                       HARTFORD CAPITAL III
                                                                                       HARTFORD CAPITAL IV
        THE HARTFORD FINANCIAL SERVICES GROUP, INC.                                     HARTFORD CAPITAL V
   (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                          DELAWARE                                                           DELAWARE
      (STATE OR OTHER JURISDICTION OF INCORPORATION OR                   (STATE OR OTHER JURISDICTION OF INCORPORATION OR
                        ORGANIZATION)                                            ORGANIZATION OF EACH REGISTRANT)

                                                                                            06-6431735
                                                                                      (HARTFORD CAPITAL III)
                                                                                            06-6431736
                         13-3317783                                                   (HARTFORD CAPITAL IV)
          (I.R.S. EMPLOYER IDENTIFICATION NUMBER)                                       TO BE APPLIED FOR
                                                                                       (HARTFORD CAPITAL V)
                                                                             (I.R.S. EMPLOYER IDENTIFICATION NUMBERS)

                                                                         C/O THE HARTFORD FINANCIAL SERVICES GROUP, INC.
                       HARTFORD PLAZA                                                     HARTFORD PLAZA
                HARTFORD, CONNECTICUT 06115                                        HARTFORD, CONNECTICUT 06115
                       (860) 547-5000                                                     (860) 547-5000
    (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,                (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
   INCLUDING AREA CODE, OF REGISTRANTS' PRINCIPAL EXECUTIVE          INCLUDING AREA CODE, OF REGISTRANTS' PRINCIPAL EXECUTIVE
                           OFFICES)                                                          OFFICES)

                            ------------------------
                Please address a copy of all communications to:

                  KATHERINE VINES TRUMBULL                                              JAMES C. SCOVILLE
           VICE PRESIDENT AND CORPORATE SECRETARY                                      DEBEVOISE & PLIMPTON
        THE HARTFORD FINANCIAL SERVICES GROUP, INC.                                      875 THIRD AVENUE
                       HARTFORD PLAZA                                                NEW YORK, NEW YORK 10022
                HARTFORD, CONNECTICUT 06115                                               (212) 909-6000
                       (860) 547-5000
 (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
     INCLUDING AREA CODE, OF AGENT FOR SERVICE OF EACH
                         REGISTRANT)

 APPROXIMATE DATE OF COMMENCEMENT OF THE PROPOSED SALE TO THE PUBLIC: From time to time after this Registration Statement becomes effective.
   If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]
   If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]
   If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
   If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
   If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                        CALCULATION OF REGISTRATION FEE
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--------------------------------------------------------------------------------


                                                                                  PROPOSED          PROPOSED
                                                                                  MAXIMUM            MAXIMUM
                                                                  AMOUNT          OFFERING          AGGREGATE         AMOUNT OF
TITLE OF EACH CLASS OF                                            TO BE          PRICE PER          OFFERING         REGISTRATION
SECURITIES TO BE REGISTERED                                     REGISTERED        UNIT(1)           PRICE(1)            FEE(2)
---------------------------------------------------------------------------------------------------------------------------------
Common Stock of The Hartford Financial Services Group,
 Inc., par value $.01 per share(3).......................
Debt Securities of The Hartford Financial Services Group,
 Inc.(4).................................................
Preferred Stock of The Hartford Financial Services Group,
 Inc., par value $.01 per share(5).......................
Depositary Shares of The Hartford Financial Services
 Group, Inc.(6)..........................................
Warrants of The Hartford Financial Services Group,
 Inc.(7).................................................
Stock Purchase Contracts of The Hartford Financial
 Services Group, Inc.(8).................................
Stock Purchase Units of The Hartford Financial Services
 Group, Inc.(9)..........................................
Junior Subordinated Deferrable Interest Debentures of The
 Hartford Financial Services Group, Inc.(10).............
Preferred Securities of Hartford Capital III(11).........
Preferred Securities of Hartford Capital IV(11)..........
Preferred Securities of Hartford Capital V(11)...........
Guarantees with respect to Preferred Securities of
 Hartford Capital III, Hartford Capital IV and Hartford
 Capital V by The Hartford Financial Services Group,
 Inc.(12)................................................
       Total.............................................   $1,000,000,000(13)      100%     $1,000,000,000(13)(14)    $264,000
---------------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------------

                                                        (continued on next page)
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

(continued from previous page)

 (1) Estimated solely for the purpose of computing the registration fee pursuant to Rule 457(o) under the Securities Act of 1933 and exclusive of accrued interest and dividends, if any.

 (2) The registration fee has been calculated in accordance with Rule 457(o) under the Securities Act of 1933 in respect of the $1,000,000,000 of previously unregistered securities registered hereunder. An additional registration fee of $36,823 was paid by The Hartford Financial Services Group, Inc. on September 25, 1996 in connection with an aggregate of $126,975,000 Debt Securities, Preferred Stock and Depositary Shares of The Hartford Financial Services Group, Inc. registered and not yet sold pursuant to its Registration Statement on Form S-3 (No. 333-12617).

 (3) Includes Preferred Share Purchase Rights. Prior to the occurrence of certain events, such Rights will not be exercisable or evidenced separately from the Common Stock. Subject to note (13) below, there is being registered hereunder an indeterminate number of shares of Common Stock as may be sold from time to time by The Hartford Financial Services Group, Inc., including sales upon the exercise of Warrants. Also includes such indeterminate number of shares of Common Stock as may be issued upon conversion of or exchange for any securities being registered hereunder that provide for conversion or exchange into Common Stock.

 (4) Subject to note (13) below, there is being registered hereunder an indeterminate principal amount of Debt Securities as may be sold from time to time by The Hartford Financial Services Group, Inc., including sales upon the exercise of Warrants. Also includes such indeterminate principal amount of Debt Securities as may be issued upon conversion of or exchange for any securities being registered hereunder that provide for conversion or exchange into Debt Securities.

 (5) Subject to note (13) below, there is being registered hereunder an indeterminate number of shares of Preferred Stock as may be sold from time to time by The Hartford Financial Services Group, Inc., including sales upon the exercise of Warrants. Also includes such indeterminate number of shares of Preferred Stock as may be issued upon conversion of or exchange for any securities being registered hereunder that provide for conversion or exchange into Preferred Stock.

 (6) Subject to note (13) below, there is being registered hereunder an indeterminate number of Depositary Shares to be evidenced by Depositary Receipts issued pursuant to a Deposit Agreement. In the event The Hartford Financial Services Group, Inc. elects to offer to the public fractional interests in shares of the Preferred Stock registered hereunder, Depositary Receipts will be distributed to those persons purchasing such fractional interests and shares of Preferred Stock will be issued to the Depositary under the Deposit Agreement. No separate consideration will be received for the Depositary Shares.

 (7) Subject to note (13) below, there is being registered hereunder an indeterminate amount and number of Warrants as may be sold from time to time by The Hartford Financial Services Group, Inc., representing rights to purchase Debt Securities, Preferred Stock or Common Stock. Warrants may be sold separately or with Debt Securities, Preferred Stock or Common Stock.

 (8) Subject to note (13) below, there is being registered hereunder an indeterminate amount and number of Stock Purchase Contracts as may be sold from time to time by The Hartford Financial Services Group, Inc., representing rights to purchase Preferred Stock or Common Stock.

 (9) Subject to note (13) below, there is being registered hereunder an indeterminate amount and number of Stock Purchase Units as may be sold from time to time by The Hartford Financial Services Group, Inc., representing ownership of Stock Purchase Contracts and Debt Securities, Preferred Securities or debt obligations of third parties, including U.S. Treasury Securities or Preferred Securities of Hartford Capital III, Hartford Capital IV or Hartford Capital V.

(10) Subject to note (13) below, there is being registered hereunder an indeterminate number of Junior Subordinated Deferrable Interest Debentures as may be sold from time to time by The Hartford Financial Services Group, Inc.

(11) Subject to note (13) below, there is being registered hereunder an indeterminate number of Preferred Securities as may be sold severally from time to time by Hartford Capital III, IV and V.

(12) This registration statement is deemed to include the obligations of The Hartford Financial Services Group, Inc. under the Junior Subordinated Deferrable Interest Debentures, the related Indenture, the Trust Agreements, the Preferred Securities, the Guarantees and the Expense Agreements as described in the Registration Statement.

(13) Prospectuses included herein relate to $1,126,975,000 of Securities. Such amount represents the principal amount of any Debt Securities or Junior Subordinated Deferrable Interest Debentures issued at their principal amount, the issue price rather than the principal amount of any Debt Securities or Junior Subordinated Deferrable Interest Debentures issued at an original issue discount, the liquidation preference of any Preferred Stock, the amount computed pursuant to Rule 457(c) for any Common Stock, the issue price of any Warrants, the exercise price of any Offered Securities issuable upon the exercise of Warrants and the initial public offering price of any Preferred Securities. Any securities registered hereunder may be sold separately or as units with other securities registered hereunder.

(14) No separate consideration will be received for the Debt Securities, Preferred Stock, Common Stock or the Depositary Shares issuable upon conversion of or in exchange for any securities registered hereunder that provide for conversion or exchange into such securities. No separate consideration will be received for any Junior Subordinated Deferrable Interest Debentures if issued to evidence a loan by Hartford Capital III, IV or V to The Hartford Financial Services Group, Inc., or for any related Guarantee or Expense Agreement.
                            ------------------------

    Pursuant to Rule 429 under the Securities Act of 1933, this Registration Statement includes a Prospectus which may relate to a total of $126,975,000 of securities previously registered by the Registrants under their Registration Statement on Form S-3 (No. 333-12617), which was declared effective on October 2, 1996. In the event any of such previously registered and unsold Securities are offered and sold prior to the effective date of this Registration Statement, the amount of such Securities will not be included in such Prospectus hereunder. This

    Registration Statement also constitutes Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 (No. 333-12617). Such Post-Effective Amendment shall hereafter become effective concurrently with the effectiveness of this Registration Statement in accordance with Section 8(c) of the Securities Act of 1933.

    THE REGISTRANTS HEREBY AMEND THIS REGISTRATION STATEMENT AND POST-EFFECTIVE AMENDMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY THEIR EFFECTIVE DATE UNTIL THE REGISTRANTS SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT AND POST-EFFECTIVE AMENDMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT AND POST-EFFECTIVE AMENDMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8(a), MAY DETERMINE.

        THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND WE ARE NOT SOLICITING OFFERS TO BUY THE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

                  SUBJECT TO COMPLETION DATED NOVEMBER 9, 2000

PROSPECTUS

                  THE HARTFORD FINANCIAL SERVICES GROUP, INC.

                                DEBT SECURITIES
               JUNIOR SUBORDINATED DEFERRABLE INTEREST DEBENTURES
                                PREFERRED STOCK
                                  COMMON STOCK
                               DEPOSITARY SHARES
                                    WARRANTS
                            STOCK PURCHASE CONTRACTS
                              STOCK PURCHASE UNITS

                              HARTFORD CAPITAL III
                              HARTFORD CAPITAL IV
                               HARTFORD CAPITAL V

                        PREFERRED SECURITIES GUARANTEED
                        AS DESCRIBED IN THIS PROSPECTUS
                   AND THE ACCOMPANYING PROSPECTUS SUPPLEMENT
                 BY THE HARTFORD FINANCIAL SERVICES GROUP, INC.

     By this prospectus, we may offer from time to time up to $1,126,975,000 of any combination of the securities described in this prospectus.

     We will provide specific terms of the securities in supplements to this prospectus. You should read this prospectus and any supplement carefully before you invest. A supplement may also change or update information contained in this prospectus.

     We will not use this prospectus to confirm sales of any of our securities unless it is attached to a prospectus supplement.

     Unless we state otherwise in a prospectus supplement, we will not list any of these securities on any securities exchange.

     Neither the Securities and Exchange Commission nor any state securities commission has determined whether this prospectus is truthful or complete. Nor have they made, nor will they make, any determination as to whether anyone should buy these securities. Any representation to the contrary is a criminal offense.

                    THE DATE OF THIS PROSPECTUS IS --, 2000

                               TABLE OF CONTENTS

                                                              PAGE
                                                              ----
About This Prospectus.......................................   ii
The Hartford Financial Services Group, Inc..................    1
The Hartford Capital Trusts.................................    1
Use of Proceeds.............................................    3
Ratio of Earnings to Fixed Charges..........................    3
Description of the Debt Securities..........................    4
Description of Junior Subordinated Debentures...............   16
Description of Capital Stock of The Hartford Financial
  Services Group, Inc.......................................   27
Description of Warrants.....................................   35
Description of Stock Purchase Contracts and Stock Purchase
  Units.....................................................   37
Description of Preferred Securities.........................   37
Description of Guarantee....................................   49
Description of Corresponding Junior Subordinated
  Debentures................................................   52
Relationship Among the Preferred Securities, the
  Corresponding Junior Subordinated Debentures and the
  Guarantees................................................   54
Plan of Distribution........................................   56
Legal Opinions..............................................   56
Experts.....................................................   57
Where You Can Find More Information.........................   57
Incorporation by Reference..................................   57

                             ABOUT THIS PROSPECTUS

     This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission utilizing a "shelf" registration process. Under this shelf process, we may sell the securities described in the prospectus from time to time. This prospectus provides you with a general description of the securities we may offer. We may also add, update or change information contained in this prospectus through a supplement to this prospectus. Any statement that we make in this prospectus will be modified or superseded by any inconsistent statement made by us in a prospectus supplement. You should read both this prospectus and any prospectus supplement together with additional information described under the heading "Where You Can Find More Information."

     For the purpose of this prospectus "The Hartford Financial Services Group," "we," "us," "our" or similar terms mean The Hartford Financial Services Group, Inc.

                  THE HARTFORD FINANCIAL SERVICES GROUP, INC.

     We are a holding company that owns, directly and indirectly, a number of insurance companies. Our insurance companies are among the largest providers of both property and casualty insurance and life insurance products in the United States. Hartford Fire Insurance Company, or Hartford Fire, founded in 1810, is the oldest of our subsidiaries. Our companies write insurance and reinsurance in the United States and internationally. At June 30, 2000, our total assets and total stockholders' equity were $171.9 billion and $6.3 billion, respectively.

     We were formed as a Delaware corporation in December 1985 as a wholly-owned subsidiary of ITT Corporation. On December 19, 1995, all our outstanding shares were distributed to ITT Corporation's stockholders and we became an independent company. On May 2, 1997, we changed our name from ITT Hartford Group, Inc. to our current name, The Hartford Financial Services Group, Inc.

     As a holding company, we have no significant business operations of our own. Therefore, we rely on the dividends from our insurance company subsidiaries, which are primarily domiciled in Connecticut, as the principal source of cash flow to meet our obligations. The Connecticut insurance holding company laws limit the payment of dividends by Connecticut-domiciled insurers and require notice to and approval by the state insurance commissioner for the declaration or payment of any dividend if the dividend and other dividends or distributions made within the preceding twelve months exceeds the greater of:

     - 10% of the insurer's policyholder surplus as of December 31 of the preceding year or

     - net income (or net gain from operations if the company is a life insurance company) for the twelve-month period ending on the thirty-first day of December last preceding, in each case determined under statutory insurance accounting principles.

     The insurance holding company laws of the other jurisdictions in which our insurance subsidiaries are incorporated, or deemed commercially domiciled, generally contain similar (although in certain instances somewhat more restrictive) limitations on the payment of dividends. The maximum amount of statutory dividends which may be paid to us from our insurance subsidiaries in 2000, without prior approval, is $1.0 billion.

     We are an entity separate and distinct from our insurance subsidiaries. The principal source for payments on our debt obligations (including the debt securities), and payment of dividends to holders of our capital stock (including the preferred stock), is expected to be dividends paid on common stock of these subsidiaries. Our rights to participate in any distribution of assets of any of our subsidiaries upon their liquidation or reorganization or otherwise (and thus the ability of holders of the securities to benefit indirectly from a distribution) are subject to the prior claims of creditors of the applicable subsidiary, except to the extent that we may be a creditor of that subsidiary. Claims on these subsidiaries by persons other than us include, as of June 30, 2000, claims by policyholders for benefits payable amounting to $38.3 billion, claims by separate account holders of $115.7 billion, claims of trade creditors, claims from guaranty associations and claims from holders of debt obligations amounting to $6.7 billion.

     Our principal executives offices are located at Hartford Plaza, Hartford, Connecticut 06115, and our telephone number is (860) 547-5000.

                          THE HARTFORD CAPITAL TRUSTS

     We created each trust as a statutory Delaware business trust pursuant to a trust agreement. We will enter into an amended and restated trust agreement for each trust, which will state the terms and conditions for the trust to issue and sell its preferred securities and common securities. Each trust agreement will be amended and restated in its entirety substantially in the form filed as an exhibit to the Registration Statement which includes this prospectus. Each trust agreement will be qualified as an indenture under the Trust Indenture Act of 1939, as amended, which we refer to in this prospectus as the "Trust Indenture Act."

     Each trust exists for the exclusive purposes of:

     - issuing and selling to the public preferred securities, representing undivided beneficial interests in the assets of the trust,

     - issuing and selling to us common securities, representing undivided beneficial interests in the assets of the trust,

     - using the proceeds from the sale of the preferred securities and common securities to acquire a corresponding series of junior subordinated deferrable interest debentures, which we refer to in this prospectus as the "corresponding junior subordinated debentures,"

     - distributing the cash payments it receives from the corresponding junior subordinated debentures it owns to the holders of preferred securities and common securities, and

     - engaging in the other activities that are necessary or incidental to these purposes.

     Accordingly, the corresponding junior subordinated debentures will be the sole assets of the trust, and payments under the corresponding junior subordinated debentures and the related expense agreement will be the sole revenue of the trust.

     We will own all of the common securities of each trust. The common securities of a trust will rank equal to and payments will be made pro rata with the preferred securities of the trust, except that upon the occurrence and continuance of an event of default under a trust agreement, our rights as holder of the common securities to payment in respect of distributions and payments upon liquidation, redemption or otherwise will be subordinated to the rights of the holders of the preferred securities of the trust. See "Description of Preferred Securities -- Subordination of Common Securities."

     We will acquire common securities in an aggregate liquidation amount equal to not less than 3% of the total capital of each trust. The preferred securities will represent the remaining approximately 97% of each trust's total capitalization.

     Unless otherwise specified in the applicable prospectus supplement, each trust has a term of approximately 45 years, but may terminate earlier as provided in the applicable trust agreement. The business and affairs of each trust will be conducted by its trustees, each appointed by us as holder of the common securities:

     - Wilmington Trust Company, which will act as property trustee and as Delaware trustee, and

     - Two of our employees or officers or those of our affiliates, who will act as administrative trustees.

     Wilmington Trust Company, as property trustee, will act as sole indenture trustee under each trust agreement for purposes of compliance with the Trust Indenture Act. Wilmington Trust Company will also act as trustee under the guarantee and the junior subordinated indenture pursuant to which the junior subordinated debentures will be issued. See "Description of Junior Subordinated Debentures" and "Description of Guarantee."

     The holder of the common securities of a trust, or the holders of a majority in liquidation preference of the preferred securities if an event of default under the trust agreement for the trust has occurred and is continuing, will be entitled to appoint, remove or replace the property trustee and/or the Delaware trustee of the trust. In no event will the holders of the preferred securities have the right to vote to appoint, remove or replace the administrative trustees; such voting rights are vested exclusively in the holder of the common securities. The duties and obligations of the trustees are governed by the applicable trust agreement. We will pay all fees and expenses related to the trusts and the offering of the preferred securities and will pay, directly or indirectly, all ongoing costs, expenses and liabilities of the trusts.

     The principal executive office of each trust is Hartford Plaza, Hartford, Connecticut 06115, Attention: Secretary, and its telephone number is (860) 547-5000.

                                USE OF PROCEEDS

     Unless otherwise set forth in the applicable prospectus supplement, we intend to use the proceeds from the sale of the securities offered by this prospectus (including the corresponding junior subordinated deferrable interest debentures issued to the trusts in connection with their investment of all the proceeds from the sale of preferred securities) for general corporate purposes, including working capital, capital expenditures, investments in loans to subsidiaries, acquisitions and refinancing of debt, including outstanding commercial paper and other short-term indebtedness. We will include a more detailed description of the use of proceeds of any specific offering of securities in the prospectus supplement pertaining to the offering.

                       RATIO OF EARNINGS TO FIXED CHARGES

     The following table sets forth our ratio of consolidated earnings to fixed charges for the years and the periods indicated:

                                                      SIX MONTHS
                                                         ENDED
                                                       JUNE 30,         YEAR ENDED DECEMBER 31,
                                                      -----------   --------------------------------
                                                      2000   1999   1999   1998   1997   1996   1995
                                                      ----   ----   ----   ----   ----   ----   ----
Ratio of Consolidated Earnings to Fixed
  Charges(1)........................................  5.3    5.8    5.4    6.5    7.5    (0.7)  5.8

---------------
(1) Excluding the equity gain on the Hartford Life, Inc. initial public offering of $368 million, the consolidated earnings to fixed charges ratio was 6.1 for the year ended December 31, 1997. The December 31, 1996 consolidated earnings to fixed charges ratio, excluding other charges of $1.1 billion, before tax, primarily related to environmental and asbestos reserve increases and recognition of losses on guaranteed investment contract business, was 5.0.

     For purposes of computing the ratio of consolidated earnings to fixed charges, "earnings" consists of income from operations before federal income taxes and fixed charges. "Fixed charges" consists of interest expense, capitalized interest, amortization of debt expense, an imputed interest component for rental expense and dividend requirements on preferred stock of Hartford Fire.

                       DESCRIPTION OF THE DEBT SECURITIES

     We may offer unsecured general obligations, which may be senior debt securities or subordinated debt securities. The senior debt securities and the subordinated debt securities are together referred to in this prospectus as the "debt securities". The senior debt securities will have the same rank as all of our other unsecured , unsubordinated obligations. The subordinated debt securities will be subordinate and junior in right of payment of all of our senior debt to the extent and in the manner set forth in the subordinated indenture.

     The senior debt securities will be issued in one or more series under an indenture, which we refer to as the "senior indenture", dated as of October 20, 1995, between us and The Chase Manhattan Bank, as trustee. The subordinated debt securities will be issued in one or more series under an indenture, which we refer to as the "subordinated indenture", between us and the trustee to be named in the prospectus supplement pertaining to the offering of subordinated debt securities.

     We have summarized certain general features of the debt securities from the indentures. We encourage you to read the indentures, which are filed or incorporated by reference as exhibits to the Registration Statement that includes this prospectus. The following summaries of certain provisions of the indentures are not complete and are subject to, and are qualified by reference to, all the provisions of the indentures and the provisions of the Trust Indenture Act. References in parentheses below to sections or articles are to sections or articles of the indentures.

     The following description of the terms of the debt securities sets forth certain general terms and provisions of the debt securities to which any prospectus supplement may relate. The particular terms of the debt securities offered by any prospectus supplement and the extent, if any, to which such general provisions may apply to the debt securities will be described in the related prospectus supplement. Accordingly, for a description of the terms of a particular issue of debt securities, you should refer to both the related prospectus supplement and to the following description.

GENERAL

     Our debt securities will be unsecured obligations. Our senior debt securities will be unsecured and will rank on a parity with all our other unsecured and unsubordinated obligations. As a non-operating holding company most of our operating assets and the assets of our consolidated subsidiaries are owned by our subsidiaries, and we rely primarily on dividends from these subsidiaries to meet our obligations for payment of principal and interest on our outstanding debt obligations and corporate expenses. Accordingly, the debt securities will be effectively subordinated to all existing and future liabilities of our subsidiaries, and holders of debt securities should look only to our assets for payments on the debt securities. The payment of dividends by our insurance subsidiaries, including Hartford Fire, is limited under the insurance holding company laws in which such subsidiaries are domiciled. See "The Hartford Financial Services Group, Inc."

     Except as otherwise provided in the applicable prospectus supplement, the indentures, as they apply to any series of debt securities, do not limit us from incurring or issuing other secured or unsecured debt, whether under either of the indentures, any other indenture that we may enter into in the future or otherwise. See "-- Subordination under the Subordinated Indenture" and the prospectus supplement relating to any offering of subordinated debt securities.

     The debt securities will be issuable in one or more series pursuant to an indenture supplemental to the senior indenture or the subordinated indenture, as the case may be, or a resolution of our board of directors or a duly authorized committee of our board of directors.

     You should refer to the applicable prospectus supplement for the specific terms of the debt securities, which may include the following:

     - title of the debt securities,

     - any limit upon the aggregate principal amount,

     - maturity date(s) or the method of determining the maturity date(s),

     - interest rate(s),

     - dates on which interest will be payable and interest deferral provisions, if any,

     - dates from which interest will accrue and the method of determining dates from which interest will accrue,

     - place or places where principal of and premium, if any, and interest will be payable and where the debt securities may be presented for registration or transfer or exchange,

     - place or places where notices and demands in respect of debt securities and the indentures may be made,

     - redemption or early payment provisions,

     - sinking fund or analogous provisions,

     - authorized denominations if other than denominations of $1,000,

     - currency, currencies (including currency unit or units), if other than in U.S. dollars in which the principal of, premium, if any, and interest, if any, on the debt securities shall be payable, or in which the debt securities shall be denominated,

     - any additions, modifications or deletions, in the event of default or covenants of The Hartford Financial Services Group, Inc. specified in the indenture with respect to the debt securities,

     - if other than the principal amount of the debt securities, the portion of the principal amount of the debt securities that shall be payable upon declaration of acceleration of maturity,

     - any additions or changes to the indenture necessary to permit or facilitate the issuance of such series in bearer form, registrable or not registrable as to principal, and with or without interest coupons,

     - any index or indices used to determine the amount of payments of principal of and premium, if any, on the debt securities and the method of determining such amounts,

     - whether a temporary global security will be issued and the exchange of such temporary debt securities for definitive debt securities,

     - whether the debt securities will be issued in whole or in part in the form of one or more global securities,

     - identity of the depositary for global securities,

     - appointment of any paying agent(s),

     - in the case of the subordinated indenture, the terms and conditions of any obligation or right of The Hartford Financial Services Group, Inc. or the option of the holder of the subordinated debt securities. to convert or exchange the subordinated debt securities into other securities,

     - in the case of the subordinated indenture, any provisions regarding subordination, and

     - additional terms not inconsistent with the provisions of the indentures. (Section 301)

     Debt securities may also be issued under the indentures upon the exercise of the warrants. See "Description of Warrants."

     One or more series of debt securities may be sold at a substantial discount below their stated principal amount, bearing no interest or interest at a rate which at the time of issuance is below market rates. United States federal tax consequences and special considerations applicable to any series may be described in the applicable prospectus supplement.

     If the purchase price of any of the debt securities is payable in one or more foreign currencies or currency units or if any debt securities are denominated in one or more foreign currencies or currency units or if the principal or, premium, if any, or interest, if any, on any debt securities is payable in one or more foreign currencies or currency units, the restrictions, elections, federal income tax considerations, specific terms and other information with respect to the debt securities and the foreign currency units will be set forth in the applicable prospectus supplement.

     If any index is used to determine the amount of payments of principal, of premium, if any, or interest on any series of debt securities, special federal income tax, accounting and other considerations applicable to the debt securities will be described in the applicable prospectus supplement.

DENOMINATIONS, REGISTRATION AND TRANSFER

     We expect most debt securities to be issued in fully registered form without coupons and in denominations of $1,000 and any integral multiple of $1,000. Except as described in the applicable prospectus supplement, debt securities of any series will be exchangeable for other debt securities of the same issue and series, of any authorized denominations, of a like aggregate principal amount and bearing the same interest rate (Section 305.)

     Debt securities may be presented for exchange as provided above, and may be presented for registration of transfer at the office of the securities registrar or at the office of any transfer agent designated by us for such purpose with respect to any series of debt securities and referred to in an applicable prospectus supplement, without service charge and upon payment of any taxes and other governmental charges as described in the indenture. We will appoint the trustees as securities registrar under the indentures. (Section 305.) If the applicable prospectus supplement refers to any transfer agents, in addition to the securities registrar, initially designated by us with respect to any series of debt securities, we may at any time rescind the designation of any such transfer agent or approve a change in the location through which the transfer agent acts. We may at any time designate additional transfer agents with respect to any series of debt securities. (Section 305.)

GLOBAL DEBT SECURITIES

     We may issue the debt securities of a series in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depositary identified in the prospectus supplement. We will issue global securities in registered form and in either temporary or definitive form. Unless and until it is exchanged in whole or in part for the individual debt securities, a global security may not be transferred except as a whole by the depositary for the global security to a nominee of the depositary or by a nominee of the depositary to such depositary or another nominee of the depositary or by the depositary or any such nominee to a successor of the depositary or a nominee of such successor.

     The specific terms of the depositary arrangement with respect to a series of debt securities will be described in the prospectus supplement relating to the series. We expect that the following provisions will apply to depositary arrangements.

     Upon the issuance of a global security, the depositary for the global security or its nominee will credit on its book-entry registration and transfer system, the respective principal amounts of the individual debt securities represented by such global security to the accounts of persons that have accounts with such depositary or its nominee. The accounts shall be designated by the dealers, underwriters or agents with respect to the debt securities or by us if such debt securities are offered and sold directly by us. Ownership of beneficial interests in a global security will be limited to persons that have accounts with the applicable depositary, who we refer to in this prospectus as "participants," or persons who may hold interests through participants. Ownership of the global security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the applicable depositary or its nominee with respect to interests of participants and the records of participants with respect to interests of persons other than participants. The laws of some states require that purchasers of securities take physical delivery of securities in definitive form. These limits and laws may impair the ability to transfer beneficial interests in a global security.

     So long as the depositary for a global security, or its nominee, is the registered owner of a global security, the depositary or nominee will be considered the sole owner or holder of the debt securities represented by the global security for all purposes under the indenture governing the debt securities. Except as provided below, owners of beneficial interests in a global security will not be entitled to have any of the individual debt securities of the series represented by the global security registered in their names, will not receive or be entitled to receive physical delivery of any debt securities in definitive form and will not be considered the owners or holders of the debt securities under the indenture governing the debt securities.

     Payment of principal, premium, if any, and interest on individual debt securities represented by a global security registered in the name of a depositary or its nominee will be made to the depositary or its nominee, as the case may be, as the registered owner of the global security representing such debt securities. Neither we, the trustee for the debt securities, any paying agent nor the registrar for the debt securities will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of the global security for the debt securities or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests.

     We expect that the depositary for a series of debt securities or its nominee, upon receipt of any payment of principal, premium or interest in respect of a permanent global debt security representing any of the debt securities, immediately will credit participants' accounts with payments in amount proportionate to their respective beneficial interest in the principal amount of such global security for such debt securities as shown on the records of such depositary or its nominee. We also expect that payments by participants to owners of beneficial interest in such global security held through such participants will be governed by standing instructions and customary practices, as it is now the case with securities held for the accounts of customers in bearer form or registered in "street name." These payments will be the responsibility of such participants.

     Unless otherwise specified in the applicable prospectus supplement, if a depositary for a series of debt securities is at any time unwilling, unable or ineligible to continue as depositary and a successor depositary is not appointed by us within 90 days, we will issue individual debt securities in exchange for the global security representing that series of debt securities. In addition, we may at any time and in our sole discretion, subject to any limitations described in the prospectus supplement relating to the debt securities, determine not to have any debt securities represented by one or more global securities and, in such event, we will issue individual debt securities in exchange for the global security representing the debt securities.

     Further, if we so specify with respect to the debt securities of a series, an owner of a beneficial interest in a global security representing the debt securities may, on terms acceptable to us, the trustee and the depositary for the global security, receive individual debt securities in exchange for the beneficial interests, subject to any limitations described in the prospectus supplement relating to the debt securities. In any such instance, an owner of a beneficial interest in a global security will be entitled to physical delivery of individual debt securities of the series represented by the global security equal in principal amount to that beneficial interest and to have the debt securities registered in its name. Individual debt securities so issued will be issued in denominations, unless we otherwise specify, of $1,000 and integral multiples of $1,000.

PAYMENT AND PAYING AGENTS

     Unless otherwise indicated in an applicable prospectus supplement, payment of principal, and premium, if any, and any interest on debt securities will be made at the office of the trustee for the debt securities in the City of New York or at the office of such paying agent or paying agents as we may designate from time to time in an applicable prospectus supplement, except that as our payment of any interest may be made

     - by check mailed to the address of the person entitled to the payment as such address shall appear in the securities register or

     - by transfer to an account maintained by the person entitled to the payment as specified in the securities register.

     Unless otherwise indicated in an applicable prospectus supplement, payment of any interest on debt securities will be made to the person in whose name the debt security is registered at the close of business on the record date for the interest, except in the case of defaulted interest. We may at any time designate additional paying agents or rescind the designation of any paying agent; however, we will at all times be required to maintain a paying agent in each place of payment for each series of debt securities. (Sections 301, 307 and 1002.)

     Any moneys deposited with the trustee or any paying agent, or then held by us in trust, for the payment of the principal of, and premium, if any, or interest on any debt security and remaining unclaimed for two years after such principal, and premium, if any, or interest has become due and payable shall, at our request, be repaid to us and the holder of the debt security shall thereafter look, as a general unsecured creditor only to us for payment. (Section 1003.)

REDEMPTION

     Unless otherwise indicated in an applicable prospectus supplement, debt securities will not be subject to any sinking fund and will not be redeemable prior to their stated maturity except as described below.

     We may, at our option, redeem the debt securities of any series on any interest payment date in whole at any time or in part from time to time. Debt securities in denominations larger than $1,000 may be redeemed in part but only in integral multiples of $1,000.

     Except as otherwise specified in the applicable prospectus supplement, the redemption price for any debt security so redeemed shall equal any accrued and unpaid interest thereon to the redemption date, plus the greater of

     - the principal amount thereof and

     - an amount equal to

          - in respect of debt securities of any series bearing interest at a fixed rate, the discounted remaining fixed amount payments, as defined below, or

          - in respect of debt securities of any series bearing interest determined by reference to a floating rate, the discounted swap equivalent payments, calculated as described below to determine any redemption premium based upon the value of interest payable on an equivalent fixed rate debt security. (Section 1107.)

     For purposes of this redemption provision, the following terms have the meanings set forth below:

     "Discounted remaining fixed amount payments" means, in respect of a debt security of any series bearing interest at a fixed rate, an amount equal to the sum of the current values, as defined below, of the amounts of interest and principal that would have been payable by us pursuant to the terms of the debt security on each interest payment date after the redemption date and at stated maturity of the final payment of principal, taking into account any required sinking fund payments but otherwise assuming that we have not redeemed the debt security prior to the stated maturity.

     "Current value" means, in respect of any amount, the present value of that amount on the redemption date after discounting that amount on a semiannual basis from the originally scheduled date for payment on the basis of the treasury rate.

     "Treasury rate" means a per annum rate, determined on the redemption date to be the per annum rate equal to the semiannual bond equivalent yield to maturity for United States Treasury securities maturing at the stated maturity of the final payment of principal of any series of debt securities redeemed pursuant to the provisions described above, as determined by reference to the weekly average yield to maturity for United States Treasury securities maturing on such stated maturity if reported in the most recent Statistical Release H.15(519) of the Board of Governors of the Federal Reserve, or if no such securities mature at such stated maturity, by interpolation between the most recent weekly average yields to maturity for two series of United States Treasury securities, (1) one maturing as close as possible to, but earlier than, such stated maturity and (2) the other maturing as close as possible to, but later than, such stated maturity, in each case as published in the most recent Statistical Release H.15(519) of the Board of Governors of the Federal Reserve.

     "Discounted swap equivalent payments" means, in respect of a debt security of any series bearing interest determined by reference to a floating rate, an amount equal to the sum of:

     - the current value of the amount of principal that would have been payable by us pursuant to the terms of the debt security of stated maturity of the final payment of the principal, taking into effect any required sinking fund payments but otherwise assuming that we have not redeemed the debt security prior to the stated maturity, and

     - the sum of the current values of the fixed rate payments that leading interest rate swap dealers would require to be paid by an assumed fixed rate payer having the same credit standing as ours against floating rate payment to be made by these leading dealers equal to the interest payments on the debt security being redeemed, taking into effect any required sinking fund payment but otherwise assuming we had not redeemed the debt security prior to the stated maturity, under a standard interest rate swap agreement having a notional principal amount equal to the principal amount of the debt security, a termination date set at the stated maturity of the debt security and payment dates for both fixed and floating rate payers set at each interest payment date of the debt security. The amount of such fixed rate payments will be based on quotations received by the trustee, or an agent appointed for that purpose, from four leading interest rate swap dealers or, if quotations from four leading interest rate swap dealers are not obtainable, three such dealers.

     Notice of any redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each holder of debt securities to be redeemed at his or her registered address. Unless we default in payment of the redemption price, on and after the redemption date interest ceases to accrue on such debt securities or the portions called for redemption.

CONSOLIDATION, MERGER AND SALE OF ASSETS

     The indentures provide that we shall not consolidate with or merge into any other corporation or convey, transfer or lease our properties and assets substantially as an entirety to any person, and no person shall consolidate with or merge into us or convey, transfer or lease its properties and assets substantially as an entirety to us unless,

     - in case we consolidate with or merge into another corporation or convey or transfer our properties and assets substantially as an entirety to any person, the successor corporation is organized under the laws of the United States of America or any state or the District of Columbia, and the successor corporation expressly assumes our obligations on the debt securities issued under the related indenture,

     - immediately after giving effect to the consolidation, merger, conveyance or transfer, no event of default, and no event which, after notice or lapse of time or both, would become an event of default, shall have happened and be continuing, and

     - certain other conditions as prescribed in the indenture are met. (Sections 801and 802.)

     The general provisions of the indenture do not afford holders of the debt securities protection in the event of a highly leveraged or other transaction involving The Hartford Financial Services Group, Inc. that may adversely affect holders of the debt securities.

LIMITATIONS UPON LIENS

     The indentures provide that we will not, nor will we permit certain of our subsidiaries to, issue, assume or guarantee any indebtedness for money borrowed if the indebtedness is secured by a lien upon any of our principal property, as defined below, or any restricted subsidiaries, as defined below, or on any shares of stock of any restricted subsidiary (whether such principal property or shares of stock are now owned or hereafter acquired) without in any such case effectively providing that the debt securities of any series outstanding that are entitled to the benefits of this provision together with, if we so determine, any other indebtedness of or guaranteed by us or the restricted subsidiary, subject to applicable priority of payment, shall be secured equally and ratably with or prior to such indebtedness, except that the foregoing restriction shall not apply to:

     - liens on property or shares of stock of any corporation existing at the time such corporation becomes a restricted subsidiary,

     - liens on property existing at the time of acquisition thereof, or liens on property which secure the payment of the purchase price of such property, or liens on property which secure indebtedness incurred or guaranteed for the purpose of financing the purchase price of such property or the construction of such property (including improvements to existing property), which indebtedness is incurred or guaranteed within 180 days after the latest of such acquisition or completion of such construction or commencement of operation of such property,

     - liens securing indebtedness owing by any restricted subsidiary to us or a wholly owned restricted subsidiary,

     - liens on the property of a corporation existing at the time such corporation is merged into or consolidated with us or a restricted subsidiary or at the time of a purchase, lease or other acquisition of the properties of a corporation or other person as an entirety or substantially as an entirety by us or a restricted subsidiary,

     - liens on our property or the property of a restricted subsidiary in favor of the United States of America or any State thereof or any agency, instrumentality or political subdivision thereof, or in favor of any other country, or any political subdivision thereof, to secure any indebtedness incurred or guaranteed for the purpose of financing all or any part of the purchase price or the cost of construction of the property subject to such liens within 180 days after the latest of the acquisition, completion of construction or commencement of operation of such property, and

     - any extension, renewal or replacement (or successive extensions, renewals or replacements), in whole or in part, of any lien referred to in the five preceding clauses, inclusive.

     Notwithstanding the above, we and one or more restricted subsidiaries may, without securing the debt securities, issue, assume or guarantee secured indebtedness which would otherwise be subject to the above restrictions, provided that after giving effect thereto the aggregate amount of such indebtedness issued pursuant to such exception at such time does not exceed 10% of consolidated net tangible assets, as defined below. In computing the aggregate amount of indebtedness outstanding for purposes of the foregoing sentence, there shall not be included in the calculation any indebtedness issued, assumed or guaranteed pursuant to the above clauses. (Section 1008.)

     When we use the term "consolidated net tangible assets", we mean the total amount of assets (less applicable reserves and other properly deductible items) after deducting:

     - all current liabilities, excluding any liabilities which are by their terms extendible or renewable at the option of the obligor to a time more than 12 months after the time as of which the amount is being computed, and

     - all segregated goodwill, trade names, trademarks, patents, unamortized debt discount and expense and other like intangibles, all as set forth on the most recent balance sheet of The Hartford Financial Services Group, Inc. and its consolidated subsidiaries and prepared in accordance with generally accepted accounting principles. "Subsidiary" is defined as any corporation where more than 50% of its voting stock is owned by us or by another subsidiary. (Section 101.)

     When we use the term "principal property" we mean all land, buildings, machinery and equipment, and leasehold interests and improvements in respect of these items, which would be reflected on our consolidated balance sheet and our subsidiaries prepared in accordance with generally accepted accounting principles, excluding all such tangible property located outside the United States of America and excluding any such property which, in the opinion of our board of directors set forth in a board resolution, is not material to us and our consolidated subsidiaries taken as a whole. (Section 101.)

     When we use the term "restricted subsidiary" we mean any subsidiary which is incorporated under the laws of any state of the United States or of the District of Columbia, and which is a regulated insurance company principally engaged in one or more of the property, casualty and life insurance businesses. However, no subsidiary shall be a restricted subsidiary:

     - if the total assets of such subsidiary are less than 10% of our total assets and the total of our consolidated subsidiaries (including such subsidiary) in each case as set forth on the most recent fiscal year-end balance sheets of the subsidiary and us and our consolidated subsidiaries, respectively, and computed in accordance with generally accepted accounting principles, or

     - if in the judgment of our board of directors, as evidenced by a board resolution, the subsidiary is not material to our financial condition and the financial condition of our subsidiaries taken as a whole. (Section 101.)

     As of the date of this prospectus, our subsidiaries which meet the definition of restricted subsidiaries are the following: Hartford Fire, Hartford Life Insurance Company, Hartford Life and Accident Insurance Company and Hartford Life and Annuity Insurance Company.

MODIFICATION AND WAIVER

     Modification and amendments of each indenture may be made by us and the trustee with the consent of the holders of a majority in aggregate principal amount of the outstanding debt securities of each series affected. However, no such modification or amendment may, without the consent of the holder of each outstanding debt security affected thereby:

     - change the stated maturity of the principal of, or any installment of interest on, any outstanding debt security,

     - reduce the principal amount of, or the rate of interest on or any premium payable upon the redemption of, or the amount of principal of an original issue discount security that would be due and payable upon a declaration of acceleration of the maturity of, any outstanding debt security,

     - change the place of payment, or the coin or currency in which any outstanding debt security or the interest is payable,

     - impair the right to institute suit for the enforcement of any payment on or with respect to any outstanding debt security after the stated maturity or

     - change the provisions of the indenture relating to amendments of the indenture requiring the consent of the affected holders for waiver of compliance with certain provisions of the indenture or waiver of past defaults. (Section 902.)

     The holders of a majority in principal amount of the outstanding debt securities of each series may on behalf of the holders of all debt securities of that series waive, insofar as the series is concerned, compliance by us with certain restrictive covenants of the indenture. (Section 1009.)

     The holders of not less than a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of that series waive any past default under the indenture with respect to that series of debt securities, except a default in the payment of the principal of, or any interest on, any debt security of that series or in respect of a provision which under the indenture cannot be modified or amended without the consent of the holder of each outstanding debt security of that series affected. (Section 513.)

EVENTS OF DEFAULT

     Each indenture provides that the following shall constitute events of default with respect to any series of debt securities:

     - default for 30 days in the payment of any interest when due,

     - default in the payment of principal, or premium, if any, at maturity,

     - default in the performance of any other covenant in the indenture for 60 days after written notice,

     - certain events in bankruptcy, insolvency or reorganization of The Hartford Financial Services Group, Inc.,

     - acceleration or default in the payment of indebtedness for borrowed money in excess of $25,000,000, which acceleration or default shall not have been rescinded or annulled within 30 day after notice or

     - any other event of default provided in the applicable board resolution or supplemental indenture under which such series of debt securities is issued. (Section 501.)

     We are required to furnish the trustee annually with a statement as to the fulfillment of our obligations under the indenture. (Section 1006.) Each indenture provides that the trustee may withhold notice to the holders of the debt securities of any default, except in respect of the payment of principal or interest on the debt securities, if it considers it in the interest of the holders to do so. (Section 602.)

     If an event of default with respect to outstanding debt securities of any series occurs and is continuing, then and in every such case the trustee or the holders of not less than 25% in principal amount of the outstanding debt securities of that series may declare the principal amount, or, if the debt securities of that series are original issue discount securities, such portion of the principal amount as may be specified in the terms of that series, of all the debt securities of that series to be due and payable immediately, by a notice in writing to us (and to the trustee if given by holders), and upon any such declaration such principal shall become immediately due and payable. However, at any time after a declaration or acceleration with respect to debt securities of any series has been made, but before a judgment or decree for payment of the money due has been obtained, the holders of a majority in principal amount of outstanding debt securities of that series may, subject to certain conditions, rescind and annul that declaration. (Section 502.)

     Subject to the provisions of the indentures relating to the duties of the trustee, in case an event of default shall occur and be continuing, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request, order or direction of any of the holders, unless the holders shall have offered to the trustee reasonable security or indemnity. (Section 603.) Subject to such provisions for the security or indemnification of the trustee, the holders of a majority in principal amount of the outstanding debt securities of any series shall have the right to direct the time, method and place of conducting and proceeding for and remedy available to the trustee, or exercising any trust or power conferred on the trustee with respect to the debt securities of that series. (Section 512.)

     No holder of any debt security of any series will have any right to institute any proceeding with respect to the indenture or for any remedy thereunder, unless such holder shall have previously given to the trustee written notice of a continuing event of default with respect to debt securities of that series and unless the holders of at least 25% in principal amount of the outstanding debt securities shall have made written request, and offered reasonable indemnity, to the trustee to institute such proceeding as trustee, and, within 60 days following the receipt of such notice, the trustee shall not have received from the holders of a majority in principal amount of the outstanding debt securities of that series a direction inconsistent with such request, and the trustee shall have failed to institute such proceeding. (Section 507.) However, the holder of any debt security will have an absolute right to receive payment of the principal of, and premium, if any, and interest on such debt security on or after the due dates expressed in the debt security and to institute a suit for the enforcement of any such payment. (Section 508.)

SATISFACTION AND DISCHARGE OF THE INDENTURES

     Each indenture provides that when, among other things, all debt securities not previously delivered to the trustee for cancellation:

     - have become due and payable or

     - will become due and payable at their stated maturity within one year and we deposit or cause to be deposited with the trustee as trust funds in trust for the purpose an amount in the currency or currencies in which the debt securities are payable sufficient to pay and discharge the entire indebtedness on the debt securities not previously delivered to the trustee for cancellation, for the principal (and premium, if any) and interest to the date of the deposit or to the stated maturity, as the case may be, then the indenture will cease to be of further effect, except as to our obligations to pay all other sums due pursuant to the indenture and to provide the officers' certificates and opinions of counsel described in the indenture, and we will be deemed to have satisfied and discharged the indenture. (Section 401.)

DEFEASANCE

     Except as may otherwise be provided in the applicable prospectus supplement with respect to the debt securities of any series, each indenture provides that we shall be deemed to have paid and discharged the entire indebtedness on all the debt securities of a series at any time prior to their stated maturity or redemption when:

     - we have irrevocably deposited or caused to be deposited with the trustee, in trust, either:

          - sufficient funds to pay and discharge the entire indebtedness on the debt securities for the principal, and premium, if any, and interest to the stated maturity or any redemption date or

          - such amount of U.S. government securities as will, in the written opinion of independent public accountants delivered to the trustee, together with predetermined and certain income to accrue thereon, without consideration of any reinvestment thereof, be sufficient to pay and discharge when due the entire indebtedness on the debt securities for principal, and premium, if any, and interest to the stated maturity or any redemption date;

     - we have paid or caused to be paid all other sums payable with respect to the debt securities;

     - we have delivered to the trustee an officer's certificate and an opinion of counsel to the effect that

          - we have received from, or there has been published by, the Internal Revenue Service a ruling, or

          - since the date of execution of the applicable indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon the opinion confirms that, the deposit and related defeasance would not cause the holders of the debt securities of such series to recognize income, gain or loss for federal income tax purposes and the opinion is accompanied by a ruling to such effect received from or published by the United States Internal Revenue Service;

     - we have delivered to the trustee an opinion of counsel that neither we nor the trust held by such trustee will immediately after the deposit just described be an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940; and

     - we have delivered to the trustee such other officer's certificates and opinions of counsel as may be required by the indenture, each stating that all conditions precedent relating to the satisfaction and discharge of the entire indebtedness on all debt securities have been complied with. (Section 403.)

     With respect to the subordinated indenture, in order to be discharged as described above, no default in the payment of principal of, or premium, if any, or interest on any senior debt shall have occurred and be continuing or no other event of default with respect to the senior debt shall have occurred and be continuing and shall have resulted in such senior debt becoming or being declared due and payable prior to the date it would have become due and payable.

CONVERSION OR EXCHANGE

     Subordinated debt securities may be convertible or exchangeable into common stock or other securities to the extent set forth in the applicable prospectus supplement. The specific terms on which subordinated debt securities may be so converted or exchanged will be set forth in the applicable prospectus supplement. These terms may include provisions for conversion or exchange, either mandatory, at the option of the holder, or at our option, in which case the number of shares of common stock or other securities to be received by the holders of subordinated debt securities would be calculated as of a time and in the manner stated in the applicable prospectus supplement.

SUBORDINATION UNDER THE SUBORDINATED INDENTURE

     In the subordinated indenture, we have agreed that any subordinated debt securities are subordinate and junior in right of payment to all senior debt to the extent provided in the subordinated indenture.

     Upon any payment or distribution of assets to creditors upon any liquidation, dissolution, winding up, reorganization, assignment for the benefit of creditors, marshaling of assets or any bankruptcy, insolvency, debt restructuring or similar proceedings in connection with any insolvency or bankruptcy proceeding of The Hartford Financial Services Group, Inc., the holders of senior debt will first be entitled to receive payment in full of principal of, and premium, if any, and interest, if any, on the senior debt before the holders of subordinated debt securities will be entitled to receive or retain any payment in respect of the principal of, and premium, if any, or interest, if any, on the subordinated debt securities.

     In the event of the acceleration of the maturity of any subordinated debt securities, the holders of all senior debt outstanding at the time of the acceleration will first be entitled to receive payment in full of all amounts due, including any amounts due upon acceleration, before the holders of subordinated debt securities will be entitled to receive any payment upon the principal of, or premium, if any, or interest, if any, on the subordinated debt securities.

     No payments on account of principal, or premium, if any, or interest, if any, in respect of the subordinated debt securities may be made if:

     - there shall have occurred and be continuing a default in any payment with respect to senior debt,

     - there shall have occurred an event of default with respect to any senior debt resulting in the acceleration of its maturity, or

     - any judicial proceeding shall be pending with respect to any such default.

     When we use the term "debt" we mean, with respect to any person, whether recourse is to all or a portion of the assets of such person and whether or not contingent:

     - every obligation of that person for money borrowed,

     - every obligation of that person evidenced by bonds, debentures, notes or other similar instruments, including obligations incurred in connection with the acquisition of property, assets or businesses,

     - every reimbursement obligation of that person with respect to letters of credit, bankers' acceptances or similar facilities issued for the account of that person,

     - every obligation of that person issued or assumed as the deferred purchase price of property or services, but excluding trade accounts payable or accrued liabilities arising in the ordinary course of business,

     - every capital lease obligation of that person, and

     - every obligation of the type referred to in the prior five clauses of another person and all dividends of another person the payment of which, in either case, that person has guaranteed or is responsible or liable, directly or indirectly, as obligor or otherwise.

     When we use the term "senior debt" we mean the principal of, and premium, if any, and interest, if any, including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to The Hartford Financial Services Group, Inc. whether or not such claim for post-petition interest is allowed in such proceeding, on debt, whether incurred on or prior to the date of the subordinated indenture or thereafter incurred, unless, in the instrument creating or evidencing that debt or pursuant to which that debt is outstanding, it is provided that such obligations are not superior in right of payment to the subordinated debt securities or to other debt which ranks equally with, or subordinated to, the subordinated debt securities.

     However, senior debt will not include:

     - any debt of The Hartford Financial Services Group, Inc. which when incurred and without respect to any election under Section 1111(b) of the Bankruptcy Code, was without recourse to The Hartford Financial Services Group, Inc.,

     - any debt of The Hartford Financial Services Group, Inc. to any of it subsidiaries,

     - debt to any employee of The Hartford Financial Services Group, Inc.,

     - any liability for taxes, and

     - indebtedness or monetary obligations to trade creditors or assumed by The Hartford Financial Services Group, Inc. or any of its subsidiaries in the ordinary course of business in connection with the obtaining of materials or services.

     We are a non-operating holding company, and most of our assets are owned by our subsidiaries. Accordingly, the debt securities will be effectively subordinated to all our existing and future liabilities, including liabilities under contracts of insurance and annuities written by our insurance subsidiaries. Holders of debt securities should look only to our assets for payments of interest and principal and premium if any. The payment of dividends by our insurance company subsidiaries, including Hartford Fire is limited under the insurance holding company laws in which such subsidiaries are domiciled. See "The Hartford Financial Services Group, Inc."

     The subordinated indenture places no limitation on the amount of additional senior debt that may be incurred by us. We expect from time to time to incur additional indebtedness constituting senior debt.

     The subordinated indenture provides that the foregoing subordination provisions, insofar as they relate to any particular issue of subordinated debt securities, may be changed prior to issuance. Any such change would be described in the prospectus supplement relating to the subordinated debt securities.

GOVERNING LAW

     The indentures and the debt securities will be governed by and construed in accordance with the laws of the State of New York. (Section 112.)

CONCERNING THE TRUSTEES

     Each of the trustees acts as depositary for funds of, makes loans to, and performs other services for, us and our subsidiaries in the normal course of business.

                 DESCRIPTION OF JUNIOR SUBORDINATED DEBENTURES

     The junior subordinated debentures will be issued in one or more series under a junior subordinated indenture, as supplemented from time to time, between us and Wilmington Trust Company, as debenture trustee. This summary of certain terms and provisions of the junior subordinated debentures and the junior subordinated indenture does not purport to be complete and is subject to, and is qualified in its entirety by reference to the junior subordinated indenture, the form of which is filed or incorporated by reference as an exhibit to the Registration Statement which includes this prospectus, and to the Trust Indenture Act.

GENERAL

     Each series of junior subordinated debentures will rank equally with all other series of junior subordinated debentures, and will be unsecured and subordinate and junior in right of payment to the extent and in the manner set forth in the junior subordinated indenture to all of our senior debt, as defined below. See "-- Subordination."

     As a non-operating holding company, most of our operating assets and the assets of our consolidated subsidiaries are owned by our subsidiaries, and we rely primarily on dividends from our subsidiaries to meet our obligations for payment of principal and interest on our outstanding debt obligations and corporate expenses. Accordingly, the junior subordinated debentures will be effectively subordinated to all existing and future liabilities of our subsidiaries, and holders of junior subordinated debentures should look only to our assets for payments on the junior subordinated debentures. The payment of dividends by our insurance company subsidiaries, including Hartford Fire, is limited under the insurance holding company laws in which such subsidiaries are domiciled. See "The Hartford Financial Services Group, Inc."

     Except as otherwise provided in the applicable prospectus supplement, the junior subordinated indenture does not limit our ability to incur or issue other secured or unsecured debt, whether under the junior subordinated indenture, any other indenture that we may enter into in the future or otherwise. See
"-- Subordination" and the prospectus supplement relating to any offering of securities.

     The junior subordinated debentures will be issuable in one or more series pursuant to an indenture supplemental to the junior subordinated indenture or a resolution of our board of directors or a duly authorized committee of our board of directors.

     The applicable prospectus supplement or prospectus supplements will describe the following terms of the junior subordinated debentures:

     - the title and any limit upon the aggregate principal amount,

     - the date(s) on which the principal is payable or the method of determining such date(s),

     - the interest rate(s) or the method of determining such interest rate(s),

     - the date(s) on which interest will be payable or the method of determining these date(s),

     - the interest deferral provisions, if any,

     - the regular record date or the method of determining this date,

     - the place or places where principal, premium, if any, and interest will be payable,

     - conversion or exchange provisions, if any,

     - the redemption or early payment provisions,

     - the authorized denominations,

     - the currency, currencies or currency units in which the purchase price for, the principal of and any premium and any interest on, the junior subordinated debentures will be payable,

     - additions to or changes in the events of default or any changes in any of our covenants specified in the junior subordinated indenture,

     - any index or indices used to determine the amount of payments of principal and premium, if any, or the method of determining these amounts,

     - whether a temporary global security is to be issued with respect to such services and the terms upon which such temporary global security may be exchanged for definitive junior subordinated debt securities,

     - whether the junior subordinated debt securities will be issued in whole or in part in the form of one or more global securities,

     - the terms and conditions of any obligation or right we would have to convert or exchange the junior subordinated debentures into preferred securities or other securities, and

     - additional terms not inconsistent with the provisions of the junior subordinated indenture.

     Junior subordinated debentures may be sold at a substantial discount below their stated principal amount, bearing no interest or interest at a rate which at the time of issuance is below market rates. United States Federal income tax consequences and special considerations applicable to any such junior subordinated debentures will be described in the applicable prospectus supplement.

     If the purchase price of any of the junior subordinated debentures is payable in one or more foreign currencies or currency units or if any junior subordinated debentures are denominated in one or more foreign currencies or currency units or if the principal of, premium, if any, or interest, if any, on any junior subordinated debentures is payable in one or more foreign currencies or currency units, the restrictions, elections, federal income tax considerations, specific terms and other information with respect to the junior subordinated debentures and the foreign currency units will be set forth in the applicable prospectus supplement.

     If any index is used to determine the amount of payments of principal of, premium, if any, or interest on any series of junior subordinated debentures, special federal income tax, accounting and other considerations applicable to the junior subordinated debentures will be described in the applicable prospectus supplement.

DENOMINATIONS, REGISTRATION AND TRANSFER

     Unless otherwise specified in the applicable prospectus supplement, the junior subordinated debentures will be issuable only in registered form without coupons in denominations of $25 and any integral multiple of $25. Junior subordinated debentures of any series will be exchangeable for other junior subordinated debentures of the same issue and series, of any authorized denominations, of a like aggregate principal amount, of the same original issue date and stated maturity and bearing the same interest rate.

     Junior subordinated debentures may be presented for exchange as provided above, and may be presented for registration of transfer, at the office of the appropriate securities registrar or at the office of any transfer agent designated by us for such purpose with respect to any series of junior subordinated debentures and referred to in the applicable prospectus supplement, without service charge and upon payment of any taxes and other governmental charges as described in the indenture. We will appoint the trustees as securities registrars under the indentures. If the applicable prospectus supplement refers to any transfer agents, in addition to the securities registrar, initially designated by us with respect to any series of junior subordinated debentures, we may at any time rescind the designation of any such transfer agent or approve a change in the location through which the transfer agent acts, provided that we maintain a transfer agent in each place of payment. We may at any time designate additional transfer agents with respect to any series of junior subordinated debentures.

     In the event of any redemption, neither we nor the debenture trustee shall be required to:

     - issue, register the transfer of or exchange junior subordinated debentures of any series during a period beginning at the opening of business, 15 days before the day of selection for redemption of junior subordinated debentures of that series and ending at the close of business on the day of mailing of the relevant notice of redemption or

     - transfer or exchange any junior subordinated debentures so selected for redemption except, in the case of any junior subordinated debentures being redeemed in part, any portion not to be redeemed.

GLOBAL JUNIOR SUBORDINATED DEBENTURES

     We may issue the junior subordinated debentures of a series in whole or in part in the form of one or more global junior subordinated debentures that will be deposited with, or on behalf of, a depositary identified in the prospectus supplement. We will issue global junior subordinated debentures only in fully registered form and in either temporary or permanent form. Unless and until it is exchanged in whole or in part for an individual junior subordinated debenture, a global junior subordinated debenture may not be transferred except as a whole by the depositary for the global junior subordinated debenture to a nominee of the depositary or by a nominee of such depositary to such depositary or another nominee of the depositary or by the depositary or any nominee to a successor depositary or any nominee of the successor.

     The specific terms of the depositary arrangement with respect to a series of junior subordinated debentures will be described in the applicable prospectus supplement. We anticipate that the following provisions will generally apply to depositary arrangements.

     Upon the issuance of a global junior subordinated debenture, and the deposit of the global junior subordinated debenture with or on behalf of the depositary, the depositary for the global junior subordinated debenture or its nominee will credit on its book-entry registration and transfer system, the respective principal amounts of the individual junior subordinated debentures represented by the global junior subordinated debenture to the accounts of persons that have accounts with such depositary, who we refer to in this prospectus as "participants." The accounts shall be designated by the dealers, underwriters or agents with respect to the junior subordinated debentures or by us if such junior subordinated debentures are offered and sold directly by us. Ownership of beneficial interests in a global junior subordinated debenture will be limited to participants or persons that may hold interests through participants. Ownership of beneficial interests in the global junior subordinated debenture will be shown on, and the transfer of that ownership will be effected only through, records maintained by the applicable depositary or its nominee (with respect to interests of participants) and the records of participants (with respect to interests of persons who hold through participants). The laws of some states require that purchasers of securities take physical delivery of securities in definitive form. These limits and laws may impair the ability to transfer beneficial interests in a global junior subordinated debenture.

     So long as the depositary for a global junior subordinated debenture, or its nominee, is the registered owner of the global junior subordinated debenture, the depositary or the nominee will be considered the sole owner or holder of the junior subordinated debentures represented by the global junior subordinated debenture for all purposes under the junior subordinated indenture governing the junior subordinated debentures. Except as provided below, owners of beneficial interests in a global junior subordinated debenture will not be entitled to have any of the individual junior subordinated debentures of the series represented by the global junior subordinated debenture registered in their names, will not receive or be entitled to receive physical delivery of any junior subordinated debentures in definitive form and will not be considered the owners or holders of the junior subordinated debenture under the junior subordinated indenture.

     Payments of principal, premium and interest on individual junior subordinated debentures represented by a global junior subordinated debenture registered in the name of a depositary or its nominee will be made to the depositary or its nominee, as the case may be, as the registered owner of the global junior subordinated debenture representing the junior subordinated debentures. Neither we nor the debenture trustee, any paying agent, or the securities registrar for the junior subordinated debentures will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interest of the global junior subordinated debenture for the junior subordinated debentures or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests.

     We expect that the depositary for a series of junior subordinated debentures or its nominee, upon receipt of any payment of principal, premium or interest in respect of a permanent global junior subordinated debenture representing any of the junior subordinated debentures, immediately will credit participants'
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

accounts with payments in amounts proportionate to their respective beneficial interest in the principal amount of the global junior subordinated debenture for the junior subordinated debentures as shown on the records of the depositary or its nominee. We also expect that payments by participants to owners of beneficial interests in the global junior subordinated debenture held through such participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in "street name." These payments will be the responsibility of such participants.

     Unless otherwise specified in the applicable prospectus supplement, if a depositary for a series of junior subordinated debentures is at any time unwilling, unable or ineligible to continue as depositary and a successor depositary is not appointed by us within 90 days, we will issue individual junior subordinated debentures in exchange for the global junior subordinated debenture representing that series of junior subordinated debentures. In addition, we may at any time and in our sole discretion, subject to any limitations described in the prospectus supplement relating to the junior subordinated debentures, determine not to have any junior subordinated debentures represented by one or more global junior subordinated debentures and, in such event, will issue individual junior subordinated debentures in exchange for the global junior subordinated debenture or securities representing the junior subordinated debentures.

     Further, if we so specify with respect to the junior subordinated debentures of a series, an owner of a beneficial interest in a global junior subordinated debenture representing the junior subordinated debentures may, on terms acceptable to us, the debenture trustee and the depositary for the global junior subordinated debenture, receive individual junior subordinated debentures in exchange for the beneficial interests, subject to any limitations described in the prospectus supplement relating to the junior subordinated debentures. In any such instance, an owner of a beneficial interest in a global junior subordinated debenture will be entitled to physical delivery of individual junior subordinated debentures of the series represented by the global junior subordinated debenture equal in principal amount to that beneficial interest and to have the junior subordinated debentures registered in its name. Individual junior subordinated debentures so issued will be issued in denominations, unless we otherwise specify, of $25 and integral multiples of $25.

PAYMENT AND PAYING AGENTS

     Unless otherwise indicated in the applicable prospectus supplement, payment of principal, premium, if any, and any interest on junior subordinated debentures will be made at the office of the debenture trustee in the City of New York or at the office of the paying agent or paying agents as we may designate from time to time in the applicable prospectus supplement, except that at our option payment of any interest may be made

     - except in the case of global junior subordinated debentures, by check mailed to the address of the person entitled to the payment as such address shall appear in the securities register, or

     - by transfer to an account maintained by the person entitled to the payment as specified in the securities register. Unless otherwise indicated in the applicable prospectus supplement, payment of any interest on junior subordinated debentures will be made to the person in whose name the junior subordinated debenture is registered at the close of business on the regular record date for such interest.

     Any moneys deposited with the debenture trustee or any paying agent, or then held by us in trust, for the payment of the principal, premium or interest on any junior subordinated debenture and remaining unclaimed for two years after such principal, if any, premium, if any, or interest has become due and payable shall, at our request, be repaid to us and the holder of the junior subordinated debenture shall thereafter look, as a general unsecured creditor, only to us for payment.

REDEMPTION

     Unless otherwise indicated in the applicable prospectus supplement, junior subordinated debentures will not be subject to any sinking fund.

     Unless otherwise indicated in the applicable prospectus supplement, we may, at our option, redeem the junior subordinated debentures of any series on any interest payment date in whole at any time or in part from
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

time to time. Junior subordinated debentures in denominations larger than $25 may be redeemed in part but only in integral multiples of $25. Except as otherwise specified in the applicable prospectus supplement, the redemption price for any junior subordinated debenture so redeemed shall equal any accrued and unpaid interest thereon to the redemption date, plus the greater of:

     - the principal amount and

     - an amount equal to

          - in respect of junior subordinated debentures of any series bearing interest at a fixed rate, the discounted remaining fixed amount payments, calculated as described below, or

          - in respect of junior subordinated debentures of any series bearing interest determined by reference to a floating rate, the discounted swap equivalent payments, calculated as described below to determine any redemption premium based upon the value of interest payable on an equivalent fixed rate junior subordinated debenture.

     For purposes of this redemption provision, the following terms have the meanings set forth below:

     "Discounted remaining fixed amount payments" means, in respect of a junior subordinated debenture of any series bearing interest at a fixed rate, an amount equal to the sum of the current values, as defined below, of the amounts of interest and principal that would have been payable by us pursuant to the terms of the junior subordinated debenture on each interest payment date after the redemption date and at stated maturity of the final payment of principal, taking into account any required sinking fund payments but otherwise assuming that we have not redeemed the junior subordinated debenture prior to the stated maturity.

     "Current value" means, in respect of any amount, the present value of that amount on the redemption date after discounting that amount on a monthly, quarterly or semiannual basis, whichever corresponds to the interest payment date periods of the related series of junior subordinated debentures, from the originally scheduled date for payment on the basis of the treasury rate.

     "Treasury rate" means a per annum rate, expressed as a decimal and, in the case of United States Treasury bills, converted to a per annum yield, determined on the redemption date to be the per annum rate equal to the semiannual bond equivalent yield to maturity, adjusted to reflect monthly or quarterly compounding in the case of junior subordinated debentures having monthly or quarterly interest payment dates, respectively, for United States Treasury securities maturing at the stated maturity of the final payment of principal of any series of junior subordinated debentures redeemed pursuant to the provisions described above, as determined by reference to the weekly average yield to maturity for United States Treasury securities maturing on such stated maturity if reported in the most recent Statistical Release H.15(519) of the Board of Governors of the Federal Reserve, or, if no such securities mature at such stated maturity, by interpolation between the most recent weekly average yields to maturity for two series of United States Treasury securities, (1) one maturing as close as possible to, but earlier than, such stated maturity and (2) the other maturing as close as possible to, but later than, such stated maturity, in each case as published in the most recent Statistical Release H.15(519) of the Board of Governors of the Federal Reserve.

     "Discounted swap equivalent payments" means, in respect of a junior subordinated debenture of any series bearing interest determined by reference to a floating rate, an amount equal to the sum of:

     - the current value of the amount of principal that would have been payable by us pursuant to the terms of the junior subordinated debenture at stated maturity of the final payment of the principal, taking into effect any required sinking fund payments but otherwise assuming that we had not redeemed the junior subordinated debenture prior to the stated maturity, and

     - the sum of the current values of the fixed rate payments that leading interest rate swap dealers would require to be paid by an assumed fixed rate payer having the same credit standing as ours against floating rate payments to be made by these leading dealers equal to the interest payments on the junior subordinated debenture being redeemed, taking into effect any required sinking fund payment but otherwise assuming we had not redeemed the junior subordinated debenture prior to the stated maturity, under a standard interest rate swap agreement having a notional principal amount equal to the principal amount of the junior subordinated debenture, a termination date set at the stated maturity of the junior subordinated debenture and payment dates for both fixed and floating rate payers set at each interest payment date of the junior subordinated debenture. The amount of such fixed rate payments will be based on quotations received by the trustee, or an agent appointed for that purpose, from four leading interest rate swap dealers or, if quotations from four leading interest rate swap dealers are not obtainable, three such dealers.

     Except as otherwise specified in the applicable prospectus supplement, if a debenture tax event, as defined below, in respect of a series of junior subordinated debentures shall occur and be continuing, we may, at our option, redeem the series of junior subordinated debentures in whole, but not in part, on any interest payment date within 90 days of the occurrence of the debenture tax event, at a redemption price equal to 100% of the principal amount of the junior subordinated debentures then outstanding plus accrued and unpaid interest to the date fixed for redemption.

     "Debenture tax event" means our receipt of an opinion of counsel experienced in such matters to the effect that, as a result of any amendment to, or change, including any announced prospective change in, the laws, or any regulations of the United States or any political subdivision or taxing authority thereof or therein affecting taxation, or as a result of any official administrative pronouncement or judicial decision interpreting or applying those laws or regulations, which amendment or change is effective or such pronouncement or decision is announced on or after the date of issuance of the applicable series of junior subordinated debentures under the junior subordinated indenture, there is more than an insubstantial risk that interest payable by us on the series of junior subordinated debentures is not, or within 90 days of the date thereof, will not be, deductible, in whole or in part, for United States federal income tax purposes.

     Notice of any redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each holder of junior subordinated debentures to be redeemed at his or her registered address. Unless we default in payment of the redemption price, on and after the redemption date interest ceases to accrue on the junior subordinated debentures or the portions called for redemption.

OPTION TO EXTEND INTEREST PAYMENT DATE

     If provided in the applicable prospectus supplement, we will have the right at any time and from time to time during the term of any series of junior subordinated debentures to extend the interest payment period for such number of consecutive interest payment periods with respect to each deferred period as may be specified in the applicable prospectus supplement, subject to the terms, conditions and covenants, if any, specified in the prospectus supplement, except that the extension period may not extend beyond the maturity of the junior subordinated debentures. Federal income tax consequences and special considerations applicable to any such junior subordinated debentures will be described in the applicable prospectus supplement.

     In the event that we exercise this right, during the extension period we may not and may not permit any of our subsidiaries to:

     - declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of our capital stock, or

     - make any payment of principal, interest or premium, if any, on or repay, repurchase or redeem any debt securities that rank pari passu with or junior in interest to the corresponding junior subordinated debentures or make any guarantee payments with respect to the foregoing, other than:

          - dividends or distributions in our common stock,

          - redemptions or purchases of any rights pursuant to our rights plan, or any successor to such rights plan, and the declaration of a dividend of these rights in the future and

          - payments under any guarantee.

MODIFICATION OF INDENTURE

     From time to time we and the debenture trustee may, without the consent of the holders of any series of junior subordinated debentures, amend, waive or supplement the junior subordinated indenture for specified purposes, including, among other things, curing ambiguities, defects or inconsistencies. However, no such action may materially adversely affect the interest of the holders of any series of junior subordinated debentures or, in the case of corresponding junior subordinated debentures, the holders of the corresponding series of preferred securities so long as they remain outstanding, and qualifying, or maintaining the qualification of, the indenture under the Trust Indenture Act.

     The junior subordinated indenture contains provisions permitting us and the debenture trustee, with the consent of the holders of not less than a majority in principal amount of each outstanding series of junior subordinated debentures affected, to modify the junior subordinated indenture in a manner affecting the rights of the holders of the series of the junior subordinated debentures. However, no such modification may, without the consent of the holder of each outstanding junior subordinated debenture so affected:

     - change the stated maturity of any series of junior subordinated debentures,

     - reduce the principal amount of the junior subordinated debenture,

     - reduce the rate or extend the time of payment of interest on the junior subordinated debenture, or

     - reduce the percentage of principal amount of junior subordinated debentures of any series, the holders of which are required to consent to any such modification of the junior subordinated indenture, provided that, in the case of corresponding junior subordinated debentures, so long as any of the corresponding series of preferred securities remain outstanding, no such modification may be made that adversely affects the holders of the preferred securities, and no termination of the junior subordinated indenture may occur, and no waiver of any debenture event of default or compliance with any covenant under the junior subordinated indenture may be effective, without the prior consent of the holders of at least a majority of the aggregate liquidation preference of the preferred securities unless and until the principal of the corresponding junior subordinated debentures and all accrued and unpaid interest on the corresponding junior subordinated debentures have been paid in full and certain other conditions are satisfied.

     In addition, we and the debenture trustee may execute, without the consent of any holder of junior subordinated debentures, any supplemental indenture for the purpose of creating any new series of junior subordinated debentures.

DEBENTURE EVENTS OF DEFAULT

     The junior subordinated indenture provides that any one or more of the following described events with respect to a series of junior subordinated debentures that has occurred and is continuing constitutes a "debenture event of default" with respect to the series of junior subordinated debentures:

     - failure for 30 days to pay any interest on such series of the junior subordinated debentures, when due, subject to the deferral of any due date in the case of an extension period, as defined below,

     - failure to pay any principal or premium, if any, on such series of junior subordinated debentures when due whether at maturity, upon redemption, by declaration or otherwise,

     - failure to observe or perform in any material respect certain other covenants contained in the indenture for 90 days after written notice from the debenture trustee or the holders of at least 25% in principal amount of such series of outstanding junior subordinated debentures, or

     - certain events in bankruptcy, insolvency or reorganization of The Hartford Financial Services Group, Inc.

     The holders of a majority in outstanding principal amount of the series of junior subordinated debentures have the right to direct the time, method and place of conducting any proceeding for any remedy available to the debenture trustee. The debenture trustee or the holders of not less than 25% in aggregate outstanding principal amount of the series of junior subordinated debentures may declare the principal due and payable immediately upon a debenture event of default, and, in the case of corresponding junior subordinated debentures, should the debenture trustee or such holders of such corresponding junior subordinated debentures fail to make this declaration, the holders of at least 25% in aggregate liquidation preference of the corresponding series of preferred securities shall have that right.

     The holders of a majority in aggregate outstanding principal amount of the series of junior subordinated debentures may annul such declaration and waive the default if the default, other than the non-payment of the principal of the junior subordinated debentures which has become due solely by such acceleration, has been cured and a sum sufficient to pay all matured installments of interest and principal due otherwise than by acceleration has been deposited with the debenture trustee.

     The holders of a majority in outstanding principal amount of the junior subordinated debentures affected by the default may, on behalf of the holders of all the junior subordinated debentures, waive any past default, except a default in the payment of principal or interest, unless the default has been cured and a sum sufficient to pay all matured installments of interest and principal due otherwise than by acceleration has been deposited with the debenture trustee, or a default in respect of a covenant or provision which under the junior subordinated indenture cannot be modified or amended without the consent of the holder of each outstanding junior subordinated debenture. The junior subordinated indenture includes a covenant that we file annually with the junior subordinated indenture trustee a certificate of compliance.

     In case a debenture event of default shall occur and be continuing as to a series of corresponding junior subordinated debentures, the property trustee will have the right to declare the principal of and the interest on the corresponding junior subordinated debentures, and any other amounts payable under the indenture, to be forthwith due and payable and to enforce its other rights as a creditor with respect to such corresponding junior subordinated debentures.

ENFORCEMENT OF CERTAIN RIGHTS BY HOLDERS OF PREFERRED SECURITIES

     If a debenture event of default has occurred and is continuing and the event is attributable to our failure to pay interest or principal on the corresponding junior subordinated debentures on the date the interest or principal is otherwise payable, a holder of preferred securities may institute a legal proceeding directly against us, which we refer to in this prospectus as to as a "direct action," for enforcement of payment to such holder of the principal of or interest on the corresponding junior subordinated debentures having a principal amount equal to the aggregate liquidation amount of the related preferred securities of the holder.

     We may not amend the junior subordinated indenture to remove the foregoing right to bring a direct action without the prior written consent of the holders of all of the preferred securities. If the right to bring a direct action is removed, the applicable issue may become subject to the reporting obligations under the Securities Exchange Act of 1934, as amended. We shall have the right under the junior subordinated indenture to set-off any payment made to such holder of preferred securities by us in connection with a direct action. The holders of preferred securities will not be able to exercise directly any other remedy available to the holders of the corresponding junior subordinated debentures.

     The holders of the preferred securities would not be able to exercise directly any remedies other than those set forth in the preceding paragraph available to the holders of the junior subordinated debentures unless there shall have been an event of default under the trust agreement.

CONSOLIDATION, MERGER, SALE OF ASSETS AND OTHER TRANSACTIONS

     The junior subordinated indenture provides that we shall not consolidate with or merge into any other corporation or convey, transfer or lease our properties and assets substantially as an entirety to any person, and no person shall consolidate with or merge into us or convey, transfer or lease its properties and assets substantially as an entirety to us, unless:

     - in case we consolidate with or merge into another corporation or convey or transfer our properties and assets substantially as an entirety to any person, the successor corporation is organized under the laws of the United States or any state or the District of Columbia, and the successor corporation expressly assumes our obligations on the junior subordinated debentures issued under the junior subordinated indenture,

     - immediately after giving effect to the consolidation, merger, conveyance or transfer, no debenture event of default, and no event which, after notice or lapse of time or both, would become a debenture event of default, shall have happened and be continuing,

     - in the case of corresponding junior subordinated debentures, the transaction is permitted under the related trust agreement or guarantee and does not give rise to any breach or violation of the related trust agreement or guarantee, and

     - certain other conditions as prescribed in the junior subordinated indenture are met.

     The general provisions of the junior subordinated indenture do not afford holders of the junior subordinated debentures protection in the event of a highly leveraged or other transaction involving The Hartford Financial Services Group that may adversely affect holders of the junior subordinated debentures.

SATISFACTION AND DISCHARGE

     The junior subordinated indenture provides that when, among other things, all junior subordinated debentures not previously delivered to the debenture trustee for cancellation:

     - have become due and payable or

     - will become due and payable at their stated maturity within one year, and we deposit or cause to be deposited with the debenture trustee trust funds, in trust, for the purpose an amount in the currency or currencies in which the junior subordinated debentures are payable sufficient to pay and discharge the entire indebtedness on the junior subordinated debentures not previously delivered to the debenture trustee for cancellation, for the principal, premium, if any, and interest on the date of the deposit or to the stated maturity, as the case may be, then the junior subordinated indenture will cease to be of further effect, except as to our obligations to pay all other sums due pursuant to the junior subordinated indenture and to provide the officers' certificates and opinions of counsel described in the junior subordinated indenture, and we will be deemed to have satisfied and discharged the indenture.

CONVERSION OR EXCHANGE

     The junior subordinated debentures may be convertible or exchangeable into preferred securities or other securities to the extent set forth in the applicable prospectus supplement. The specific terms on which junior subordinated debentures may be so converted or exchanged will be set forth in the applicable prospectus supplement. These terms may include provisions for conversion or exchange, either mandatory, at the option of the holder, or at our option, in which case the number of shares of preferred securities or other securities to be received by the holders of junior subordinated debentures would be calculated as of a time and in the manner stated in the applicable prospectus supplement.

SUBORDINATION

     In the junior subordinated indenture, we have agreed that any junior subordinated debentures issued pursuant to the junior subordinated indenture will be subordinate and junior in right of payment to all senior debt, as defined below, to the extent provided in the junior subordinated indenture.

     Upon any payment or distribution of assets to creditors upon any liquidation, dissolution, winding up, reorganization, assignment for the benefit of creditors, marshaling of assets or any bankruptcy, insolvency, debt restructuring or similar proceedings in connection with any insolvency or bankruptcy proceeding of The Hartford Financial Services Group, Inc. the holders of senior debt will first be entitled to receive payment in full of principal, premium, if any, and interest, if any, on the senior debt before the holders of junior subordinated debentures or, in the case of corresponding junior subordinated debentures, the property trustee on behalf of the holders, will be entitled to receive or retain any payment in respect of the principal, and premium, if any, or interest, if any, on the junior subordinated debentures.

     In the event of the acceleration of the maturity of any junior subordinated debentures, the holders of all senior debt outstanding at the time of the acceleration will first be entitled to receive payment in full of all amounts due, including any amounts due upon acceleration, before the holders of junior subordinated debentures will be entitled to receive any payment upon the principal, premium or interest, if any, on the junior subordinated debentures.

     No payments on account of principal, premium or interest, if any, in respect of the junior subordinated debentures may be made if:

     - there shall have occurred and be continuing a default in any payment with respect to senior debt,

     - there shall have occurred and be continuing an event of default with respect to any senior debt resulting in the acceleration of its maturity; or

     - if any judicial proceeding shall be pending with respect to any such default.

     When we use the term "debt", we mean with respect to any person, whether recourse is to all or a portion of the assets of the person and whether or not contingent:

     - every obligation of that person for money borrowed,

     - every obligation of that person evidenced by bonds, debentures, notes or other similar instruments, including obligations incurred in connection with the acquisition of property, assets or businesses,

     - every reimbursement obligation of that person with respect to letters of credit, bankers' acceptances or similar facilities issued for the account of the person,

     - every obligation of that person issued or assumed as the deferred purchase price of property or services but excluding trade accounts payable or accrued liabilities arising in the ordinary course of business,

     - every capital lease obligation of that person, and

     - every obligation of the type referred to in the prior five clauses of another person and all dividends of another person the payment of which, in either case, the person has guaranteed or is responsible or liable, directly or indirectly, as obligor or otherwise.

     When we use the term "senior debt" we mean the principal, premium and interest, if any, including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to The Hartford Financial Services Group, Inc. whether or not such claim for post-petition interest is allowed in such proceeding, on debt, whether incurred on or prior to the date of the junior subordinated indenture or thereafter incurred, unless, in the instrument creating or evidencing that debt or pursuant to which that debt is outstanding, it is provided that such obligations are not superior in right of payment to the junior subordinated debentures or to other debt which ranks equally with, or subordinated to, the junior subordinated debentures.

     However, senior debt will not include:

     - any debt of The Hartford Financial Services Group, Inc. which when incurred and without respect to any election under Section 1111(b) of the Bankruptcy code, was without recourse to The Hartford Financial Services Group, Inc.,

     - any debt of The Hartford Financial Services Group, Inc. to any of its subsidiaries,

     - debt to any employee of The Hartford Financial Services Group, Inc.,

     - any liability for taxes,

     - indebtedness or monetary obligations to trade creditors or assumed by The Hartford Financial Services Group, Inc. or any of its subsidiaries in the ordinary course of business in connection with the obtaining of materials or services, and

     - any other debt securities issued pursuant to the junior subordinated indenture.

     We are a non-operating holding company, and most of our assets are owned by our subsidiaries. Accordingly, the junior subordinated debentures will be effectively subordinated to all existing and future liabilities of our subsidiaries, including liabilities under contracts of insurance and annuities written by our insurance subsidiaries. Holders of junior subordinated debentures should look only to our assets for payments of interest and principal and premium, if any. The payment of dividends by our insurance company subsidiaries, including Hartford Fire, is limited under the insurance holding company laws in which such subsidiaries are domiciled. See "The Hartford Financial Services Group, Inc."

     The junior subordinated indenture places no limitation on the amount of additional senior debt that we may incur. We expect from time to time to incur additional indebtedness constituting senior debt.

     The indenture provides that the foregoing subordination provisions, insofar as they relate to any particular issue of junior subordinated debentures, may be changed prior to issuance. Any such change would be described in the prospectus supplement relating to the junior subordinated debentures.

GOVERNING LAW

     The junior subordinated indenture and the junior subordinated debentures will be governed by and construed in accordance with the laws of the State of New York.

INFORMATION CONCERNING THE DEBENTURE TRUSTEE

     The debenture trustee shall have and be subject to all the duties and responsibilities specified with respect to an indenture trustee under the Trust Indenture Act. Subject to such provisions, the debenture trustee is under no obligation to exercise any of the powers vested in it by the junior subordinated indenture at the request of any holder of junior subordinated debentures, unless offered reasonable indemnity by such holder against the costs, expenses and liabilities which might be incurred thereby. The debenture trustee is not required to expend or risk its own funds or otherwise incur personal financial liability in the performance of its duties if the debenture trustee reasonably believes that repayment or adequate indemnity is not reasonably assured to it.

             DESCRIPTION OF CAPITAL STOCK OF THE HARTFORD FINANCIAL
                              SERVICES GROUP, INC.

AUTHORIZED AND OUTSTANDING CAPITAL STOCK

     Pursuant to our Restated Certificate of Incorporation, our authorized capital stock is 450,000,000 shares, consisting of:

     - 50,000,000 shares of preferred stock, par value $.01 per share, of which 300,000 shares were designated as Series A Participating Cumulative Preferred Stock; and

     - 400,000,000 shares of common stock, par value $.01 per share.

     As of September 30, 2000, we had 225,165,836 outstanding shares of common stock. Holders of common stock have received a right, entitling them, when such right becomes exercisable, to purchase shares of Series A Participating Cumulative Preferred Stock in certain circumstances. See "-- Rights Agreement." No shares of preferred stock are currently outstanding.

     No holders of any class of our capital stock are entitled to preemptive rights.

     In general, the classes of authorized capital stock are afforded preferences with respect to dividends and liquidation rights in the order listed above. Our board of directors is empowered, without approval of our stockholders, to cause the preferred stock to be issued in one or more series, with the numbers of shares of each series and the rights, preferences and limitations of each series to be determined by it. The specific matters that may be determined by our board of directors include the dividend rights, voting rights, redemption rights, liquidation preferences, if any, conversion and exchange rights, retirement and sinking fund provisions and other rights, qualifications, limitations and restrictions of any wholly unissued series of preferred stock (or of the entire class of preferred stock if none of the shares have been issued), the number of shares constituting that series and the terms and conditions of the issue of the shares.

     The descriptions set forth below do not purport to be complete and are qualified in their entirety by reference to our Restated Certificate of Incorporation and our By-laws, which are filed or incorporated by reference, as exhibits to the Registration Statement that includes this prospectus.

COMMON STOCK

     Subject to any preferential rights of any preferred stock created by our board of directors, each outstanding share of our common stock is entitled to such dividends as our board of directors may declare from time to time out of funds that we can legally use to pay dividends. The holders of common stock possess exclusive voting rights, except to the extent our board of directors specifies voting power with respect to any preferred stock that is issued.

     Each holder of our common stock is entitled to one vote for each share of common stock and does not have any right to cumulate votes in the election of directors. In the event of liquidation, dissolution or winding-up of The Hartford Financial Services Group, Inc., holders of our common stock will be entitled to receive on a pro-rata basis any assets remaining after provision for payment of creditors and after payment of any liquidation preferences to holders of preferred stock. Our common stock is listed on the New York Stock Exchange under the symbol "HIG".

     The transfer agent and registrar for our common stock is The Bank of New York.

PREFERRED STOCK

     The particular terms of any series of preferred stock will be set forth in the prospectus supplement relating to the offering.

     The rights, preferences, privileges and restrictions, including dividend rights, voting rights, terms of redemption, retirement and sinking fund provisions and liquidation preferences, if any, of the preferred stock of each series will be fixed or designated pursuant to a certificate of designation adopted by our board of directors or a duly authorized committee of our board of directors. The terms, if any, on which shares of any series of preferred stock are convertible or exchangeable into common stock will also be set forth in the prospectus supplement relating to the offering. These terms may include provisions for conversion or exchange, either mandatory, at the option of the holder, or at our option, in which case the number of shares of common stock to be received by the holders of preferred stock would be calculated as of a time and in the manner stated in the applicable prospectus supplement. The description of the terms of a particular series of preferred stock that will be set forth in the applicable prospectus supplement does not purport to be complete and is qualified in its entirety by reference to the certificate of designation relating to the series.

     On October 10, 1995, our board of directors declared a dividend of rights to holders of record of our common stock outstanding as of the close of business on December 19, 1995. When such rights become exercisable, holders of such rights shall be entitled to purchase shares of Series A Participating Cumulative Preferred Stock in certain circumstances pursuant to the rights agreement. See "-- Rights Agreement."

DEPOSITARY SHARES

     General

     We may, at our option, elect to offer depositary shares representing receipts for fractional interests in preferred stock, rather than full shares of preferred stock. In such event, receipts for depositary shares, each of which will represent a fraction, to be set forth in the prospectus supplement relating to a particular series of preferred stock, of a share of a particular series of preferred stock, will be issued as described below.

     The shares of any series of preferred stock represented by depositary shares will be deposited under a deposit agreement between us and a depositary which we will name in a prospectus supplement. Subject to the terms of the deposit agreement, each owner of a depositary share will be entitled, in proportion to the applicable fraction of a share of preferred stock represented by such depositary share, to all the rights and preferences of the preferred stock represented by the depositary share, including dividend, voting, redemption, subscription and liquidation rights. We have summarized certain provisions of the deposit agreement. This summary does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the deposit agreement. Copies of the forms of deposit agreement and depositary receipt are filed or incorporated by reference as exhibits to the Registration Statement that includes this prospectus.

     Dividends and Other Distributions

     The depositary will distribute all cash dividends or other cash distributions received in respect of the preferred stock to the record holders of depositary shares relating to such preferred stock in proportion to the numbers of such depositary shares owned by these holders.

     In the event of a distribution other than in cash, the depositary will distribute property received by it to the record holders of depositary shares in an equitable manner, unless the depositary determines that it is not feasible to make such distribution, in which case the depositary may sell such property and distribute the net proceeds from such sale to these holders.

     Redemption of Depositary Shares

     If a series of preferred stock represented by depositary shares is subject to redemption, the depositary shares will be redeemed from the proceeds received by the depositary resulting from the redemption, in whole or in part, of such series of preferred stock held by the depositary. The redemption price per depositary share will be equal to the applicable fraction of the redemption price per share payable with respect to the series of the preferred stock. Whenever we redeem shares of preferred stock held by the depositary, the depositary will redeem as of the same redemption date the number of depositary shares representing shares of preferred stock so redeemed. If fewer than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot, pro rata or by any other equitable method as may be determined by the depositary.

     Voting the Preferred Stock

     Upon receipt of notice of any meeting at which the holders of the preferred stock are entitled to vote, the depositary will mail the information contained in that notice of meeting to the record holders of the depositary shares relating to the preferred stock. Each record holder of such depositary shares on the record date, which will be the same date as the record date for the preferred stock, will be entitled to instruct the depositary as to the exercise of the voting rights pertaining to the amount of the preferred stock represented by such holder's depositary shares. The depositary will endeavor, insofar as practicable, to vote the amount of the preferred stock represented by the depositary shares in accordance with those instructions, and we will agree to take all reasonable action which may be deemed necessary by the depositary in order to enable the depositary to do so. The depositary will abstain from voting shares of the preferred stock to the extent it does not receive specific instructions from the holder of depositary shares representing the preferred stock.

     Amendment and Termination of the Deposit Agreement

     The form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement may at any time be amended by agreement between us and the depositary. However, any amendment which materially and adversely alters the rights of the holders of depositary shares will not be effective unless the amendment has been approved by the holders of at least a majority of the depositary shares then outstanding.

     The deposit agreement will only terminate if:

     - all outstanding depositary shares have been redeemed or

     - there has been a final distribution in respect of the preferred stock, including in connection with our liquidation, dissolution or winding up and the distribution has been distributed to the holders of depositary receipts.

     Resignation and Removal of Depositary

     The depositary may resign at any time by delivering to us notice of its election to do so, and we may at any time remove the depositary. Any such resignation or removal will take effect upon the appointment of a successor depositary and its acceptance of such appointment. The successor depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50,000,000.

     Charges of Depositary

     We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will pay charges of the depositary in connection with the initial deposit of the preferred stock and issuance of depositary receipts, all withdrawals of shares of preferred stock by owners of the depositary shares and any redemption of the preferred stock. Holders of depositary receipts will pay other transfer and other taxes and governmental charges and such other charges as they are expressly provided in the deposit agreement to be for their accounts.

     Miscellaneous

     The depositary will forward all reports and communications from us which are delivered to the depositary and which we are required or otherwise determine to furnish to the holders of the preferred stock.

     Neither we nor the depositary will be liable under the deposit agreement to holders of depositary receipts other than for its gross negligence, willful misconduct or bad faith. Neither we nor the depositary will be obligated to prosecute or defend any legal proceedings in respect of any depositary shares or preferred stock unless satisfactory indemnity is furnished. We and the depositary may rely upon written advice of counsel or accountants, or upon information provided by persons presenting preferred stock for deposit, holders of depositary receipts or other persons believed to be competent and on documents believed to be genuine.

PROVISIONS OF OUR RESTATED CERTIFICATE OF INCORPORATION AND BY-LAWS

     Provisions of our Restated Certificate of Incorporation and By-laws may delay or make more difficult unsolicited acquisitions or changes of our control. We believe that these provisions will enable us to develop our business in a manner that will foster long-term growth without disruption caused by the threat of a takeover not thought by our board of directors to be in our best interests and the best interests of our shareholders.

     Those provisions could have the effect of discouraging third parties from making proposals involving an unsolicited acquisition or change of control of our company, although the proposals, if made, might be considered desirable by a majority of our shareholders. Those provisions may also have the effect of making it more difficult for third parties to cause the replacement of our current management without the concurrence of our board of directors.

     These provisions include:

     - the availability of capital stock for issuance from time to time at the discretion of our board of directors (see "-- Authorized and Outstanding Capital Stock" and "-- Preferred Stock"),

     - prohibitions against shareholders calling a special meeting of shareholders or acting by written consent in lieu of a meeting,

     - requirements for advance notice for raising business or making nominations at shareholders' meetings, and

     - the ability of our board of directors to increase the size of the board and to appoint directors to fill newly created directorships.

     No Shareholder Action by Written Consent; Special Meetings

     Our Restated Certificate of Incorporation and By-laws provide that shareholder action can be taken only at an annual or special meeting and cannot be taken by written consent in lieu of a meeting. Our Restated Certificate of Incorporation and By-laws also provide that special meetings of shareholders can be called only by the Chairman of our board of directors or by a vote of the majority of the entire board of directors. Furthermore, our By-laws provide that only such business as is specified in the notice of any such special meeting of shareholders may come before such meeting.

     Advance Notice for Raising Business or Making Nominations at Meetings

     Our By-laws establish an advance notice procedure for shareholder proposals to be brought before an annual meeting of shareholders and for nominations by shareholders of candidates for election as directors at an annual or special meeting at which directors are to be elected. Only such business may be conducted at an annual meeting of shareholders as has been brought before the meeting by, or at the direction of, the board of directors, or by a shareholder who has given to the secretary of the company timely written notice, in proper form, of the shareholder's intention to bring that business before the meeting. The Chairman of the meeting will have the authority to make these determinations. Only persons who are nominated by, or at the direction of, the board of directors, or who are nominated by a shareholder who has given timely written notice, in proper form, to the secretary prior to a meeting at which directors are to be elected will be eligible for election as directors.

     To be timely, notice of business to be brought before an annual meeting or nominations of candidates for election as directors at an annual meeting is required to be received by the company's secretary not later than 90 days in advance of the anniversary date for the immediately preceding annual meeting (or not more than 10 days after the first public disclosure of the originally scheduled date of such of such annual meeting, whichever is earlier).

     Similarly, notice of nominations to be brought before a special meeting of shareholders for the election of directors is required to be delivered to the secretary no later than the close of business on the seventh day following the day on which notice of the date of the special meeting of shareholders is given.

     The notice of any nomination for election as a director is required to set forth:

     - the name and address of the shareholder who intends to make the nomination and of the person or persons to be nominated,

     - a representation that the shareholder is a holder of record of stock entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice,

     - a description of all arrangements or understandings between the shareholder and each nominee and any other person or persons (naming those persons) pursuant to which the nomination or nominations are to be made by the shareholder, such other information regarding each nominee proposed by such shareholder as would have been required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission had each nominee been nominated, or intended to be nominated, by our board of directors, and

     - the consent of each nominee to serve as a director if so elected.

     Number of Directors; Filling of Vacancies

     Our Restated Certificate of Incorporation and By-laws provide that newly created directorships resulting from any increase in the authorized number of directors, or any vacancy, may be filled by a vote of a majority of directors then in office, subject to the requirement provided in the By-laws that the majority of directors holding office immediately after such election must be "independent directors," as defined in the By-laws. Accordingly, our board of directors may be able to prevent any shareholder from obtaining majority representation on the board of directors by increasing the size of the board and filling the newly created directorships with its own nominees.

RIGHTS AGREEMENT

     The Hartford Financial Services Group, Inc. Rights

     On October 10, 1995, our board of directors declared a dividend of one right for each share of common stock outstanding as of the close of business on December 19, 1995, with respect to common stock issued after that date until the distribution date, as defined below and, in certain circumstances, with respect to common stock issued after the distribution date.

     On May 21, 1998, our board of directors declared a two-for-one stock split effected in the form of a 100% stock dividend distributed on July 15, 1998 to stockholders of record as of June 24, 1998. Before our board of directors declared the two-for-one stock split, the rights entitled the registered holder to purchase from us, when it became exercisable, one one-thousandth (1/1000th) of a share of Series A Participating Cumulative Preferred Stock, par value $.01 per share, at a price of $2.20 with respect to each right, subject to adjustment in specific circumstances. As a result of the stock split, the terms of the rights were adjusted so that the holder of a right may purchase from us, when it becomes exercisable, one-five hundredth (1/500th) of a share of Series A Participating Cumulative Preferred Stock, par value $.01 per share, at a price of $1.10 with respect to each right, subject to adjustment in specific circumstances.

     Each right is subject to redemption at a price of $.005 per share. The description and terms of the rights are set forth in the rights agreement, dated as of November 1, 1995, between us and The Bank of New York, as rights agent. The rights will not be exercisable until the distribution date and will expire on November 1, 2005, unless earlier redeemed by us as described below. Until a right is exercised, the holder of the right, as such, will have no rights as a shareholder of The Hartford Financial Services Group, Inc. including, without limitation, the right to vote or to receive dividends with respect to the rights or the Series A Participating Cumulative Preferred Stock relating to the right. A copy of the rights agreement has been filed as an exhibit to

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

the Registration Statement that includes this prospectus. The description set forth below does not purport to be complete and is qualified in its entirety by reference to the rights agreement.

     Distribution Date

     Under the rights agreement, the distribution date is the earlier of:

     - such time as we learn that a person or group (including any affiliate or associate of such person or group) has acquired, or has obtained the right to acquire, beneficial ownership of more than 15% of the outstanding shares of our common stock (we are referring to such person or group as an "acquiring person"), unless provisions preventing accidental triggering of the distribution of the rights apply, and

     - the close of business on such date, if any, as may be designated by our board of directors following the commencement of, or first public disclosure of an intent to commence, a tender or exchange offer for more than 15% or more of the outstanding shares of our common stock.

     A person or group (or any affiliate or associate of such person or group), however, that inadvertently acquires more than 15% of the outstanding shares of our common stock will not be deemed to be an acquiring person provided that such person or group reduces its percentage of beneficial ownership to less than 15% of the outstanding shares of our common stock by the close of business on the fifth business day after notice from us that that person's or group's ownership interest exceeds 15% of the outstanding shares of our common stock. That person or group will be deemed to be an acquiring person at the end of such five business day period absent such reduction.

     Evidence of Rights

     Until the distribution date, the rights will be evidenced by the certificates for common stock registered in the names of the holders thereof rather than separate right certificates. Therefore, on and after the issuance date and until the distribution date, the rights will be transferred with and only with the common stock and each transfer of common stock also will transfer the associated rights. As soon as practicable following the distribution date, separate certificates evidencing the rights will be mailed to holders of record of the common stock as of the close of business on the distribution date (and to each initial record holder of common stock originally issued after the distribution date), and such separate certificates alone will thereafter evidence the rights.

     Adjustments

     The number of Series A Participating Cumulative Preferred Stock or other securities issuable upon exercise of the rights, the purchase price, the redemption price and the number of rights associated with each share of common stock are all subject to adjustment from time to time in the event of any change in the common stock or the Series A Participating Cumulative Preferred Stock, whether by reason of stock dividends, stock splits, recapitalizations, mergers, consolidations, combinations or exchanges of securities, split-ups, split-offs, spin-offs, liquidations, other similar changes in capitalization or any distribution or issuance of cash, assets, evidences of indebtedness or subscription rights, options or warrants to holders of common stock or Series A Participating Cumulative Preferred Stock.

     We may, but we are not required to, issue fractions of rights or distribute right certificates which evidence fractional rights. In lieu of such fractional rights, we may make a cash payment based on the market price of those rights. In addition, we may, but we are not required to, issue fractions of shares upon the exercise of the rights or distribute certificates which evidence fractional Series A Participating Cumulative Preferred Stock. In lieu of fractional Series A Participating Cumulative Preferred Stock, we may utilize a depositary arrangement as provided by the terms of the Series A Participating Cumulative Preferred Stock and, in the case of fractions other than one-five hundredth (1/500th) of a Series A Participating Cumulative Preferred Stock or integral multiples thereof, may make a cash payment on the market price of those shares.

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

     Triggering Event and Effect of Triggering Event

     At such time as there is an acquiring person, the rights will entitle each holder, other than such acquiring person, of a right to purchase, for the purchase price, that number of one-five hundredth (1/500th) of a Series A Participating Cumulative Preferred Stock equivalent to the number of shares of common stock which at the time of that event would have a market value of twice the purchase price.

     In the event we are acquired in a merger or other business combination by an acquiring person or an affiliate or associate of an acquiring person that is a publicly traded corporation or 50% or more of our assets or assets representing 50% or more of our revenues or cash flow are sold, leased, exchanged or otherwise transferred (in one or more transactions) to an acquiring person or an affiliate or associate of an acquiring person that is not a publicly traded corporation, each right will entitle its holder (subject to the next paragraph) to purchase, for the purchase price, that number of common shares of such corporation which at the time of the transaction would have a market value of twice the purchase price. In the event we are acquired in a merger or other business combination by an acquiring person or an affiliate or associate of an acquiring person that is not a publicly traded entity or 50% or more of our assets or assets representing 50% or more of our revenues or cash flow are sold, leased, exchanged or otherwise transferred (in one or more transactions) to an acquiring person or an affiliate or associate of an acquiring person that is not a publicly traded entity, each right will entitle its holder (subject to the next paragraph) to purchase, for the purchase price, at such holder's option:

     - that number of shares of the surviving corporation in the transaction with that entity (which surviving corporation could be us), which at the time of the transaction would have a book value of twice the purchase price,

     - that number of shares of such entity which at the time of the transaction would have a book value of twice the purchase price, or

     - if that entity has an affiliate which has publicly traded common shares, that number of common shares of that affiliate which at the time of the transaction would have market value of twice the purchase price.

     Any rights that are at any time beneficially owned by an acquiring person, or any affiliate or associate of an acquiring person, will be null and void and nontransferable and any holder of any such right (including any purported transferee or subsequent holder) will be unable to exercise or transfer any such right.

     Redemption

     At any time prior to the earlier of:

     - such time as a person or group becomes an acquiring person and

     - November 1, 2005,

our board of directors may redeem the rights in whole, but not in part, at a price, which we refer to in this prospectus as the "redemption price," in cash or common stock or other securities deemed by our board of directors to be at least equivalent in value, of $.005 per right. This amount is subject to adjustment as provided in the rights agreement. Immediately upon the action of our board of directors ordering the redemption of the rights, and without any further action and without any notice, the right to exercise the rights will terminate and the only right of the holders of rights will be to receive the redemption price. Within 10 business days after the action of our board of directors ordering the redemption of the rights, we will give notice of such redemption to the holders of the then outstanding rights by mail. Each such notice of redemption will state the method by which payment of the redemption price will be made.

     In addition, at any time after there is an acquiring person, our board of directors may elect to exchange each right, other than rights that have become null and void and nontransferable as described above, for a consideration per right consisting of one-half of the securities that would be issuable at such time upon exercise of one right pursuant to the terms of the rights agreement.

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

     Amendment

     At any time prior to the distribution date, we may, without the approval of any holder of any rights, supplement or amend any provision of the rights agreement, including, without limitation, the date on which the distribution date shall occur, the definition of acquiring person, the time during which the rights may be redeemed or the terms of the Series A Participating Cumulative Preferred Stock. However, no supplement or amendment shall be made which reduces the redemption price or provides for an earlier expiration date. From and after the distribution date and subject to applicable law, we may amend the rights agreement without the approval of any holders of right certificates:

     - to cure any ambiguity or to correct or supplement any provision contained in the rights agreement which may be defective or inconsistent with any other provision of the rights agreement, or

     - to make any other provision which we may deem necessary or desirable and which shall not adversely affect the interests of the holders of right certificates.

     Any supplement or amendment adopted during any period after any person or group has become an acquiring person but prior to the distribution date shall be null and void unless that supplement or amendment could have been adopted under the prior sentence from and after the distribution date.

     Certain Effects of the Rights Agreement

     The rights agreement is designed to protect our shareholders in the event of unsolicited offers to acquire us and other coercive takeover tactics which, in the opinion of our board of directors, could impair our ability to represent shareholder interests. The provisions of the rights agreement may render an unsolicited takeover more difficult or less likely to occur or might prevent such a takeover, even though that takeover may offer our shareholders the opportunity to sell their stock at a price above the prevailing market rate and may be favored by a majority of our shareholders.

RESTRICTIONS ON OWNERSHIP UNDER INSURANCE LAWS

     Although our Restated Certificate of Incorporation and By-laws do not contain any provision restricting ownership as a result of the application of various state insurance laws, these laws will be a significant deterrent to any person interested in acquiring our control. The insurance holding company laws of each of the jurisdictions in which our insurance subsidiaries are incorporated or commercially domiciled, as well as state corporation laws, govern any acquisition of control of our insurance subsidiaries or of us. In general, these laws provide that no person or entity may directly or indirectly acquire control of an insurance company unless that person or entity has received the prior approval of the insurance regulatory authorities. An acquisition of control would be presumed in the case of any person or entity who purchases 10% or more of our outstanding common stock (5% or more, in the case of the Florida insurance holding company laws) unless the applicable insurance regulatory authorities determine otherwise.

DELAWARE GENERAL CORPORATION LAW

     The terms of Section 203 of the Delaware General Corporation Law apply to us since we are a Delaware corporation. Pursuant to Section 203, with certain exceptions, a Delaware corporation may not engage in any of a broad range of business combinations, such as mergers, consolidations and sales of assets, with an "interested stockholder," as defined below, for a period of three years from the date that such person became an interested stockholder unless:

     - the transaction that results in a person's becoming an interested stockholder or the business combination is approved by the board of directors of the corporation before the person becomes an interested stockholder,

     - upon consummation of the transaction which results in the shareholder becoming an interested stockholder, the interested stockholder owns 85% or more of the voting stock of the corporation outstanding at the time the transaction commenced, excluding shares owned by persons who are directors and also officers and shares owned by certain employee stock plans, or

     - on or after the date the person becomes an interested stockholder, the business combination is approved by the corporation's board of directors and by holders of at least two-thirds of the corporation's outstanding voting stock, excluding shares owned by the interested stockholder, at a meeting of shareholders.

     Under Section 203, an "interested stockholder" is defined as any person, other than the corporation and any direct or indirect majority-owned subsidiary, that is:

     - the owner of 15% or more of the outstanding voting stock of the corporation or

     - an affiliate or associate of the corporation and was the owner of 15% or more of the outstanding voting stock of the corporation at any time within the three-year period immediately prior to the date on which it is sought to be determined whether such person is an interested stockholder.

     Section 203 does not apply to a corporation that so provides in an amendment to its certificate of incorporation or by-laws passed by a majority of its outstanding shares at any time. Such stockholder action does not become effective for 12 months following its adoption and would not apply to persons who were already interested stockholders at the time of the amendment. Our Restated Certificate of Incorporation does not exclude us from the restrictions imposed under Section 203.

     Under certain circumstances, Section 203 makes it more difficult for a person who would be an interested stockholder to effect various business combinations with a corporation for a three-year period, although the shareholders may elect to exclude a corporation from the restrictions imposed thereunder. The provisions of Section 203 may encourage companies interested in acquiring us to negotiate in advance with our board of directors, because the shareholder approval requirement would be avoided if a majority of the directors then in office approve either the business combination or the transaction which results in the shareholder becoming an interested shareholder. These provisions also may have the effect of preventing changes in our management. It is further possible that such provisions could make it more difficult to accomplish transactions that shareholders may otherwise deem to be in their best interest.

                            DESCRIPTION OF WARRANTS

     We may issue warrants, including warrants to purchase debt securities, which we refer to in this prospectus as "debt warrants", preferred stock, common stock or other of our securities. We may issue warrants independently or together with any other securities, and they may be attached to or separate from such securities. We will issue the other warrants under warrant agreements between us and a bank or trust company, as warrant agent, as we shall set forth in the prospectus supplement relating to the warrants being offered. The description of the terms of the warrants that are set forth below and that will be set forth in the applicable prospectus supplement do not purport to be complete and are qualified in their entirety by reference to the warrant agreement and warrant certificate relating to such warrants. The forms of warrant and warrant certificate are filed or incorporated by reference as exhibits to the Registration Statement that includes this prospectus.

DEBT WARRANTS

     The applicable prospectus supplement will describe the terms of debt warrants offered by such prospectus, the warrant agreement relating to such debt warrants and the warrant certificates representing such debt warrants, including the following:

     - the title of the debt warrants,

     - the debt securities for which such debt warrants are exercisable,

     - the aggregate number of the debt warrants,

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

     - the principal amount of debt securities purchasable upon exercise of each debt warrant, and the price or prices at which the debt warrants will be issued,

     - the procedures and conditions relating to the exercise of the debt warrants,

     - the designation and terms of any related debt securities with which the debt warrants are issued, and the number of the debt warrants issued with each such debt security,

     - the date, if any, on and after which the debt warrants and the related securities will be separately transferable,

     - the date on which the right to exercise the debt warrants shall commence, and the date on which such right shall expire,

     - the maximum or minimum number of the debt warrants which may be exercised at any time,

     - if applicable, a discussion of material United States federal income tax considerations,

     - any other terms of the debt warrants and terms, procedures and limitations relating to the exercise of the debt warrants, and

     - the terms of the securities purchasable upon exercise of the debt warrants.

     Debt warrant certificates may be exchanged for new debt warrant certificates of different denominations and debt warrants may be exercised at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement. Prior to the exercise of their debt warrants, holders of debt warrants exercisable for debt securities will not have any of the rights of holders of the debt securities purchasable upon such exercise and will not be entitled to payments of principal, or premium, if any, or interest, if any, on the debt securities purchasable upon such exercise.

OTHER WARRANTS

     We may issue other warrants. The applicable prospectus supplement will describe the following terms of any of those warrants:

     - the title of the warrant,

     - the securities, which may include preferred stock or common stock, for which the warrants are exercisable,

     - the price or prices at which the warrants will be issued,

     - if applicable, the designation and terms of the preferred stock or common stock with which the warrants are issued, the designation and terms of the preferred stock or common stock with which the warrants are issued, and the number of warrants issued with each share of preferred stock or common stock,

     - if applicable, the date on and after which the warrants and the related preferred stock or common stock will be separately transferable,

     - if applicable, a discussion of material United States federal income tax considerations, and

     - any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.

     The applicable prospectus supplement will also set forth (1) the amount of securities called for by the warrants, and if applicable, the amount of warrants outstanding, and (2) information relating to provisions, if any, for a change in the exercise price or the expiration date of such warrants and the kind, frequency and timing of any notice to be given. Prior to the exercise of their warrants for shares of preferred stock or common stock, holders of such warrants will not have any rights of holders of the preferred stock or common stock purchasable upon that exercise and will not be entitled to dividend payments, if any, or voting rights of the preferred stock or common stock purchasable upon such exercise.
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

EXERCISE OF WARRANTS

     Each warrant will entitle the holder to purchase for cash such principal amount or such number of our securities at such exercise price as shall in each case be set forth in, or be determinable as set forth in, the prospectus supplement relating to the warrants. Warrants may be exercised as set forth in the prospectus supplement relating to the warrants at any time up to the close of business on the expiration date set forth in the prospectus supplement. After the close of business on the expiration date, or such later expiration date as may be extended by us, unexercised warrants will become void.

     Upon receipt of payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will, as soon as practicable, forward the securities purchasable upon such exercise. If less than all of the warrants represented by such warrant certificate are exercised, a new warrant certificate will be issued for the remaining warrants.

        DESCRIPTION OF STOCK PURCHASE CONTRACTS AND STOCK PURCHASE UNITS

     We may issue stock purchase contracts, including contracts obligating holders to purchase from us, and for us to sell to the holders, a specific number of shares of common stock or preferred stock at a future date or dates. The price per share of preferred stock or common stock may be fixed at the time the stock purchase contracts are issued or may be determined by reference to a specific formula set forth in the stock purchase contracts. The stock purchase contract can be issued separately or as a part of units, or stock purchase units, consisting of a stock purchase contract and debt securities, trust preferred securities or debt obligations of third parties, including U.S. Treasury securities, securing the holders' obligations to purchase the preferred stock or the common stock under the purchase contracts. The stock purchase contracts may require us to make periodic payments to the holders of the stock purchase units or vice versa and such payments may be unsecured or prefunded on some basis. The stock purchase contracts may require holders to secure their obligations in a specified manner.

     The applicable prospectus supplement will describe the terms of any stock purchase contracts or stock purchase units. The description in the prospectus supplement will not purport to be complete and will be qualified in its entirety by reference to the stock purchase contracts, and, if applicable, collateral arrangements and depositary arrangements, relating to such stock purchase contracts or stock purchase units.

                      DESCRIPTION OF PREFERRED SECURITIES

     The trustees on behalf of each trust will issue the preferred securities and the common securities of the trust pursuant to the terms of the related trust agreement. The preferred securities of a particular issue will represent preferred undivided beneficial interests in the assets of the related trust, and the holders of the trust preferred securities will generally be entitled to a preference with respect to distributions and amounts payable on redemption or liquidation over the common securities of the trust, as well as other benefits as described in the corresponding trust agreement. This summary of certain provisions of the trust agreement does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the trust agreement, including the definitions of certain terms, and the Trust Indenture Act. The form of the trust agreement has been filed or incorporated by reference as an exhibit to the Registration Statement which includes this prospectus. Each of the trusts is a legally separate entity and the assets of one are not available to satisfy the obligations of any of the others.

GENERAL

     The preferred securities of a trust will rank equally, and payments will be made pro rata, with the common securities of that trust except as described under "-- Subordination of Common Securities." Legal title to the corresponding junior subordinated debentures will be held by the property trustee in trust for the benefit of the holders of the related preferred securities and common securities.

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

     Each guarantee agreement executed by us for the benefit of the holders of preferred securities of a trust will be a guarantee on a subordinated basis with respect to the related preferred securities but will not guarantee payment of distributions or amounts payable on redemption or liquidation of the preferred securities when the related trust does not have funds on hand available to make such payments. See "Description of Guarantee."

DISTRIBUTIONS

     The preferred securities of each trust represent preferred undivided beneficial interests in the assets of the trust, and the distributions on each preferred security will be payable at a rate specified in the prospectus supplement for such preferred securities.

     The amount of distributions payable for any period will be computed on the basis of a 360-day year of twelve 30-day months unless otherwise specified in the applicable prospectus supplement. Distributions that are in arrears may bear interest on the amount thereof at the rate per annum if and as specified in the applicable prospectus supplement. The term "distributions" as we use it in this prospectus includes any additional amounts unless otherwise stated.

     Distributions on the preferred securities will be cumulative, will accrue from the date of original issuance and will be payable on such dates as specified in the applicable prospectus supplement. In the event that any date on which distributions are payable on the preferred securities is not a business day, as defined below, payment of the distribution payable on that date will be made on the next succeeding day that is a business day, and without any interest or other payment in respect to any such delay, except that, if such business day is in the next succeeding calendar year, payment of such distribution shall be made on the immediately preceding business day, in each case with the same force and effect as if made on that date. When we use the term "business day" in this prospectus, we mean any day other than a Saturday or a Sunday, or a day on which banking institutions in the City of New York are authorized or required by law or executive order to remain closed or a day on which the corporate trust office of the property trustee or the debenture trustee is closed for business.

     If provided in the applicable prospectus supplement, we have the right under the junior subordinated indenture pursuant to which we will issue the corresponding junior subordinated debentures, to extend the interest payment period at any time and from time to time on any series of the corresponding junior subordinated debentures, to a period which will be specified in the prospectus supplement. However, the extension period may not extend beyond the maturity of the junior subordinated debentures. As a consequence of any such extension, distributions on the corresponding preferred securities would be deferred (but would continue to accumulate additional distributions thereon at the rate per annum set forth in the prospectus supplement) by the trust during the extension period.

     In the event that we exercise this right, during the extension period we may not, and may not permit any of our subsidiaries to:

     - declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of our capital stock, or

     - make any payment of principal, interest or premium, if any, on or repay, repurchase or redeem any debt securities that rank equally with or junior in interest to the corresponding junior subordinated debentures or make any guarantee payments with respect to the foregoing, other than (1) dividends or distributions in our common stock, (2) redemptions or purchases of any rights pursuant to our rights plan, or any successor to such rights plan, and the declaration of a dividend of such rights in the future, and (c) payments under any guarantee.

     We anticipate that the revenue of each trust available for distribution to holders of its preferred securities will be limited to payments under the corresponding junior subordinated debentures in which the trust will invest the proceeds from the issuance and sale of its preferred securities and its common securities. See "Description of Corresponding Junior Subordinated Debentures".

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

     If we do not make interest payments on the corresponding junior subordinated debentures, the property trustee will not have funds available to pay distributions on the corresponding preferred securities. The payment of distributions, if and to the extent the trust has funds legally available for the payment of such distributions and cash sufficient to make these payments, is guaranteed on a limited basis as set forth herein under "Description of Guarantee".

     Distributions on the preferred securities will be payable to the holders of the preferred securities as they appear on the register of the trust on the relevant record dates, which, as long as the preferred securities remain in book-entry form, will be one business day prior to the relevant distribution date. In the event any preferred securities are not in book-entry form, the relevant record date for the preferred securities shall be the date 15 days prior to the relevant distribution date.

REDEMPTION

     Mandatory Redemption

     Upon the repayment or redemption, in whole or in part, of any corresponding junior subordinated debentures, whether at maturity or upon earlier redemption as provided in the junior subordinated indenture, the proceeds from that repayment or redemption shall be applied by the property trustee to redeem a like amount, as defined below, of the corresponding preferred securities, upon not less than 30 nor more than 60 days notice, at a redemption price equal to the aggregate liquidation preference of the preferred securities plus accumulated and unpaid distributions thereon to the date of redemption and the related amount of the premium, if any, paid by us upon the concurrent redemption of such corresponding junior subordinated debentures. See "Description of Corresponding Junior Subordinated Debentures -- Optional Redemption."

     If less than all of any series of corresponding junior subordinated debentures are to be repaid or redeemed on a redemption date, then the proceeds from the repayment or redemption shall be allocated to the redemption pro rata of the preferred securities and the common securities. The amount of premium, if any, paid by us upon the redemption of all or any part of any series of any corresponding junior subordinated debentures to be repaid or redeemed on a redemption date shall be allocated to the redemption pro rata of the preferred securities and the common securities.

     We will have the right to redeem any series of corresponding junior subordinated debentures:

     - in whole at any time or in part from time to time, subject to the conditions described under "Description of Corresponding Junior Subordinated Debentures -- Optional Redemption," or

     - at any time, in whole, but not in part, upon the occurrence of a tax event or an investment company event, each as defined below, and subject to the further conditions described under "Description of Corresponding Junior Subordinated Debentures -- Optional Redemption," or

     - as may be otherwise specified in the applicable prospectus supplement.

     Redemption or Distribution upon the occurrence of a Tax Event or an Investment Company Event

     If a tax event or an investment company event in respect of a series of preferred securities and common securities shall occur and be continuing, we will have the right to:

     - redeem the corresponding junior subordinated debentures in whole, but not in part, and therefore cause a mandatory redemption of the preferred securities and common securities in whole, but not in part, at the redemption price within 90 days following the occurrence of such tax event or an investment company event, or

     - terminate the related trust and cause the corresponding junior subordinated debentures to be distributed to the holders of the preferred securities and common securities in liquidation of the trust.

     If at any time a trust is not or will not be taxed as a grantor trust but a tax event in respect of the related preferred securities has not occurred, we will have the right to terminate the trust and cause the corresponding junior subordinated debentures to be distributed to the holders of the preferred securities in liquidation of the trust. If we do not elect either option above, the applicable series of preferred securities will remain outstanding and, in the event a tax event has occurred and is continuing, additional sums, as defined below, will be payable on the corresponding junior subordinated debentures.

     Extension of Maturity of Corresponding Junior Subordinated Debentures

     If provided in the applicable prospectus supplement, we shall have the right to extend or shorten the maturity of any series of corresponding junior subordinated debentures at the time that we exercise our right to elect to terminate the related trust and cause such corresponding junior subordinated debentures to be distributed to the holders of such preferred securities and common securities in liquidation of the trust. However, we can extend the maturity only if certain conditions specified in the applicable prospectus supplement are met at the time such election is made and at the time of such extension.

     When we use the term "additional sums" we mean the additional amounts as may be necessary in order that the amount of distributions then due and payable by a trust on its outstanding preferred securities and common securities shall not be reduced as a result of any additional taxes, duties and other governmental charges to which such trust has become subject as a result of a tax event.

     When we use the term "tax event" we mean the receipt by the trust of an opinion of counsel experienced in such matters to the effect that, as a result of any amendment to, or change, including any announced prospective change, in, the laws of the United States or any political subdivision or taxing authority thereof or therein affecting taxation, or as a result of any official administrative pronouncement or judicial decision interpreting or applying those laws or regulations, which amendment or change is effective or such pronouncement or decision is announced on or after the date of issuance of the preferred securities under the trust agreement, there is more than an insubstantial risk that:

     - the trust is, or will be within 90 days of the date thereof, subject to United States federal income tax with respect to income received or accrued on the corresponding series of corresponding junior subordinated debentures,

     - interest payable by us on the series of corresponding junior subordinated debentures is not, or within 90 days of the date thereof, will not be, deductible, in whole or in part, for United States federal income tax purposes or

     - the trust is, or will be within 90 days of the date thereof, subject to more than a de minimis amount of other taxes, duties or other governmental charges.

     When we use the term "investment company event" we mean the occurrence of a change in law or regulation or a change in interpretation or application of law or regulation by any legislative body, court, governmental agency or regulatory authority to the effect that the applicable trust is or will be considered an investment company that is required to be registered under the Investment Company Act of 1940, as amended, which change becomes effective on or after the date of original issuance of the series of preferred securities issued by the trust.

     When we use the term "like amount", we mean:

     - with respect to a redemption of any series of preferred securities, preferred securities of such series having a liquidation amount, as defined below, equal to that portion of the principal amount of corresponding junior subordinated debentures to be contemporaneously redeemed in accordance with the junior subordinated indenture and the proceeds of which will be used to pay the redemption price of the preferred securities, and

     - with respect to a distribution of corresponding junior subordinated debentures to holders of any series of preferred securities in connection with a dissolution or liquidation of the related trust, corresponding junior subordinated debentures having a principal amount equal to the liquidation amount of the preferred securities of the holder to whom such corresponding junior subordinated debentures are distributed.

     When we use the term "liquidation amount", we mean the stated amount of $25 per preferred security and common security.

     After the liquidation date fixed for any distribution of corresponding junior subordinated debentures for any series of preferred securities:

     - the series of preferred securities will no longer be deemed to be outstanding,

     - The Depositary Trust Company, which we refer to in this prospectus as a "DTC," or its nominee, as the record holder of the series of preferred securities, will receive a registered global certificate or certificates representing the corresponding junior subordinated debentures to be delivered upon such distribution, and

     - any certificates representing the series of preferred securities not held by DTC or its nominee will be deemed to represent the corresponding junior subordinated debentures having a principal amount equal to the stated liquidation preference of the series of preferred securities, and bearing accrued and unpaid interest in an amount equal to the accrued and unpaid distributions on the series of preferred securities until the certificates are presented to the administrative trustees or their agent for transfer or reissuance.

     There can be no assurance as to the market prices for the preferred securities or the corresponding junior subordinated debentures that may be distributed in exchange for preferred securities if a dissolution and liquidation of a trust were to occur. Accordingly, the preferred securities that an investor may purchase, or the corresponding junior subordinated debentures that the investor may receive on dissolution and liquidation of a trust, may trade at a discount to the price that the investor paid to purchase the preferred securities offered by this prospectus.

REDEMPTION PROCEDURES

     Preferred securities redeemed on each redemption date shall be redeemed at the redemption price with the applicable proceeds from the contemporaneous redemption of the corresponding junior subordinated debentures. Redemptions of the preferred securities shall be made and the redemption price shall be payable on each redemption date only to the extent that the related trust has funds on hand available for the payment of the redemption price. See also
"-- Subordination of Common Securities."

     If a trust gives a notice of redemption in respect of its preferred securities, then, by 12:00 noon, New York City time, on the redemption date, to the extent funds are available, the property trustee will deposit irrevocably with DTC funds sufficient to pay the applicable redemption price and will give DTC irrevocable instructions and authority to pay the redemption price to the holders of such preferred securities. See "-- Book-Entry Issuance."

     If the preferred securities are no longer in book-entry form, the trust, to the extent funds are available, will irrevocably deposit with the paying agent for the preferred securities funds sufficient to pay the applicable redemption price and will give such paying agent irrevocable instructions and authority to pay the redemption price to the holders thereof upon surrender of their certificates evidencing such preferred securities.

     Notwithstanding the foregoing, distributions payable on or prior to the redemption date for any preferred securities called for redemption shall be payable to the holders of the preferred securities on the relevant record dates for the related distribution dates. If notice of redemption shall have been given and funds deposited as required, then upon the date of the deposit, all rights of the holders of the preferred securities so called for redemption will cease, except the right of the holders of the preferred securities to receive the redemption price (without interest on such redemption price), and the preferred securities will cease to be outstanding. In the event that any date fixed for redemption of preferred securities is not a business day, then payment of the redemption price payable on such date will be made on the next succeeding day which is a business day, and without any interest or other payment in respect of any such delay, except that, if such business day falls in the next calendar year, the payment will be made on the immediately preceding business day. In the event that payment of the redemption price in respect of preferred securities called for redemption is improperly withheld or refused and not paid either by the trust or by us pursuant to the guarantee as described under "Description of Guarantee", distributions on the preferred securities will continue to accrue at the then applicable rate, from the redemption date originally established by the trust for such preferred securities to the date the redemption price is actually paid, in which case the actual payment date will be the date fixed for redemption for purposes of calculating the redemption price.

     Subject to applicable law, including, without limitation, United States federal securities law, we or our subsidiaries may at any time and from time to time purchase outstanding preferred securities by tender, in the open market or by private agreement.

     Payment of the redemption price on the preferred securities and any distribution of corresponding junior subordinated debentures to holders of preferred securities shall be made to the applicable recordholders as they appear on the register for such preferred securities on the relevant record date. This date shall generally be one business day prior to the relevant redemption date or liquidation date, as applicable. However, in the event that any preferred securities are not in book-entry form, the relevant record date for such preferred securities shall be the date 15 days prior to the redemption date or liquidation date, as applicable.

     If less than all of the preferred securities and common securities issued by a trust are to be redeemed on a redemption date, then the aggregate liquidation amount of the preferred securities and common securities to be redeemed shall be allocated pro rata among the preferred securities and the common securities. The particular preferred securities to be redeemed shall be selected on a pro rata basis not more than 60 days prior to the redemption date by the property trustee from the outstanding preferred securities not previously called for redemption, by such method as the property trustee shall deem fair and appropriate and which may provide for the selection for redemption of portions (equal to $25 or an integral multiple of $25 in excess thereof) of the liquidation amount of preferred securities of a denomination larger than $25. The property trustee shall promptly notify the trust registrar in writing of the preferred securities selected for redemption and, in the case of any preferred securities selected for partial redemption, the liquidation amount of the preferred securities to be redeemed. For all purposes of each trust agreement, unless the context otherwise requires, all provisions relating to the redemption of preferred securities shall relate, in the case of any preferred securities redeemed or to be redeemed only in part, to the portion of the aggregate liquidation amount of preferred securities which has been or is to be redeemed.

SUBORDINATION OF COMMON SECURITIES

     Payment of distributions, including additional amounts, if applicable, on, and the redemption price of, the preferred securities and common securities of each trust, as applicable, shall be made pro rata based on the liquidation amount of the preferred securities and common securities. However, if on any distribution date or redemption date a debenture event of default shall have occurred and be continuing, no payment of any distribution (including additional amounts, if applicable) on, or redemption price of, any of the common securities of the trust, and no other payment on account of the redemption, liquidation or other acquisition of the common securities, shall be made unless payment in full in cash of all accumulated and unpaid distributions, including additional amounts, if applicable, on all of the outstanding preferred securities of the trust for all distribution periods terminating on or prior to that date, or in the case of payment of the redemption price the full amount of such redemption price on all of the outstanding preferred securities of the trust, shall have been made or provided for, and all funds available to the property trustee shall first be applied to the payment in full in cash of all distributions, including additional amounts, if applicable, on, or redemption price of, the trust's preferred securities then due and payable.

     In the case of any event of default resulting from a debenture event of default, we as holder of the common securities of the trust will be deemed to have waived any right to act with respect to any such event of default under the trust agreement until the effect of all those events of default with respect to the preferred securities have been cured, waived or otherwise eliminated. Until any such events of default under the trust agreement with respect to the preferred securities have been so cured, waived or otherwise eliminated, the property trustee shall act solely on behalf of the holders of the preferred securities and not on our behalf as

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

holder of the common securities, and only the holders of such preferred securities will have the right to direct the property trustee to act on their behalf.

LIQUIDATION DISTRIBUTION UPON TERMINATION

     Pursuant to the trust agreement, each trust shall automatically terminate upon expiration of its term and shall be terminated by us on the first to occur of:

     - the occurrence of certain events of bankruptcy, dissolution or liquidation of The Hartford Financial Services Group, Inc.,

     - the distribution of a like amount of the corresponding junior subordinated debentures to the holders of its preferred securities and common securities following the occurrence of an investment company event or a tax event or in the event the trust is not or will not be taxed as a grantor trust but a tax event has not occurred and in each case we as depositor have given written direction to the property trustee to terminate such trust within 45 days of such event (which direction is optional and within our discretion as depositor),

     - the redemption of all of the preferred securities of the trust, and

     - an order for the dissolution of the trust shall have been entered by a court of competent jurisdiction.

     If an early termination occurs as described in the first, second or fourth clauses above, the trust shall be liquidated by the trustees as expeditiously as the trustees determine to be possible by distributing, after satisfaction of liabilities to creditors of such trust as provided by applicable law, to the holders of the preferred securities and common securities a like amount, as defined above, of the corresponding junior subordinated debentures. If such distribution is determined by the property trustee not to be practical, the holders will be entitled to receive out of the assets of the trust available for distribution to holders, after satisfaction of liabilities to creditors of the trust as provided by applicable law, an amount equal to, in the case of holders of preferred securities, the aggregate of the liquidation amount plus accrued and unpaid distributions thereon to the date of payment. We refer to this liquidation amount in this prospectus as the "liquidation distribution." If the liquidation distribution can be paid only in part because the trust has insufficient assets available to pay in full the aggregate liquidation distribution, then the amounts payable directly by the trust on its preferred securities shall be paid on a pro rata basis. The holder(s) of the common securities of such trust will be entitled to receive distributions upon any liquidation pro rata with the holders of its preferred securities, except that if a debenture event of default has occurred and is continuing, the preferred securities shall have a priority over the common securities. A supplemental indenture may provide that if an early termination occurs as described in the fourth clause above, the corresponding junior subordinated debentures may be subject to optional redemption in whole, but not in part.

EVENTS OF DEFAULT; NOTICE

     Any one of the following events constitutes an "event of default" under each trust agreement with respect to the preferred securities issued pursuant to the trust agreement:

     - the occurrence of a debenture event of default under the junior subordinated indenture (see "Description of Junior Subordinated Debentures -- Debenture Events of Default"),

     - default by the property trustee in the payment of any distribution when it becomes due and payable, and continuation of such default for a period of 30 days,

     - default by the property trustee in the payment of any redemption price of any preferred security or common security when it becomes due and payable,

     - default in the performance, or breach, in any material respect, of any covenant or warranty of the trustees in the trust agreement, other than a covenant or warranty a default in the performance of which or the breach of which is dealt with in the second and third clauses above, and continuation of the default or breach for a period of 60 days after there has been given, by registered or certified mail,

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

       to the defaulting trustee or trustees by the holders of at least 10% in aggregate liquidation amount of the outstanding preferred securities of the applicable trust, a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a notice of default under such trust agreement, or

     - the occurrence of certain events of bankruptcy or insolvency with respect to the property trustee and the failure by us to appoint a successor property trustee within 60 days thereof.

     Within five business days after the occurrence of any event of default actually known to the property trustee, the property trustee shall transmit notice of the event of default to the holders of the preferred securities, the administrative trustees and us, as depositor, unless the event of default shall have been cured or waived. We, as depositor, and the administrative trustees are required to file annually with the property trustee a certificate as to whether or not we are and they are in compliance with all the conditions and covenants applicable to them and to us under the trust agreement.

     If a debenture event of default has occurred and is continuing, the preferred securities shall have a preference over the common securities upon termination of the trust as described above. See "-- Liquidation Distribution Upon Termination."

     The existence of an event of default does not entitle the holders of preferred securities to accelerate the maturity.

REMOVAL OF TRUSTEES

     Unless a debenture event of default shall have occurred and be continuing, any trustee may be removed at any time by the holder of the common securities. If a debenture event of default has occurred and is continuing, the property trustee and the Delaware trustee may be removed at such time by the holders of a majority in liquidation amount of the outstanding preferred securities. In no event will the holders of the preferred securities have the right to vote to appoint, remove or replace the administrative trustees, which voting rights are vested exclusively in us as the holder of the common securities. No resignation or removal of a trustee and no appointment of a successor trustee shall be effective until the acceptance of appointment by the successor trustee in accordance with the provisions of the trust agreement.

CO-TRUSTEES AND SEPARATE PROPERTY TRUSTEE

     Unless an event of default shall have occurred and be continuing, at any time or times, for the purpose of meeting the legal requirements of the Trust Indenture Act or of any jurisdiction in which any part of the trust property may at the time be located, we, as the holder of the common securities, and the administrative trustees shall have power to appoint one or more persons either to act as a co-trustee, jointly with the property trustee, of all or any part of such trust property, or to act as separate trustee of any such property, in either case with such powers as may be provided in the instrument of appointment, and to vest in such person or persons in such capacity any property, title, right or power deemed necessary or desirable, subject to the provisions of the trust agreement. In case a debenture event of default has occurred and is continuing, the property trustee alone shall have power to make that appointment.

MERGER OR CONSOLIDATION OF TRUSTEES

     Any corporation into which the property trustee, the Delaware trustee or any administrative trustee that is not a natural person may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the trustee shall be a party, or any corporation succeeding to all or substantially all the corporate trust business of the trustee, shall be the successor of such trustee under the trust agreements, provided such corporation shall be otherwise qualified and eligible.

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

MERGERS, CONSOLIDATIONS, AMALGAMATIONS OR REPLACEMENTS OF THE TRUSTS

     A trust may not merge with or into, consolidate, amalgamate, or be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety to any corporation or other body, except as described below.

     A trust may, at our request, with the consent of the administrative trustees and without the consent of the holders of the preferred securities, merge with or into, consolidate, amalgamate, or be replaced by or convey, transfer or lease its properties and assets substantially as an entirety to a trust organized as such under the laws of any state; provided, that:

     - the successor entity either:

          - expressly assumes all of the obligations of the trust with respect to the preferred securities, or

          - substitutes for the preferred securities other securities having substantially the same terms as the preferred securities so long as such securities rank the same as the preferred securities rank in priority with respect to distributions and payments upon liquidation, redemption and otherwise;

     - we expressly appoint a trustee of such successor entity possessing the same powers and duties as the property trustee as the holder of the corresponding junior subordinated debentures,

     - the successor securities are listed, or any successor securities will be listed upon notification of issuance, on any national securities exchange or other organization on which the preferred securities are then listed, if any,

     - the merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not cause the preferred securities, including any successor securities, to be downgraded by any nationally recognized statistical rating organization,

     - the merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the holders of the preferred securities, including any successor securities, in any material respect,

     - the successor entity has a purpose identical to that of the trust,

     - prior to the merger, consolidation, amalgamation, replacement, conveyance, transfer or lease we have received an opinion from independent counsel to the trust experienced in such matters to the effect that:

          - the merger, consolidation, amalgamation, replacement conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the holders of the preferred securities, including any successor securities, in any material respect, and

          - following the merger, consolidation, amalgamation, replacement, conveyance, transfer or lease neither the trust nor such successor entity will be required to register as an investment company under the Investment Company Act, and

     - we or any permitted successor or assignee own all of the common securities of such successor entity and guarantee the obligations of such successor entity under the successor securities at least to the extent provided by the guarantee.

     Notwithstanding the foregoing, a trust shall not, except with the consent of holders of 100% in liquidation amount of the preferred securities, consolidate, amalgamate, merge with or into, or be replaced by or convey, transfer or lease its properties and assets substantially as an entirety to any other entity or permit any other entity to consolidate, amalgamate, merge with or into, or replace it if it would cause the trust or the successor entity to be classified as other than a grantor trust for federal income tax purposes.

VOTING RIGHTS; AMENDMENT OF TRUST AGREEMENT

     Except as provided below and under "Description of Guarantee -- Amendments and Assignment" and as otherwise required by law and each trust agreement, the holders of the preferred securities will have no voting rights.

     A trust agreement may be amended from time to time by us and the trustees, without the consent of the holders of the preferred securities:

     - to cure any ambiguity, correct or supplement any provisions in the trust agreement which may be inconsistent with any other provision, or to make any other provisions with respect to matters or questions arising under the trust agreement, which shall not be inconsistent with the other provisions of the trust agreement, or

     - to modify, eliminate or add to any provisions of the trust agreement to such extent as shall be necessary to ensure that the trust will be classified for federal income tax purposes as a grantor trust at all times that any preferred securities and common securities are outstanding or to ensure that the trust will not be required to register as an investment company under the Investment Company Act.

However, in the case of the first clause above, the action may not adversely affect in any material respect the interests of any holder of preferred securities or common securities. Any amendments of the trust agreement shall become effective when notice is given to the holders of preferred securities and common securities.

A trust agreement may be amended by the trustees and us with

     - the consent of holders representing not less than a majority, based upon liquidation amounts, of the outstanding preferred securities and common securities and

     - receipt by the trustees of an opinion of counsel to the effect that the amendment or the exercise of any power granted to the trustees in accordance with the amendment will not affect the status of the trust as a grantor trust for federal income tax purposes or its exemption from status of an "investment company" under the Investment Company Act.

     Without the consent of each holder of preferred securities and common securities, a trust agreement may not be amended to:

     - change the amount or timing of any distribution on the preferred securities and common securities or otherwise adversely affect the amount of any distribution required to be made in respect of the preferred securities and common securities as of a specified date, or

     - restrict the right of a holder of preferred securities and common securities to institute suit for the enforcement of any payment on or after that date.

     So long as any corresponding junior subordinated debentures are held by the property trustee, the trustees shall not:

     - direct the time, method and place of conducting any proceeding for any remedy available to the debenture trustee, or for executing any trust or power conferred on the property trustee with respect to such corresponding junior subordinated debentures,

     - waive any past default that is waiveable under Section 513 of the junior subordinated indenture,

     - exercise any right to rescind or annul a declaration that the principal of all the junior subordinated debentures shall be due and payable, or

     - consent to any amendment, modification or termination of the junior subordinated indenture or the corresponding junior subordinated debentures, where such consent shall be required,

without, in each case, obtaining the prior approval of the holders of a majority in aggregate liquidation amount of all outstanding preferred securities. However, where a consent under the junior subordinated indenture would require the consent of each holder of corresponding junior subordinated debentures affected thereby, no such consent shall be given by the property trustee without the prior consent of each holder of the corresponding preferred securities.

     The trustees shall not revoke any action previously authorized or approved by a vote of the preferred securities except by subsequent vote of the holders of the preferred securities. The property trustee shall notify all holders of the preferred securities of any notice of default with respect to the corresponding junior subordinated debentures. In addition to obtaining the foregoing approvals of the holders of the preferred securities, prior to taking any of the foregoing actions, the trustees shall obtain an opinion of counsel experienced in such matters to the effect that the trust will not be classified as a corporation or partnership for United States federal income tax purposes on account of the action.

     Any required approval of holders of preferred securities may be given at a meeting of holders of preferred securities convened for such purpose or pursuant to written consent. The property trustee will cause a notice of any meeting at which holders of preferred securities are entitled to vote, or of any matter upon which action by written consent of such holders is to be taken, to be given to each holder of record of preferred securities in the manner set forth in each trust agreement.

     No vote or consent of the holders of preferred securities will be required for a trust to redeem and cancel its preferred securities in accordance with the applicable trust agreement.

     Notwithstanding that holders of preferred securities are entitled to vote or consent under any of the circumstances described above, any of the preferred securities that are owned by us, the trustees or any of our affiliates or any affiliate of the trustees, shall, for purposes of such vote or consent, be treated as if they were not outstanding.

GLOBAL PREFERRED SECURITIES

     The preferred securities of a series may be issued in whole or in part in the form of one or more global preferred securities that will be deposited with, or on behalf of, the depositary identified in the prospectus supplement. Unless otherwise indicated in the applicable prospectus supplement the depositary will be DTC. Global preferred securities may be issued only in fully registered form and in either temporary or permanent form. Unless and until it is exchanged in whole or in part for the individual preferred securities, a global preferred security may not be transferred except as a whole by the depositary to a nominee of the depositary or by a nominee of the depositary to the depositary or another nominee of such depositary or by the depositary or any nominee to a successor depositary or any nominee of the successor.

     The specific terms of the depositary arrangement with respect to a series of preferred securities will be described in the applicable prospectus supplement. We anticipate that the following provisions will generally apply to depositary arrangements.

     Upon the issuance of a global preferred security, and the deposit of the global preferred security with or on behalf of the depositary, the depositary for such global preferred security or its nominee will credit, on its book-entry registration and transfer system, the respective aggregate liquidation amounts of the individual preferred securities represented by the global preferred securities to the accounts of participants. The accounts shall be designated by the dealers, underwriters or agents with respect to the preferred securities or by us if the preferred securities are offered and sold directly by us. Ownership of beneficial interests in a global preferred security will be limited to participants or persons that may hold interests through participants. Ownership of beneficial interests in the global preferred security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the applicable depositary or its nominee (with respect to interests of participants) and the records of participants (with respect to interests of persons who hold through participants). The laws of some states require that purchasers of securities take physical delivery of the securities in definitive form. These limits and laws may impair the ability to transfer beneficial interests in a global preferred security.

     So long as the depositary for a global preferred security, or its nominee, is the registered owner of the global preferred security, the depositary or nominee will be considered the sole owner or holder of the preferred securities represented by the global preferred security for all purposes under the trust agreement governing the preferred securities. Except as provided below, owners of beneficial interests in a global preferred security will not be entitled to have any of the individual preferred securities of the series represented by the global preferred security registered in their names, will not receive or be entitled to receive physical delivery of any preferred securities in definitive form and will not be considered the owners of holders of the preferred security under the trust agreement.

     Payments of principal of, and premium, if any, and interest on individual preferred securities represented by a global preferred security registered in the name of a depositary or its nominee will be made to the depositary or its nominee, as the case may be, as the registered owner of the global preferred security representing the preferred securities. None of The Hartford Financial Services Group, Inc., the property trustee, any paying agent, or the securities registrar for such preferred securities will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of the global preferred security representing the preferred securities or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests.

     We expect that the depositary for a series of preferred securities or its nominee, upon receipt of any payment of liquidation amount, premium or distributions in respect of a permanent global preferred security representing any of the preferred securities, immediately will credit participants' accounts with payments in amounts proportionate to their respective beneficial interest in the aggregate liquidation amount of the global preferred security for the preferred securities as shown on the records of the depositary or its nominee. We also expect that payments by participants to owners of beneficial interests in the global preferred security held through the participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in "street name." These payments will be the responsibility of such participants.

     Unless otherwise specified in the applicable prospectus supplement, if a depositary for a series of preferred securities is at any time unwilling, unable or ineligible to continue as a depositary and a successor depositary is not appointed by us within 90 days, we will issue individual preferred securities in exchange for the global preferred security representing the series of preferred securities. In addition, we may at any time and in our sole discretion, subject to any limitations described in the prospectus supplement relating to the preferred securities, determine not to have any preferred securities represented by one or more global preferred securities and, in such event, will issue individual preferred securities in exchange for the global preferred security or securities representing the series of preferred securities.

     Further, if we specify with respect to the preferred securities of a series, an owner of a beneficial interest in a global preferred security representing preferred securities of the series may, on terms acceptable to us, the property trustee and the depositary for the global preferred security, receive individual preferred securities in exchange for the beneficial interests, subject to any limitations described in the prospectus supplement relating to such preferred securities. In any such instance, an owner of a beneficial interest in a global preferred security will be entitled to physical delivery of individual preferred securities of the series represented by the global preferred security equal in principal amount to that beneficial interest and to have the preferred securities registered in its name. Individual preferred securities so issued will be issued in denominations, unless we otherwise specify, of $25 and integral multiples thereof.

PAYMENT AND PAYING AGENCY

     Payments in respect of the preferred securities shall be made to DTC, which shall credit the relevant accounts at DTC on the applicable distribution dates. However, if any preferred securities are not held by DTC, the payments shall be made by check mailed to the address of the holder entitled to the payment as such address shall appear on the register. Unless otherwise specified in the applicable prospectus supplement, the paying agent shall initially be the property trustee and any co-paying agent chosen by the property trustee and acceptable to the administrative trustees and us. The paying agent shall be permitted to resign as paying agent upon 30 days' written notice to the property trustees and us. In the event that the property trustee shall no longer be the paying agent, the administrative trustees shall appoint a successor to act as paying agent. The successor must be a bank or trust company acceptable to the administrative trustees and us.

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

REGISTRAR AND TRANSFER AGENT

     Unless otherwise specified in the applicable prospectus supplement, the property trustee will act as registrar and transfer agent for the preferred securities.

     Registration of transfers of preferred securities will be effected without charge by or on behalf of the applicable trust, but upon payment of any tax or other governmental charges that may be imposed in connection with any transfer or exchange. The trust will not be required to register or cause to be registered the transfer of its preferred securities after the preferred securities have been called for redemption.

INFORMATION CONCERNING THE PROPERTY TRUSTEE

     The property trustee, other than during the occurrence and continuance of an event of default, undertakes to perform only such duties as are specifically set forth in the trust agreements and, after an event of default, must exercise the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the property trustee is under no obligation to exercise any of the powers vested in it by the trust agreement at the request of any holder of preferred securities unless it is offered reasonable indemnity against the costs, expenses and liabilities that might be incurred thereby. If no event of default has occurred and is continuing and the property trustee is required to decide between alternative causes of action, construe ambiguous provisions in a trust agreement or is unsure of the application of any provision of a trust agreement, and the matter is not one on which holders of preferred securities are entitled under the trust agreement to vote, then the property trustee shall take such action as is directed by us and if not so directed, shall take such action as it deems advisable and in the best interests of the holders of the preferred securities and the common securities and will have no liability except for its own bad faith, negligence or willful misconduct.

MISCELLANEOUS

     The administrative trustees are authorized and directed to conduct the affairs of and to operate the trusts in such a way that no trust will be deemed to be an investment company required to be registered under the Investment Company Act or taxed as a corporation for federal income tax purposes and so that the corresponding junior subordinated debentures will be treated as our indebtedness for United States federal income tax purposes. In this connection, we and the administrative trustees are authorized to take any action, not inconsistent with applicable law, the certificate of trust of each trust or each trust agreement, that we and the administrative trustees determine in our discretion to be necessary or desirable for such purposes, as long as such action does not materially adversely affect the interests of the holders of the related preferred securities.

     Holders of the preferred securities have no preemptive or similar rights. No trust may borrow money or issue debt or mortgage or pledge any of its assets.

                            DESCRIPTION OF GUARANTEE

     We will execute and deliver concurrently with the issuance by each trust of its preferred securities, a guarantee for the benefit of the holders from time to time of the preferred securities. The Wilmington Trust Company will act as indenture trustee under the guarantee for the purposes of compliance with the Trust Indenture Act. The guarantee will be qualified as an indenture under the Trust Indenture Act. This summary of certain provisions of the guarantee does not purport to be complete and is subject to, and qualified in its entirety by reference to, all of the provisions of the guarantee agreement, including the definitions therein of certain terms, and the Trust Indenture Act. The form of the guarantee has been filed or incorporated by reference as an exhibit to the Registration Statement which includes this prospectus. Reference in this summary to preferred securities means the trust and the preferred securities to which a guarantee relates. The guarantee trustee will hold each guarantee for the benefit of the holders of the related trust preferred securities.

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

GENERAL

     We will irrevocably agree to pay in full on a subordinated basis, to the extent set forth herein, the guarantee payments, as defined below, to the holders of the preferred securities, as and when due, regardless of any defense, right of set-off or counterclaim that the trust may have or assert other than the defense of payment.

     The following payments, which we refer to in this prospectus as the "guarantee payments," with respect to the preferred securities, to the extent not paid by or on behalf of the related trust, will be subject to the guarantee:

     - any accumulated and unpaid distributions required to be paid on the preferred securities, to the extent that such trust has funds on hand available therefore,

     - the redemption price with respect to any preferred securities called for redemption to the extent that such trust has funds on hand available therefore, or

     - upon a voluntary or involuntary dissolution, winding up or liquidation of such trust, unless the corresponding junior subordinated debentures are distributed to holders of such preferred securities, the lesser of (1) the liquidation distribution and (2) the amount of assets of the trust remaining available for distribution to holders of preferred securities.

     Our obligation to make a guarantee payment may be satisfied by direct payment of the required amounts by us to the holders of the applicable preferred securities or by causing the trust to pay the amounts to such holders.

     The guarantee will be an irrevocable guarantee on a subordinated basis of the related trust obligations under the preferred securities, but will apply only to the extent that the related trust has funds sufficient to make the payments, and is not a guarantee of collection.

     If we do not make interest payments on the corresponding junior subordinated debentures held by the trust, it is expected that the trust will not pay distributions on the preferred securities and will not have funds legally available therefor. The guarantee will rank subordinate and junior in right of payment to all senior debt. See "-- Status of Guarantee."

     As a non-operating holding company, most of our operating assets and the assets of our consolidated subsidiaries are owned by our subsidiaries, and we rely primarily on dividends from our subsidiaries to meet our obligations for payment of principal and interest on our outstanding debt obligations and corporate expenses. Accordingly, our obligations under the guarantee will be effectively subordinated to all existing and future liabilities of our subsidiaries, and claimants should look only to our assets for payments thereunder. The payment of dividends by our insurance company subsidiaries, including Hartford Fire, is limited under the insurance holding company laws in which such subsidiaries are domiciled. See "The Hartford Financial Services Group, Inc."

     Except as otherwise provided in the applicable prospectus supplement, the guarantee does not limit the incurrence or issuance of other secured or unsecured debt by us whether under the junior subordinated indenture, any other indenture that we may enter into in the future or otherwise. See the prospectus supplement relating to any offering of preferred securities.

     We have, through the guarantee, the trust agreement, the junior subordinated debentures, the junior subordinated indenture and the expense agreement, taken together, fully, irrevocably and unconditionally guaranteed all of the obligations of the trust under the preferred securities. No single document standing alone or operating in conjunction with fewer than all of the other documents constitutes the guarantee. It is only the combined operation of these documents that has the effect of providing a full, irrevocable and unconditional guarantee of the obligations of the trust under the preferred securities. See "Relationship Among the Preferred Securities, the Junior Subordinated Debentures and the Guarantee."

STATUS OF THE GUARANTEE

     The guarantee will constitute an unsecured obligation of The Hartford Financial Services Group, Inc. and will rank subordinate and junior in right of payment to all its senior debt.

     The guarantee will rank equally with the guarantee issued by us in respect of other guarantees of all preferred securities that are executed and delivered by The Hartford Financial Services Group, Inc. The guarantee will constitute a guarantee of payment and not of collection, which means that the guaranteed party may institute a legal proceeding directly against the guarantor to enforce its rights under the guarantee without first instituting a legal proceeding against any other person or entity. The guarantee will be held for the benefit of the holders of the related preferred securities. The guarantee will not be discharged except by payment of the guarantee payments in full to the extent not paid by the trust or upon distribution to the holders of the preferred securities of the corresponding junior subordinated debentures. The guarantee will not place a limitation on the amount of additional senior debt that may be incurred by us. We expect from time to time to incur additional indebtedness constituting senior debt.

AMENDMENTS AND ASSIGNMENT

     Except with respect to any changes which do not materially adversely affect the rights of holders of the related preferred securities, in which case no vote will be required, no guarantee may be amended without the prior approval of the holders of not less than a majority of the aggregate liquidation amount of outstanding preferred securities. The manner of obtaining any such approval will be as set forth under "Description of the Preferred Securities -- Voting Rights; Amendment of Trust Agreement."

     All guarantees and agreements contained in the guarantee shall bind the successors, assigns, receivers, trustees and representatives of The Hartford Financial Services Group, Inc. and shall inure to the benefit of the holders of the related preferred securities then outstanding.

EVENTS OF DEFAULT

     An event of default under the guarantee will occur upon our failure to perform any of our payment or other obligations under the guarantee. The holders of not less than a majority in aggregate liquidation amount of the related preferred securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the guarantee trustee in respect of the guarantee or to direct the exercise of any trust or power conferred upon the guarantee trustee under the guarantee.

     Any holder of the preferred securities may institute a legal proceeding directly against us to enforce its rights under the guarantee without first instituting a legal proceeding against the trust, the guarantee trustee or any other person or entity.

     We, as guarantor, are required to file annually with the guarantee trustee a certificate as to whether or not we are in compliance with all the conditions and covenants applicable to us under the guarantee.

INFORMATION CONCERNING THE GUARANTEE TRUSTEE

     The guarantee trustee, other than during the occurrence and continuance of a default by us in the performance of the guarantee, undertakes to perform only such duties as are specifically set forth in each guarantee and, after default with respect to the guarantee, must exercise the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the guarantee trustee is under no obligation to exercise any of the powers vested in it by the guarantee at the request of any holder of any preferred securities unless it is offered reasonable indemnity against the costs, expenses and liabilities that might be incurred thereby.

TERMINATION OF THE GUARANTEE

     The guarantee will terminate and be of no further force and effect upon full payment of the redemption price of the related preferred securities, upon full payment of the amounts payable upon liquidation of the related trust or upon distribution of corresponding junior subordinated debentures to the holders of the related preferred securities. The guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of the related preferred securities must restore payment of any sums paid under such preferred securities or the guarantee.

GOVERNING LAW

     The guarantee will be governed by and construed in accordance with the laws of the State of New York.

THE EXPENSE AGREEMENT

     Pursuant to the expense agreement entered into by us under each trust agreement, we will irrevocably and unconditionally guarantee to each person or entity to whom the related trust becomes indebted or liable, the full payment of any costs, expenses or liabilities of the trust, other than obligations of the trust to pay to the holders of any preferred securities or other similar interests in the trust the amounts due such holders pursuant to the terms of the preferred securities or such other similar interests.

          DESCRIPTION OF CORRESPONDING JUNIOR SUBORDINATED DEBENTURES

     The corresponding junior subordinated debentures are to be issued in one or more series of junior subordinated debentures under the junior subordinated indenture with terms corresponding to the terms of the related preferred securities. See "Description of Junior Subordinated Debentures."

     This summary of certain terms and provisions relating to corresponding junior subordinated debentures and the junior subordinated indenture does not purport to be complete and is subject to, and is qualified in its entirety by reference to the junior subordinated indenture, the form of which is filed or incorporated by reference as an exhibit to the Registration Statement which includes this prospectus, and to the Trust Indenture Act.

GENERAL

     Concurrently with the issuance of the preferred securities of each trust, the trust will invest the proceeds from the sale and the consideration paid by us for the common securities in a series of corresponding junior subordinated debentures issued by us to the trust. Each series of corresponding junior subordinated debentures will be in the principal amount equal to the aggregate stated liquidation amount of the related preferred securities plus our concurrent investment in the common securities and will rank equally with all other series of corresponding junior subordinated debentures. The corresponding junior subordinated debentures will be unsecured and subordinate and junior in right of payment to the extent and in the manner set forth in the junior subordinated indenture to all our senior debt. See "Description of Junior Subordinated Debentures -- Subordination" and the prospectus supplement relating to any offering of corresponding preferred securities.

OPTIONAL REDEMPTION

     Unless otherwise specified in the applicable prospectus supplement, we may, at our option, redeem the corresponding junior subordinated debentures on any interest payment date with respect to the corresponding junior subordinated debentures, in whole at any time or in part from time to time. Except as otherwise set forth in the applicable prospectus supplement, the redemption price for any corresponding junior subordinated debentures so redeemed shall be equal to any accrued and unpaid interest thereon to the date fixed for redemption, plus the greater of (1) the principal amount thereof and (2) an amount equal to the discounted remaining fixed amount payments. See "Description of Junior Subordinated Debentures -- Redemption."

     If a tax event or an investment company event in respect of a trust shall occur and be continuing, we may, at our option, redeem the corresponding junior subordinated debentures on any interest payment date falling within 90 days of the occurrence of the tax event or investment company event, in whole but not in part, subject to the provisions of the junior subordinated indenture. The redemption price for any corresponding junior subordinated debentures shall be equal to 100% of the principal amount of the corresponding junior subordinated debentures then outstanding plus accrued and unpaid interest to the date fixed for redemption.

     For so long as the applicable trust is the holder of all the outstanding series of corresponding junior subordinated debentures, the proceeds of any such redemption will be used by the trust to redeem the corresponding preferred securities in accordance with their terms. We may not redeem a series of corresponding junior subordinated debentures in part unless all accrued and unpaid interest has been paid in full on all outstanding corresponding junior subordinated debentures of the series for all interest periods terminating on or prior to the redemption date.

COVENANTS OF THE HARTFORD FINANCIAL SERVICES GROUP, INC.

     We will covenant in the junior subordinated indenture as to each series of corresponding junior subordinated debentures, that if and so long as:

     - the trust that has issued the corresponding series of preferred securities and common securities is the holder of all such corresponding junior subordinated debentures,

     - a tax event in respect of the trust has occurred and is continuing, and

     - we have elected and have not revoked the election to pay additional sums in respect of such preferred securities and common securities we will pay to trust the additional sums.

     We will also covenant, as to each series of corresponding junior subordinated debentures, that we will not, and will not permit any of our subsidiaries to:

     - declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of our capital stock or

     - make any payment of principal, interest or premium, if any, on or repay or repurchase or redeem any debt securities (including other corresponding junior subordinated debentures) that rank equally with or junior in interest to the corresponding junior subordinated debentures or make any guarantee payments with respect to the foregoing (other than (1) dividends or distributions in our common stock, (2) redemptions or purchases of any rights pursuant to our rights plan, or any successor to our rights plan, and the declaration of a dividend of these rights in the future, and (3) payments under any guarantee of preferred securities) if at such time,

     - there shall have occurred any event of which we have actual knowledge that (1) with the giving of notice or the lapse of time, or both, would constitute an "event of default" under the junior subordinated indenture with respect to corresponding junior subordinated debentures of that series and (2) in respect of which we shall not have taken reasonable steps to cure,

     - we shall be in default with respect to our payment of any obligations under the guarantee relating to the preferred securities of the trust to which corresponding junior subordinated debentures of that series have been issued, or

     - we shall have given notice of our selection of an extension period as provided in the junior subordinated indenture with respect to corresponding junior subordinated debentures of that series and shall not have rescinded such notice, or the extension period, or any extension thereof, shall be continuing.

     We will also covenant, as to each series of corresponding junior subordinated debentures,

     - to maintain directly or indirectly 100% ownership of the common securities of the trust to which corresponding junior subordinated debentures have been issued, provided that certain successors which are permitted pursuant to the junior subordinated indenture may succeed to our ownership of the common securities,

     - not to voluntarily terminate, wind-up or liquidate any trust, except (1) in connection with a distribution of corresponding junior subordinated debentures to the holders of the preferred securities in liquidation of the trust, or (2) in connection with mergers, consolidations or amalgamations permitted by the related trust agreement, and

     - to use our reasonable efforts, consistent with the terms and provisions of the related trust agreement, to cause the trust to remain a business trust and not to be classified as an association taxable as a corporation for United States federal income tax purposes.

     RELATIONSHIP AMONG THE PREFERRED SECURITIES, THE CORRESPONDING JUNIOR
                   SUBORDINATED DEBENTURES AND THE GUARANTEES

     As long as payments of interest and other payments are made when due on each series of corresponding junior subordinated debentures, these payments will be sufficient to cover distributions and other payments due on the corresponding preferred securities, primarily because:

     - the aggregate principal amount of each series of corresponding junior subordinated debentures will be equal to the sum of the aggregate stated liquidation amount of the corresponding preferred securities and corresponding common securities,

     - the interest rate and interest and other payment dates on each series of corresponding junior subordinated debentures will match the distribution rate and distribution and other payment dates for the corresponding preferred securities,

     - we will pay for all and any costs, expenses and liabilities of the trust except the obligations of the trust to holders of its preferred securities under the preferred securities, and

     - each trust agreement further provides that the trust will not engage in any activity that is not consistent with the limited purposes of the trust.

     Payments of distributions and other amounts due on the preferred securities, to the extent the trust has funds available for the payment of such distributions, are irrevocably guaranteed by us as and to the extent set forth under "Description of Guarantee".

     Taken together, our obligations under each series of junior subordinated debentures, the junior subordinated indenture, the related trust agreement, the related expense agreement, and the related guarantee provide a full, irrevocable and unconditional guarantee of payments of distributions and other amounts due on the related series of preferred securities. No single document standing alone or operating in conjunction with fewer than all of the other documents constitutes the guarantee. It is only the combined operation of these documents that has the effect of providing a full, irrevocable and unconditional guarantee of the obligations of the trust under the preferred securities. If and to the extent that we do not make payments on any series of corresponding junior subordinated debentures, the trust will not pay distributions or other amounts due on its preferred securities.

     Notwithstanding anything to the contrary in the junior subordinated indenture, we have the right to set-off any payment we are otherwise required to make thereunder with and to the extent we have theretofore made, or are concurrently on the date of the payment making, a payment under the related guarantee.

     A holder of any related preferred security may institute a legal proceeding directly against us to enforce its rights under the related guarantee without first instituting a legal proceeding against the guarantee trustee, the related trust or any other person or entity.

     The preferred securities of each trust evidence the rights of the holders thereof to the benefits of the trust, and each trust exists for the sole purpose of issuing its preferred securities and common securities and investing the proceeds from the sale of such securities in corresponding junior subordinated debentures.

     A principal difference between the rights of a holder of a preferred security and a holder of a corresponding junior subordinated debenture is that a holder of a corresponding junior subordinated debenture will accrue, and (subject to the permissible extension of the interest period) is entitled to receive, interest on the principal amount of corresponding junior subordinated debentures held, while a holder of preferred securities is only entitled to receive distributions if and to the extent the trust has funds available for the payment of such distributions.

     Upon any voluntary or involuntary termination, winding-up or liquidation of any trust involving the liquidation of the corresponding junior subordinated debentures, the holders of preferred securities will be entitled to receive, out of assets held by the trust, the liquidation distribution in cash. See "Description of Preferred Securities -- Liquidation Distribution Upon Termination."

     Upon any voluntary or involuntary liquidation or bankruptcy of The Hartford Financial Services Group, Inc., the property trustee, as holder of the corresponding junior subordinated debentures, would be a subordinated creditor of The Hartford Financial Services Group, Inc. subordinated in right of payment to all senior debt, but entitled to receive payment in full of principal and interest, before any stockholders of The Hartford Financial Services Group, Inc. receive payments or distributions. Since we are the guarantor under each guarantee and have agreed to pay for all costs, expenses and liabilities of each trust, the positions of a holder of such preferred securities and a holder of such corresponding junior subordinated debentures relative to other creditors and to stockholders of The Hartford Financial Services Group, Inc. in the event of liquidation or bankruptcy of The Hartford Financial Services Group, Inc. would be substantially the same.

     A default or event of default under any senior debt would not constitute a default or event of default under the junior subordinated indenture. However, in the event of payment defaults under, or acceleration of, senior debt, the subordination provisions of the junior subordinated indenture provide that no payments may be made in respect of the corresponding junior subordinated debentures until the senior debt has been paid in full or any payment default under the senior debt has been cured or waived. Failure to make required payments on any series of corresponding junior subordinated debentures would constitute an event of default under the junior subordinated indenture.

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

                              PLAN OF DISTRIBUTION

     We may sell the securities offered by this prospectus through agents, underwriters, dealers or directly to purchasers.

     Agents who we designate may solicit offers to purchase the securities.

     - We will name any agent involved in offering or selling securities, and any commissions that we will pay to the agent, in our prospectus supplement.

     - Unless we indicate otherwise in our prospectus supplement, our agents will act on a best efforts basis for the period of their appointment.

     - Our agents may be deemed to be underwriters under the Securities Act of 1933 of any of the securities that they offer or sell.

     We may use an underwriter or underwriters in the offer or sale of our securities.

     - If we use an underwriter or underwriters, we will execute an underwriting agreement with the underwriter or underwriters at the time that we reach an agreement for the sale of the securities.

     - We will include the names of the specific managing underwriter or underwriters, as well as any other underwriters, and the terms of the transactions, including the compensation the underwriters and dealers will receive, in our prospectus supplement.

     - The underwriters will use our prospectus supplement to sell the securities.

     We may use a dealer to sell the securities.

     - If we use a dealer, we, as principal, will sell the securities to the dealer.

     - The dealer will then sell the securities to the public at varying prices that the dealer will determine at the time it sells our debt securities.

     - We will include the name of the dealer and the terms of our transactions with the dealer in our prospectus supplement.

     We may solicit directly offers to purchase the securities, and we may directly sell the securities to institutional or other investors. We will describe the terms of our direct sales in our prospectus supplement.

     We may indemnify agents, underwriters, and dealers against certain liabilities, including liabilities under the Securities Act. Our agents, underwriters, and dealers, or their affiliates, may be customers of, engage in transactions with or perform services for us, in the ordinary course of business.

     We may authorize our agents and underwriters to solicit offers by certain institutions to purchase the securities at the public offering price under delayed delivery contracts.

     - If we use delayed delivery contracts, we will disclose that we are using them in the prospectus supplement and will tell you when we will demand payment and delivery of the debt securities under the delayed delivery contracts.

     - These delayed delivery contracts will be subject only to the conditions that we set forth in the prospectus supplement.

     - We will indicate in our prospectus supplement the commission that underwriters and agents soliciting purchases of the securities under delayed contracts will be entitled to receive.

                                 LEGAL OPINIONS

     Unless otherwise indicated in the applicable prospectus supplement the validity of any securities offered by this prospectus will be passed upon for us by Michael S. Wilder, our General Counsel, and for the trusts by

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

Richards, Layton & Finger, special Delaware counsel to the trusts and for any underwriters or agents by counsel to be named in the applicable prospectus supplement.

                                    EXPERTS

     The audited consolidated financial statements and schedules of The Hartford Financial Services Group, Inc. and subsidiaries incorporated by reference in this prospectus and in the Registration Statement have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report with respect thereto, and are incorporated by reference herein and in the Registration Statement in reliance upon the authority of said firm as experts in accounting and auditing in giving said report.

                      WHERE YOU CAN FIND MORE INFORMATION

     This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission. The registration statement, including the attached exhibits, contains additional relevant information about us. The rules and regulations of the Securities and Exchange Commission allow us to omit some of the information about The Hartford Financial Services Group, Inc. In addition, we file reports, proxy statements and other information with the Securities and Exchange Commission. This information may be inspected and copied at the public reference facilities maintained by the Securities and Exchange Commission at:

     - Room 1024, 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C.
       20549;

     - 7 World Trade Center, 13th Floor, Suite 1300, New York, New York 10048;
       and

     - Suite 1400, Northwestern Atrium Center, 14th Floor, 500 West Madison Street, Chicago, Illinois 60611.

COPIES OF SUCH MATERIAL CAN BE OBTAINED AT PRESCRIBED RATES FROM THE PUBLIC REFERENCE SECTION OF THE SECURITIES AND EXCHANGE COMMISSION AT ROOM 1024, 450 FIFTH STREET, N.W., JUDICIARY PLAZA, WASHINGTON, D.C. 20549. SUCH MATERIAL MAY ALSO BE ACCESSED ELECTRONICALLY BY MEANS OF THE SECURITIES AND EXCHANGE COMMISSION'S HOME PAGE ON THE INTERNET AT HTTP://WWW.SEC.GOV.

     Our common stock is listed on the New York Stock Exchange, Inc. and reports and other information concerning us can also be inspected at the office of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005.

                           INCORPORATION BY REFERENCE

     The rules of the Securities and Exchange Commission allow us to incorporate by reference information into this prospectus. The information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the Securities and Exchange Commission will automatically update and supercede this information. This prospectus incorporates by reference the documents listed below.

     - Our Annual Report on Form 10-K for the year ended December 31, 1999,

     - Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2000 and June 30, 2000,

     - Description of our common stock and the rights associated with our common stock contained in our registration statement on Form 8-A, dated September 18, 1995 (as amended by the Form 8-A/A filed on November 15,
       1995); and

     - all documents filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this prospectus.

     We will provide without charge to each person to whom a copy of this prospectus is delivered, upon written or oral request of such person, a copy of any or all of the documents referred to above which have been or may be incorporated by reference in this prospectus (other than certain exhibits to such documents).

Requests for such documents should be directed to The Hartford Financial Services Group, Inc., Hartford Plaza, Hartford, Connecticut 06115, Attention:
Secretary (Telephone: 860-547-5000).
                            ------------------------

     No person has been authorized to give any information or to make any representations, other than those contained or incorporated by reference in this prospectus and, if given or made, such information or representation must not be relied upon as having been authorized by The Hartford Financial Services Group, Inc., or any underwriter, agent or dealer. Neither the delivery of this prospectus nor any sale made hereunder shall under any circumstances create any implication that there has been no change in the affairs of The Hartford Financial Services Group, Inc. since the date hereof or that the information contained or incorporated by reference herein is correct as of any time subsequent to the date of such information. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The following table sets forth those expenses to be incurred by The Hartford Financial Services Group, Inc. in connection with the issuance and distribution of the securities being registered. Except for the Securities and Exchange Commission filing fee, all amounts shown are estimates.

Securities and Exchange Commission filing fee...............  $264,000
Fees and expenses of Trustee................................  $ 15,000
Printing and engraving expenses.............................  $ 14,000
Accountant's fees and expenses..............................  $  7,000
Legal fees and expenses.....................................  $250,000
Miscellaneous expenses......................................  $ 10,000
                                                              --------
          Total.............................................  $560,000
                                                              ========

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Section 145 of the Delaware General Corporation Law, as amended, provides in regards to indemnification of directors and officers as follows:

     145. Indemnification of Officers, Directors, Employees and Agents;
Insurance.

     (a) A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

     (b) A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit it he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

     (c) To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

     (d) Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made (1) by a majority vote of the directors who were not parties to such action, suit or proceeding even though less than a quorum, or (2) if there are no such directors, or, if such directors so direct, by independent legal counsel in a written opinion, or (3) by the stockholders.

     (e) Expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation as authorized in this section. Such expenses (including attorneys' fees) incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the board of directors deems appropriate.

     (f) The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

     (g) A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under this section.

     (h) For purposes of this section, references to "the corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

     (i) For purposes of this section, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to "serving at the request of the corporation" shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the corporation" as referred to in this section.

     (j) The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

     Article 4 of The Hartford Financial Services Group, Inc. By-laws provides in regard to indemnification of directors and officers as follows:

          4.1(a) Right to Indemnification. The Corporation, to the fullest extent permitted by applicable law as then in effect, shall indemnify any person who is or was a Director or officer of the Corporation and who is or was involved in any manner (including, without limitation, as a party or a witness) or is threatened to be made so involved in any threatened, pending or completed investigation, claim, action, suit or proceeding, whether civil, criminal, administrative or investigative (including, without limitation, any action, suit or proceeding by or in the right of the Corporation to procure a judgment in its favor) (a "Proceeding") by reason of the fact that such person is or was a Director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee, fiduciary or agent of another corporation, partnership, joint venture, trust or other enterprise (including, without limitation, any employee benefit plan) (a "Covered Entity"), against all expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such Proceeding; provided, however, that the foregoing shall not apply to a Director or officer of the Corporation with respect to a Proceeding that was commenced by such Director or officer prior to a Change in Control (as defined in Section 4.4(e)(i) of this Article 4). Any Director or officer of the Corporation entitled to indemnification as provided in this Section 4.1(a) is hereinafter called an "Indemnitee". Any right of an Indemnitee to indemnification shall be a contract right and shall include the right to receive, prior to the conclusion of any Proceeding, payment of any expenses actually and reasonably incurred by the Indemnitee in connection with such Proceeding, consistent with the provisions of applicable law as then in effect and the other provisions of this Article 4.

          (b) Effect of Amendments. Neither the amendment or repeal of, nor the adoption of a provision inconsistent with, any provision of this Article 4 (including, without limitation, this Section 4.1(b)) shall adversely affect the rights of any Director or officer under this Article 4 (i) with respect to any Proceeding commenced or threatened prior to such amendment, repeal or adoption of an inconsistent provision or (ii) after the occurrence of a Change in Control, with respect to any Proceeding arising out of any action or omission occurring prior to such amendment, repeal or adoption of an inconsistent provision, in either case without the written consent of such Director or officer.

          4.2 Insurance, Contracts and Funding. The Corporation may purchase and maintain insurance to protect itself and any indemnified person against any expenses, judgments, fines and amounts paid in settlement as specified in Section 4.1(a) or Section 4.5 of this Article 4 or incurred by any indemnified person in connection with any Proceeding referred to in such Sections, to the fullest extent permitted by applicable law as then in effect. The Corporation may enter into contracts with any Director, officer, employee or agent of the Corporation or any director, officer, employee, fiduciary or agent of any Covered Entity in furtherance of the provisions of this Article 4 and may create a trust fund or use other means (including, without limitation, a letter of credit) to ensure the payment of such amounts as may be necessary to effect indemnification as provided in this Article 4.

          4.3 Indemnification; Not Exclusive Right. The right of indemnification provided in this Article 4 shall not be exclusive of any other rights to which any indemnified person may otherwise be entitled, and the provisions of this Article 4 shall inure to the benefit of the heirs and legal representatives of any indemnified person under this Article 4 and shall be applicable to Proceedings commenced or continuing after the adoption of this Article 4, whether arising from acts or omissions occurring before or after such adoption.

          4.4 Advancement of Expenses; Procedures; Presumptions and Effect of Certain Proceedings; Remedies. In furtherance, but not in limitation, of the foregoing provisions, the following procedures, presumptions and remedies shall apply with respect to the advancement of expenses and the right to indemnification under this Article 4:

             (a) Advancement of Expenses. All reasonable expenses incurred by or on behalf of the Indemnitee in connection with any Proceeding shall be advanced to the Indemnitee by the Corporation within 20 days after the receipt by the Corporation of a statement or statements from the Indemnitee requesting such advance or advances from time to time, whether prior to or after final disposition of such Proceeding. Any such statement or statements shall reasonably evidence the expenses incurred by the Indemnitee and shall include any written affirmation or undertaking required by applicable law in effect at the time of such advance.

             (b) Procedures for Determination of Entitlement to
        Indemnification. (i) To obtain indemnification under this Article 4, an Indemnitee shall submit to the Secretary of the Corporation a written request, including such documentation and information as is reasonably available to the Indemnitee and reasonably necessary to determine whether and to what extent the Indemnitee is entitled to indemnification (the "Supporting Documentation"). The determination of the Indemnitee's entitlement to indemnification shall be made not later than 60 days after receipt by the Corporation of the written request for indemnification together with the Supporting Documentation. The Secretary of the Corporation shall, promptly upon receipt of such a request for indemnification, advise the Board in writing that the Indemnitee has requested indemnification.

             (ii) The Indemnitee's entitlement to indemnification under this
        Article 4 shall be determined in one of the following ways: (A) by a majority vote of the Disinterested Directors (as hereinafter defined), if they constitute a quorum of the Board; (B) by a written opinion of Independent Counsel as hereinafter defined) if (x) a Change in Control (as hereinafter defined) shall have occurred and the Indemnitee so requests or (y) a quorum of the Board consisting of Disinterested Directors is not obtainable or, even if obtainable, a majority of such Disinterested Directors so directs; (C) by the stockholders of the Corporation (but only if a majority of the Disinterested Directors, if they constitute a quorum of the Board, presents the issue of entitlement to indemnification to the stockholders for their determination); or (D) as provided in Section 4.4(c) of this Article 4.

             (iii) in the event the determination of entitlement to indemnification is to be made by Independent Counsel pursuant to Section 4.4(b)(ii), a majority of the Disinterested Directors shall select the Independent Counsel, but only an Independent Counsel to which the Indemnitee does not reasonably object; provided, however, that if a Change in Control shall have occurred, the Indemnitee shall select such Independent Counsel, but only an Independent Counsel to which a majority of the Disinterested Directors does not reasonably object.

             (c) Presumptions and Effect of Certain Proceedings. Except as otherwise expressly provided in this Article 4, if a Change in Control shall have occurred, the Indemnitee shall be presumed to be entitled to indemnification under this Article 4 (with respect to actions or failures to act occurring prior to such Change in Control) upon submission of a request for indemnification together with the Supporting Documentation in accordance with Section 4.4(b) of this Article 4, and thereafter the Corporation shall have the burden of proof to overcome that presumption in reaching a contrary determination. In any event, if the person or persons empowered under Section 4.4(b) of this Article 4 to determine entitlement to indemnification shall not have been appointed or shall not have made a determination within 60 days after receipt by the Corporation of the request therefor together with the Supporting Documentation, the Indemnitee shall be deemed to be, and shall be, entitled to indemnification unless (A) the Indemnitee misrepresented or failed to disclose a material fact in making the request for indemnification or in the Supporting Documentation or (B) such indemnification is prohibited by law. The termination of any Proceeding described in Section 4.1 of this Article 4, or of any claim, issue or matter therein, by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, adversely affect the right of the Indemnitee to indemnification or create a presumption that the Indemnitee did not act in good faith and in a manner which the Indemnitee reasonably believed to be in or not opposed to the best interests of the Corporation or, with respect to any criminal Proceeding, that the Indemnitee had reasonable cause to believe that his or her conduct was unlawful.

             (d) Remedies of Indemnitee. (i) In the event that a determination is made pursuant to Section 4.4(b) of this Article 4 that the Indemnitee is not entitled to indemnification under this Article 4, (A) the Indemnitee shall be entitled to seek an adjudication of his or her entitlement to such indemnification either, at the Indemnitee's sole option, in (x) an appropriate court of the state of Delaware or any other court of competent jurisdiction or (y) an arbitration to be conducted by a single arbitrator pursuant to the rules of the American Arbitration Association; (B) any such judicial proceeding or arbitration shall be de novo and the Indemnitee shall not be prejudiced by reason of such adverse determination; and (C) if a Change in Control shall have occurred, in any such judicial proceeding or arbitration the Corporation shall have the burden of proving that the Indemnitee is not entitled to indemnification under this Article 4 (with respect to actions or failures to act occurring prior to such Change in Control).

             (ii) If a determination shall have been made or deemed to have been made, pursuant to Section 4.4(b) or (c) of this Article 4, that the Indemnitee is entitled to indemnification, the Corporation shall be obligated to pay the amounts constituting such indemnification within five days after such determination has been made or deemed to have been made and shall be conclusively bound by such determination unless (A) the Indemnitee misrepresented or failed to disclose a material fact in making the request for indemnification or in the Supporting Documentation or (B) such indemnification is prohibited by law. In the event that (x) advancement of expenses is not timely made pursuant to
        Section 4.4(a) of this Article 4 or (y) payment of indemnification is not made within five days after a determination of entitlement to indemnification has been made or deemed to have been made pursuant to
        Section 4.4(b) or (c) of this Article 4, the Indemnitee shall be entitled to seek judicial enforcement of the Corporation's obligation to pay to the Indemnitee such advancement of expenses or indemnification. Not-withstanding the foregoing, the Corporation may bring an action, in an appropriate court in the state of Delaware or any other court of competent jurisdiction, contesting the right of the Indemnitee to receive indemnification hereunder due to the occurrence of an event described in Subclause (A) or (B) of this Clause (ii) (a "Disqualifying Event"); provided, however, that in any such action the Corporation shall have the burden of proving the occurrence of such Disqualifying Event.

             (iii) The Corporation shall be precluded from asserting in any judicial proceeding or arbitration commenced pursuant to this Section 4.4(d) that the procedures and presumptions of this Article 4 are not valid, binding and enforceable and shall stipulate in any such court or before any such arbitrator that the Corporation is bound by all the provisions of this Article 4.

             (iv) In the event that the Indemnitee, pursuant to this Section 4.4(d), seeks a judicial adjudication of or an award in arbitration to enforce his or her rights under, or to recover damages for breach of, this Article 4, the Indemnitee shall be entitled to recover from the Corporation, and shall be indemnified by the Corporation against, any expenses actually and reasonably incurred by the Indemnitee if the Indemnitee prevails in such judicial adjudication or arbitration. If it shall be determined in such judicial adjudication or arbitration that the Indemnitee is entitled to receive part but not all of the indemnification or advancement of expenses sought, the expenses incurred by the Indemnitee in connection with such judicial adjudication or arbitration shall be prorated accordingly.

             (e) Definitions. For purposes of this Article 4:

                (i) "Change in Control" means a change in control of the Corporation of a nature that would be required to be reported in response to Item 6(e) (or any successor provision) of Schedule 14A of Regulation 14A (or any amendment or successor provision thereto) promulgated under the Securities Exchange Act of 1934 (the "Act"), whether or not the Corporation is then subject to such reporting requirement; provided that, without limitation, such a change in control shall be deemed to have occurred if (A) any "person" (as such term is used in Sections 13(d) and 14(d) of the Act) is or becomes the "beneficial owner" (as defined in

           Rule 13d-3 under the Act), directly or indirectly, of securities of the Corporation representing 20% or more of the voting power of all outstanding shares of stock of the Corporation entitled to vote generally in an election of Directors without the prior approval of at least two-thirds of the members of the Board in office immediately prior to such acquisition; (B) the Corporation is a party to any merger or consolidation in which the Corporation is not the continuing or surviving corporation or pursuant to which shares of the Corporation's common stock would be converted into cash, securities or other property, other than a merger of the Corporation in which the holders of the Corporation's common stock immediately prior to the merger have the same proportionate ownership of common stock of the surviving corporation immediately after the merger, (C) there is a sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, the assets of the Corporation, or liquidation or dissolution of the Corporation; (D) the Corporation is a party to a merger, consolidation, sale of assets or other reorganization, or a proxy contest, as a consequence of which members of the Board in office immediately prior to such transaction or event constitute less than a majority of the Board thereafter; or (E) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board (including for this purpose any new Director whose election or nomination for election by the stockholders was approved by a vote of at least two-thirds of the Directors then still in office who were Directors at the beginning of such period) cease for any reason to constitute at least a majority of the Board.

                (ii) "Disinterested Director" means a Director who is not or was not a party to the proceeding in respect of which indemnification is sought by the Indemnitee.

                (iii) "Independent Counsel" means a law firm or a member of a law firm that neither presently is, nor in the past five years has been, retained to represent: (a) the Corporation or the Indemnitee in any matter material to either such party or (b) any other party to the Proceeding giving rise to a claim for indemnification under this
           Article 4. Notwithstanding the foregoing, the term "Independent Counsel" shall not include any person who, under applicable standards of professional conduct, would have a conflict of interest in representing either the Corporation or the Indemnitee in an action to determine the Indemnitee's rights under this Article 4.

          4.5 Indemnification of Employees and Agents. Notwithstanding any other provision of this Article 4, the Corporation, to the fullest extent permitted by applicable law as then in effect, may indemnify any person other than a Director or officer of the Corporation who is or was an employee or agent of the Corporation and who is or was involved in any manner (including, without limitation, as a party or a witness) or is threatened to be made so involved in any threatened, pending or completed Proceeding by reasons of the fact that such person is or was an employee or agent of the Corporation or, at the request of the Corporation, a director, officer, employee, fiduciary or agent of a Covered Entity against all expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such Proceeding. The Corporation may also advance expenses incurred by such employee, fiduciary or agent in connection with any such Proceeding, consistent with the provisions of applicable law as then in effect.

          4.6 Severability. If any of this Article 4 shall be held to be invalid, illegal or unenforceable for any reason whatsoever: (i) the validity, legality and enforceability of the remaining provisions of this
     Article 4 (including, without limitation, all portions of any Section of this Article 4 containing any such provision held to be invalid, illegal or unenforceable, that are not themselves invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby; and (ii) to the fullest extent possible, the provisions of this Article 4 (including, without limitation, all portions of any Section of this Article 4 containing any such provision held to be invalid, illegal or unenforceable, that are not themselves invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.

     Section 102(b)(7) of the Delaware General Corporation Law, as amended, provides in regard to the limitation of liability of directors and officers as follows:

          (b) In addition to the matters required to be set forth in the certificate of incorporation by subsection (a) of this section, the certificate of incorporation may also contain any or all of the following matters:

                                   *  *  *  *

     (7) A provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct of a knowing violation of law, (iii) under section 174 of this Title, or (iv) for any transaction from which the director derived an improper personal benefit. No such provision shall eliminate or limit the liability of a director for any act or omission occurring prior to the date when such provision becomes effective. All references in this paragraph to a director shall also be deemed to refer (x) to a member of the governing body of a corporation which is not authorized to issue capital stock, and (y) to such other person or persons, if any, who, pursuant to a provision of the certificate of incorporation in accordance with subsection (a) of sec. 141 of this title, exercise or perform any of the powers or duties otherwise conferred or imposed upon the board of directors by this title.

     Article SIXTH of The Hartford Financial Services Group, Inc. Restated Certificate of Incorporation provides in regard to the limitation of liability of directors and officers as follows:

          To the fullest extent permitted by applicable law as then in effect, no director or officer shall be personally liable to the Corporation or any of its stockholders for damages for breach of fiduciary duty as a director or officer, except for liability (a) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) under Section 174 of the Delaware General Corporation Law, (d) for any transaction from which the director derived an improper personal benefit or (e) for any act or omission occurring prior to the effective date of this ARTICLE SIXTH. Any repeal or modification of this ARTICLE SIXTH by the stockholders of the Corporation shall not adversely affect any right or protection of a director or officer of the Corporation existing at the time of such repeal or modification with respect to acts or omissions occurring prior to such repeal or modification.

          The Hartford Financial Services Group, Inc., as Depositor, has agreed to indemnify the Issuer Trustees for, and to hold the Issuer Trustees harmless against, any loss, damage, claims, liability, penalty or expense incurred without negligence or bad faith on the part of any Issuer Trustee, arising out of or in connection with the acceptance or administration of the Trust Agreement, including the costs and expenses of any Issuer Trustee of defending itself against any claim or liability in connection with the exercise and performance of any of its powers or duties under the Trust Agreement.

ITEM 16.  EXHIBITS.

EXHIBIT
  NO.                             DESCRIPTION
-------                           -----------
 1.01     Proposed form of Underwriting Agreement (Equity).*
 1.02     Proposed form of Underwriting Agreement (Debt) (incorporated herein by reference to Exhibit 1.02 to the Registration
          Statement on Form S-3 (No. 333-12617) of The Hartford
          Financial Services Group, Inc., Hartford Capital II,
          Hartford Capital III and Hartford Capital IV.

EXHIBIT
  NO.                             DESCRIPTION
-------                           -----------
 1.03     Proposed form of Underwriting Agreement (Preferred
          Securities) (incorporated herein by reference to Exhibit
          1.03 to the Registration Statement on Form S-3 (No.
          333-12617) of The Hartford Financial Services Group, Inc.,
          Hartford Capital II, Hartford Capital III and Hartford
          Capital IV).
 1.04     Proposed form of Underwriting Agreement (Stock Purchase
          Contracts) (incorporated herein by reference to Exhibit 1.04 to the Registration Statement on Form S-3 (No. 333-12617) of
          The Hartford Financial Services Group, Inc., Hartford
          Capital II, Hartford Capital III and Hartford Capital IV).
 4.01     Amended and Restated Certificate of Incorporation of The
          Hartford Financial Services Group, Inc. ("The Hartford"),
          amended effective May 21, 1998 (incorporated herein by
          reference to Exhibit 3.01 to The Hartford's Form 10-Q for
          the quarterly period ended June 30, 1998).
 4.02     Amended By-Laws of The Hartford, amended effective February
          18, 1999, (incorporated by reference to Exhibit 3.02 to The
          Hartford's Form 10-K for the fiscal year ended December 31,
          1998).
 4.03     Senior Indenture, dated as of October 20, 1995, between ITT
          Hartford and The Chase Manhattan Bank (National Association)
          as Trustee (incorporated herein by reference to Exhibit 4.03 the Registration Statement on Form S-3 (Registration No.
          33-98014) of ITT Hartford, Hartford Capital I, Hartford
          Capital II, Hartford Capital III and Hartford Capital IV).
 4.04     Form of Subordinated Indenture (incorporated herein by
          reference to Exhibit 4.04 to the Registration Statement on
          Form S-3 (No. 333-12617) of The Hartford, Hartford Capital
          II, Hartford Capital III and Hartford Capital IV).
 4.05     Junior Subordinated Indenture, dated as of February 28,
          1996, between ITT Hartford and Wilmington Trust Company, as
          Debenture Trustee (incorporated herein by reference to
          Exhibit 4.09 to ITT Hartford's Annual Report on Form 10-K
          for the year ended December 31, 1995).
 4.06     Certificate of Trust of Hartford Capital III (incorporated herein by reference to Exhibit 4.13 to the Registration
          Statement on Form S-3 (Registration No. 33-98014) of ITT
          Hartford, Hartford Capital I, Hartford Capital II, Hartford
          Capital III and Hartford Capital IV).
 4.07     Trust Agreement of Hartford Capital III (incorporated herein by reference to Exhibit 4.14 to the Registration Statement on Form S-3 (Registration No. 33-98014) of ITT Hartford,
          Hartford Capital I, Hartford Capital II, Hartford Capital
          III and Hartford Capital IV).
 4.08     Certificate of Trust of Hartford Capital IV (incorporated
          herein by reference to Exhibit 4.15 to the Registration
          Statement on Form S-3 (Registration No. 33-98014) of ITT
          Hartford, Hartford Capital I, Hartford Capital II, Hartford
          Capital III and Hartford Capital IV).
 4.09     Trust Agreement of Hartford Capital IV (incorporated herein by reference to Exhibit 4.16 to the Registration Statement on Form S-3 (Registration No. 33-98014) of ITT Hartford,
          Hartford Capital I, Hartford Capital II, Hartford Capital
          III and Hartford Capital IV).
 4.10     Certificate of Trust of Hartford Capital V.
 4.11     Trust Agreement of Hartford Capital V.
 4.12     Form of Amended and Restated Trust Agreement for Hartford
          Capital III (incorporated herein by reference to Exhibit
          4.15 to the Registration Statement on Form S-3 (Registration
          No. 333-12617) of The Hartford, Hartford Capital II,
          Hartford Capital III and Hartford Capital IV).
 4.13     Form of Preferred Security Certificate for Hartford Capital
          III (included as Exhibit E of Exhibit 4.12).

EXHIBIT
  NO.                             DESCRIPTION
-------                           -----------
 4.14     Form of Guarantee Agreement in respect of Hartford Capital
          III (incorporated herein by reference to Exhibit 4.17 to the
          Registration Statement on Form S-3 (Registration No.
          333-12617) of The Hartford, Hartford Capital II, Hartford
          Capital III and Hartford Capital IV).
 4.15     Form of Amended and Restated Trust Agreement for Hartford
          Capital IV (incorporated herein by reference to Exhibit 4.18 to the Registration Statement on Form S-3 (Registration No.
          333-12617) of The Hartford, Hartford Capital II, Hartford
          Capital III and Hartford Capital IV).
 4.16     Form of Preferred Security Certificate for Hartford Capital
          IV (included as Exhibit E of Exhibit 4.15).
 4.17     Form of Guarantee Agreement in respect of Hartford Capital
          IV (incorporated herein by reference to Exhibit 4.20 to the
          Registration Statement on Form S-3 (Registration No.
          333-12617) of The Hartford, Hartford Capital II, Hartford
          Capital III and Hartford Capital IV).
 4.18     Form of Amended and Restated Trust Agreement for Hartford
          Capital V.
 4.19     Form of Preferred Security Certificate for Hartford Capital
          V (included as Exhibit E of Exhibit 4.18).
 4.20     Form of Guarantee Agreement in respect of Hartford Capital
          V.
 4.21     Form of Depositary Receipt.*
 4.22     Form of Depositary Agreement.*
 4.23     Rights Agreement, dated as of November 1, 1995, between ITT
          Hartford and The Bank of New York, as Rights Agent
          (incorporated herein by reference to Exhibit 4.02 to The
          Hartford's Form 10-K for the fiscal year ended December 31,
          1995).
 4.24     Form of Certificate of Voting Powers, Preferences and
          Relative, Participating, Optional and Other Special Rights
          and Qualifications, Limitations or Restrictions of Series A
          Participating Cumulative Preferred Stock of The Hartford
          (attached as Exhibit A to the Rights Agreement filed as
          Exhibit 4.23 hereto).
 4.25     Form of Right Certificate (attached as Exhibit B to the
          Rights Agreement filed as Exhibit 4.23 hereto).
 4.26     Form(s) of Warrant Agreement(s), including form of Warrant.*
 4.27     Specimen Common Share Certificate (incorporated herein by
          reference to Exhibit 4.1 to The Hartford's Registration
          Statement on Form 8-A, dated September 18, 1995, as amended by the Form 8-A/A, filed on November 15, 1995).
 4.28     Form of Purchase Contract Agreement.*
 4.29     Form of Pledge Agreement.*
 5.01     Opinion of Michael S. Wilder.
 5.02     Opinion of Richards, Layton & Finger, special Delaware
          counsel, relating to the legality of the Preferred
          Securities of Hartford Capital III.
 5.03     Opinion of Richards, Layton & Finger, special Delaware
          counsel, relating to the legality of the Preferred
          Securities of Hartford Capital IV.
 5.04     Opinion of Richards, Layton & Finger, special Delaware
          counsel, relating to the legality of the Preferred
          Securities of Hartford Capital V.
12.01     Statement Re: Computation of Ratio of Earnings to Fixed
          Charges and Earnings to Combined Fixed Charges and Preferred
          Stock Dividends.
23.01     Consent of Arthur Andersen LLP.

EXHIBIT
  NO.                             DESCRIPTION
-------                           -----------
23.02     Consent of Michael S. Wilder (included in Exhibit 5.01
          hereto).
23.03     Consent of Richards, Layton & Finger, special Delaware
          counsel (included in Exhibits 5.02, 5.03 and 5.04 hereto).
24.01     Powers of Attorney of certain officers and directors of The
          Hartford.
25.01     Statement of Eligibility and Qualification under the Trust
          Indenture Act of 1939 of Wilmington Trust Company, as
          Trustee for the Junior Subordinated Indenture (incorporated herein by reference to Exhibit 25.01 to The Hartford's
          Registration on Form S-3 (Registration No. 333-12617)).
25.02     Statement of Eligibility and Qualification under the Trust
          Indenture Act of 1939 of Wilmington Trust Company, as
          Property Trustee for the Amended and Restated Trust
          Agreement of Hartford Capital Trust III (incorporated herein by reference to Exhibit 25.04 to The Hartford's Registration
          Statement on Form S-3 (Registration No. 333-12617)).
25.03     Statement of Eligibility and Qualification under the Trust
          Indenture Act of 1939 of Wilmington Trust Company, as
          Guarantee Trustee for the Guarantee for Hartford Capital
          Trust III (incorporated herein by reference to Exhibit 25.07 to the Registration Statement on Form S-3 (Registration No.
          33-98014) of The Hartford, Hartford Capital I, Hartford
          Capital II, Hartford Capital III and Hartford Capital IV,
          filed on February 7, 1996).
25.04     Statement of Eligibility and Qualification under the Trust
          Indenture Act of 1939 of Wilmington Trust Company, as
          Property Trustee for the Amended and Restated Trust
          Agreement of Hartford Capital Trust IV (incorporated by
          reference from Exhibit 25.04 to The Hartford's Registration
          Statement on Form S-3 (Registration No. 333-12617)).
25.05     Statement of Eligibility and Qualification under the Trust
          Indenture Act of 1939 of Wilmington Trust Company, as
          Guarantee Trustee for the Guarantee for Hartford Capital
          Trust IV (incorporated herein by reference to Exhibit 25.09 to the Registration Statement on Form S-3 (Registration
          No.33-98014) of ITT Hartford, Hartford Capital I, Hartford
          Capital II, Hartford Capital III and Hartford Capital IV).
25.06     Statement of Eligibility and Qualification under the Trust
          Indenture Act of 1939 of Wilmington Trust Company, as
          Property Trustee for the Amended and Restated Trust
          Agreement of Hartford Capital Trust V.
25.07     Statement of Eligibility and Qualification under the Trust
          Indenture Act of 1939 of Wilmington Trust Company, as
          Guarantee Trustee for the Guarantee for Hartford Capital
          Trust V.
25.08     Statement of Eligibility and Qualification under the Trust
          Indenture Act of 1939 of The Chase Manhattan Bank (National
          Association), as Trustee for the Senior Debt securities
          (incorporated herein by reference to Exhibit 25.01 to ITT
          Hartford's Registration Statement on Form S-3 (Registration
          No. 33-98014)).
25.09     Statement of Eligibility and Qualification under the Trust
          Indenture Act of 1939 of the Subordinated Trustee, as
          Trustee for the Subordinated Debt Securities.*

---------------
* To be filed by amendment or by a report on Form 8-K pursuant to Item 601 of Regulation S-K.

ITEM 17.  UNDERTAKINGS.

     (a) Rule 415 Offering.

     Each undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

             (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

             (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

          Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by such registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) Filings Incorporating Subsequent Exchange Act Documents by Reference.

     Each undersigned registrant hereby undertakes that, for purpose of determining any liability under the Securities Act of 1933, each filing of such registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Acceleration of Effectiveness.

     Insofar as indemnifications for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrants pursuant to the foregoing provisions, or otherwise, the registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by a registrant of expenses incurred or paid by a director, officer or controlling person, if any, of such registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, such registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     (d) Rule 430A Offering.

     Each undersigned registrant hereby undertakes that:

          (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) of
     (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

          (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (e) Equity Offerings of nonreporting registrants.

     Each undersigned registrant hereby undertakes to provide to the underwriter at the closing specified in the underwriting agreements certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

     (f) Qualification of Trust Indentures for Delayed Offerings.

     Each undersigned registrant hereby undertakes to file an application for the purpose of determining eligibility of the trustee to act under subsection
(a) of section 310 of the Trust Indenture Act ("Act") in accordance with the rules and regulations prescribed by the Commission under section 305(b)(2) of the Act.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, The Hartford Financial Services Group, Inc. (i) certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and (ii) has duly caused this Registration Statement on Form S-3 and Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 (No. 333-12617) to be signed on its behalf by the undersigned, thereunto duly authorized, in Hartford, Connecticut, on this 9th day of November, 2000.

                                         THE HARTFORD FINANCIAL SERVICES GROUP,
                                         INC.

                                          By:      /s/ C.M. O'HALLORAN

                                            ------------------------------------
                                                      C.M. O'Halloran
                                               Vice President and Director of
                                                        Corporate Law

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-3 and Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 (No. 333-12617) has been signed by the following persons in the capacities and on the dates indicated.

                      SIGNATURE                                        TITLE                        DATE
                      ---------                                        -----                        ----
                          *                            Chairman, President, Chief Executive   November 9, 2000
-----------------------------------------------------          Officer and Director
                     Ramani Ayer                           (Principal Executive Officer)

                          *                                 Vice Chairman and Director        November 9, 2000
-----------------------------------------------------
                  Lowndes A. Smith

                          *                               Executive Vice President, Chief     November 9, 2000
-----------------------------------------------------     Financial Officer and Director
                  David K. Zwiener                         (Principal Financial Officer)

                          *                            Senior Vice President and Controller   November 9, 2000
-----------------------------------------------------     (Principal Accounting Officer)
                  John N. Giamalis

                          *                                          Director                 November 9, 2000
-----------------------------------------------------
                  Bette B. Anderson

                          *                                          Director                 November 9, 2000
-----------------------------------------------------
                   Rand V. Araskog

                          *                                          Director                 November 9, 2000
-----------------------------------------------------
                     Dina Dublon

                          *                                          Director                 November 9, 2000
-----------------------------------------------------
                   Donald R. Frahm

                          *                                          Director                 November 9, 2000
-----------------------------------------------------
                  Paul G. Kirk, Jr.

                      SIGNATURE                                        TITLE                        DATE
                      ---------                                        -----                        ----
                          *                                          Director                 November 9, 2000
-----------------------------------------------------
                 Robert W. Selander

                          *                                          Director                 November 9, 2000
-----------------------------------------------------
                 H. Patrick Swygert

                          *                                          Director                 November 9, 2000
-----------------------------------------------------
                   Gordon I. Ulmer

              *By: /s/ C.M. O'HALLORAN
-----------------------------------------------------
                   C.M. O'Halloran
                 as Attorney-in-Fact

                                   SIGNATURE

     Pursuant to the requirements of the Securities Act of 1933, Hartford Capital III (i) certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and (ii) has duly caused this Registration Statement on Form S-3 and Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 (No. 333-12617) to be signed on its behalf by the undersigned, thereunto duly authorized, in Hartford, Connecticut, on this 9th day of November, 2000.

                                         HARTFORD CAPITAL III

                                          By THE HARTFORD FINANCIAL SERVICES
                                             GROUP, INC., as Depositor

                                          By     /s/ J. RICHARD GARRETT

                                            ------------------------------------
                                                     J. Richard Garrett
                                                Vice President and Treasurer

                                   SIGNATURE

     Pursuant to the requirements of the Securities Act of 1933, Hartford Capital IV (i) certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and (ii) has duly caused this Registration Statement on Form S-3 and Post Effective Amendment No. 1 to the Registration Statement on Form S-3 (No. 333-12617) to be signed on its behalf by the undersigned, thereunto duly authorized, in Hartford, Connecticut, on this 9th day of November, 2000.

                                         HARTFORD CAPITAL IV

                                          By THE HARTFORD FINANCIAL SERVICES
                                             GROUP, INC., as Depositor

                                          By     /s/ J. RICHARD GARRETT

                                            ------------------------------------
                                                     J. Richard Garrett
                                                Vice President and Treasurer

                                   SIGNATURE

     Pursuant to the requirements of the Securities Act of 1933, Hartford Capital V (i) certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and (ii) has duly caused this Registration Statement on Form S-3 and Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 (No. 333-12517) to be signed on its behalf by the undersigned, thereunto duly authorized, in Hartford, Connecticut, on this 9th day of November, 2000.

                                         HARTFORD CAPITAL V

                                          By THE HARTFORD FINANCIAL SERVICES
                                             GROUP, INC., as Depositor

                                          By     /s/ J. RICHARD GARRETT

                                            ------------------------------------
                                                     J. Richard Garrett
                                                Vice President and Treasurer